Exhibit 10.1

CREDIT AGREEMENT

among

IPC THE HOSPITALIST COMPANY, INC.,

THE LENDERS NAMED HEREIN,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent, L/C Issuer and Swing Line Lender,

and

WELLS FARGO SECURITIES, LLC,

as Lead Arranger and Sole Bookrunner

Dated as of August 4, 2011

-i-

(continued)

-ii-

(continued)

SCHEDULE I	-	THE LENDERS
SCHEDULE 3.01	-	CONDITIONS PRECEDENT

DISCLOSURE SCHEDULES

SECTION 4.01(G)	-	LITIGATION
SECTION 4.01(H)	-	REAL PROPERTY
SECTION 4.01(J)(II)	-	EQUITY SECURITIES
SECTION 4.01(K)	-	MULTIEMPLOYER PLANS
SECTION 4.01(O)	-	SUBSIDIARIES
SECTION 4.01(U)	-	INSURANCE
SECTION 4.01(V)	-	AGREEMENTS WITH AFFILIATES, ETC.
SECTION 5.02(A)	-	EXISTING INDEBTEDNESS
SECTION 5.02(B)	-	EXISTING LIENS
SECTION 5.02(E)	-	EXISTING INVESTMENTS

EXHIBITS

EXHIBIT A	NOTICE OF LOAN BORROWING
EXHIBIT B	NOTICE OF CONVERSION
EXHIBIT C	NOTICE OF INTEREST PERIOD SELECTION
EXHIBIT D	NOTICE OF SWING LOAN BORROWING
EXHIBIT E	REVOLVING LOAN NOTE
EXHIBIT F	SWING LOAN NOTE

-iii-

(continued)

Page

EXHIBIT G	ASSIGNMENT AGREEMENT
EXHIBIT H	COMPLIANCE CERTIFICATE
EXHIBIT I	COLLATERAL CERTIFICATE
EXHIBIT J	NON-BANK CERTIFICATE

-iv-

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of August 4, 2011, is entered into by and among: (1) IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation (the “Borrower”); (2) each of the financial institutions party to this Agreement from time to time (each a “Lender” and, collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as Administrative Agent, L/C Issuer and Swing Line Lender. Wells Fargo Securities, LLC has been given the title of sole lead arranger (in such capacity, the “Lead Arranger”) and sole bookrunner in connection with this Agreement.

RECITALS

A. The Borrower has requested that the Lenders provide the credit facility set forth in this Agreement to the Borrower.

B. The Lenders are willing to provide such credit facility upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I. INTERPRETATION.

1.01. Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

“Acquired Person” shall mean a Proposed Target that is the subject of a Permitted Acquisition after the Closing Date.

“Acquired Portion” shall have the meaning given to that term in Section 2.01(b)(v).

“Administrative Agent” shall mean Wells Fargo, when acting in its capacity as the administrative agent under any of the Credit Documents, and any successor Administrative Agent appointed pursuant to Section 7.06. In such capacity, Wells Fargo is also acting as collateral agent for the Lender Rate Contract Counterparties and Lender Bank Product Providers.

“Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, managers, joint venturers and partners; provided, however, that in no case shall the Administrative Agent or any Lender be deemed to be an Affiliate of any Loan Party for purposes of this Agreement. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” shall mean this Credit Agreement.

“Anti-Terrorism Law” shall mean each of: (a) the Executive Order; (b) the Patriot Act; (c) the Money Laundering Control Act of 1986, 18 U.S.C. Sect. 1956; and (d) any other Governmental Rule now or hereafter enacted to monitor, deter or otherwise prevent terrorism or the funding or support of terrorism.

“Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans and LIBOR Market Index Rate Loans, its Domestic Lending Office, and (b) in the case of its LIBOR Rate Loans, its Foreign Lending Office.

“Applicable Margin” shall mean, with respect to each Loan (and with respect to the calculation of Letter of Credit fees pursuant to Section 2.02(i)), the per annum margin which is determined pursuant to the Pricing Grid. The Applicable Margin shall be determined as provided in the Pricing Grid and may change as set forth in the definition of Pricing Grid.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Lender” shall have the meaning given to that term in Section 8.05(c).

“Assignment” shall have the meaning given to that term in Section 8.05(c).

“Assignment Agreement” shall have the meaning given to that term in Section 8.05(c).

“Assignment Effective Date” shall have, with respect to each Assignment Agreement, the meaning set forth therein.

“Assignor Lender” shall have the meaning given to that term in Section 8.05(c).

“Base Rate” shall mean, on any day, the greatest of (a) the Federal Funds Rate in effect on the Business Day prior to such day, as published by the Federal Reserve Bank of New York, plus 0.50%, (b) the Prime Rate in effect on such day and (c) the One Month LIBOR Rate for such day (determined on a daily basis as set forth below) plus 1.00%. As used in this definition, “One Month LIBOR Rate” shall mean, with respect to any interest rate calculation for a Loan or other Obligation bearing interest at the Base Rate, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (i) the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent, on the applicable day (provided that if such day is not a Business Day for which a LIBOR Rate is quoted, the next preceding Business Day for which a LIBOR Rate is quoted) at or about 11:00 a.m., London time (or as soon thereafter as practicable), for Dollar deposits being delivered in the London interbank eurodollar currency market for a term of one month commencing on such date of determination, divided by (ii) one minus the Reserve

Requirement in effect on such day. If for any reason rates are not available as provided in clause (i) of the preceding sentence, the rate to be used in clause (i) shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (A) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (B) the rate at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank eurodollar market selected by the Administrative Agent, in each case on the applicable day (provided that if such day is not a Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market, the next preceding Business Day for which Dollar deposits are offered to the Administrative Agent in the London or such offshore interbank eurodollar currency market) at or about 11:00 a.m., London time (or as soon thereafter as practicable) (for delivery on such date of determination) for a one month term.

“Base Rate Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in Section 2.01(d)(i).

“Borrower” shall have the meaning given to such term in clause (1) of the introductory paragraph hereof.

“Borrower Materials” shall have the meaning given to that term in Section 5.01(a).

“Borrowing” shall mean a Revolving Loan Borrowing or a Swing Loan Borrowing, as the context may require.

“Business Day” shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California or New York, New York and (b) if such Business Day is related to a LIBOR Rate Loan or LIBOR Market Index Rate Loan, dealings in Dollar deposits are carried out in the London interbank market.

“Capital Adequacy Requirement” shall have the meaning given to that term in Section 2.11(d).

“Capital Asset” shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person’s balance sheet.

“Capital Expenditures” shall mean, with respect to any Person and any period, all amounts expended by such Person during such period to acquire or to construct Capital Assets (including renewals, improvements and replacements, but excluding repairs in the ordinary course) computed in accordance with GAAP (including all amounts paid or accrued on Capital Leases and other Indebtedness incurred or assumed to acquire Capital Assets).

“Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

“Cash Collateralize” shall mean to pledge and deposit with or deliver to the Administrative Agent, for its own benefit and for the benefit of the L/C Issuer, the Swing Line Lender and/or the Lenders, as applicable, as collateral subject to a first priority, perfected security interest securing the Obligations or the obligations of a Defaulting Lender, as applicable, cash or deposit account balances in an amount equal to the L/C Obligations, Obligations in respect of Swing Line Loans or obligations of a Defaulting Lender, as applicable, pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer or the Swing Line Lender, as applicable (which documents are hereby consented to by the Lenders). Derivatives of such term shall have a corresponding meaning.

“Cash Equivalents” shall mean:

(a) Direct obligations of, or obligations the principal and interest on which are unconditionally guaranteed by, the United States or obligations of any agency of the United States to the extent such obligations are backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

(b) Certificates of deposit maturing within six months from the date of acquisition thereof issued by a commercial bank or trust company organized under the laws of the United States or a state thereof or that is a Lender; provided that (i) such deposits are denominated in Dollars, (ii) such bank or trust company has capital, surplus and undivided profits of not less than $500,000,000 and (iii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or P-1 (or its equivalent) by Moody’s Investors Service, Inc.;

(c) Open market commercial paper maturing within 270 days from the date of acquisition thereof issued by a corporation organized under the laws of the United States or a state thereof; provided such commercial paper is rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or P-1 (or its equivalent) by Moody’s Investors Service, Inc.; and

(d) Any repurchase agreement entered into with a commercial bank or trust company organized under the laws of the United States or a state thereof or that is a Lender; provided that (i) such bank or trust company has capital, surplus and undivided profits of not less than $500,000,000, (ii) such bank or trust company has certificates of deposit or other debt obligations rated at least A-1 (or its equivalent) by Standard and Poor’s Ratings Services or P-1 (or its equivalent) by Moody’s Investors Service, Inc., (iii) the repurchase obligations of such bank or trust company under such repurchase agreement are fully secured by a perfected security interest in a security or instrument of the type described in clause (a), (b) or (c) above and (iv) such security or instrument so securing the repurchase obligations has a fair market value at the time such repurchase agreement is entered into of not less than 100% of such repurchase obligations.

Notwithstanding the foregoing, in no event shall “Cash Equivalents” include auction rate securities.

“Change of Control” shall mean the occurrence of any one or more of the following:

(a) The Borrower shall cease to beneficially own and control, directly or indirectly, one hundred percent (100%) of the Equity Securities of any Subsidiary (other than any Excluded Subsidiary); or

(b) The ownership, directly or indirectly, beneficially or of record, by any person (within the meaning of the Securities Exchange Act of 1934 (the “Act”) and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Securities representing more than 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of the Borrower or any such person acquires control of the Borrower; or

(c) The ownership, directly or indirectly, beneficially or of record, by any group (within the meaning of the Securities Exchange Act of 1934 (the “Act”) and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Securities representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Securities of the Borrower or any such group acquires control of the Borrower; or

(d) A “change of control” or “change in control” or any similar term as defined in any document governing Indebtedness in an aggregate amount exceeding $5,000,000 of any Loan Party which gives the holders of such Indebtedness the right to accelerate or otherwise require payment of such Indebtedness prior to the maturity date thereof or the right to require such Loan Party to redeem, purchase or otherwise defease, or offer to redeem, purchase or otherwise defease, all or any portion of such Indebtedness.

For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Change of Law” shall have the meaning given to that term in Section 2.11(b).

“Closing Date” shall mean August 4, 2011, provided that the satisfaction of all the conditions precedent and the consummation of all of the transactions contemplated in Section 3.01 occurs on or before the end of business on August 5, 2011.

“Collateral” shall mean all property in which the Administrative Agent or any Lender has a Lien to secure the Obligations or the Guaranty.

“Collateral Certificate” shall mean a Collateral Certificate in substantially the form of Exhibit I, appropriately completed and duly executed by the Borrower.

“Commitment Fee” shall have the meaning given to that term in Section 2.05(b).

“Commitment Fee Percentage” shall mean, with respect to the Revolving Loan Commitments at any time, the per annum percentage which is used to calculate Commitment Fees for such Revolving Loan Commitments determined pursuant to the Pricing Grid.

“Communications” shall have the meaning given to that term in Section 8.01(b).

“Compliance Certificate” shall have the meaning given to that term in Section 5.01(a)(iii).

“Confidential Information” shall mean information delivered to any Lender or the Administrative Agent by or on behalf of any Loan Party pursuant to the Credit Documents that is proprietary in nature and that is clearly marked or labeled as being confidential information of such Loan Party; provided; however, that such term does not include information that (a) was publicly known or otherwise known to the receiving party prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by the receiving party or any person acting on its behalf, (c) otherwise becomes known to the receiving party other than through disclosure by any Loan Party or (d) constitutes financial statements delivered to the Lenders and the Administrative Agent under Section 5.01(a) that are otherwise publicly available.

“Contingent Obligation” shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof, and shall, with respect to item (b)(iv) of this definition be marked to market on a current basis.

“Contractual Obligation” of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

“Control Agreement” shall mean a control agreement among the Borrower or a Guarantor, a depository bank, a securities intermediary or a commodity intermediary, as the case may be, and the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent.

“Credit Documents” shall mean and include this Agreement, the Notes, the Guaranty, the Security Documents, each Letter of Credit Application, each Notice of Borrowing, each Notice of Interest Period Selection, each Notice of Conversion, all Lender Rate Contracts, all documents related to Lender Bank Products, the Collateral Certificate, the Fee Letter, and all other documents, instruments and agreements delivered to the Administrative Agent or any Lender pursuant to Section 3.01 and all other documents, instruments and agreements delivered by any Loan Party to the Administrative Agent, the Lead Arranger or any Lender in connection with this Agreement or any other Credit Document on or after the date of this Agreement, including, without limitation, any amendments, consents or waivers, as the same may be amended, restated, supplemented or modified from time to time.

“Credit Event” shall mean the making of any Loan (including a Swing Line Loan) and the making of an L/C Credit Extension. “Credit Event” shall not include the conversion of any Loan or the selection of a new Interest Period for any LIBOR Rate Loan.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Governmental Rules from time to time in effect affecting the rights of creditors generally.

“Decreasing Lender” shall have the meaning given to that term in Section 2.01(b)(v).

“Default” shall mean an Event of Default or any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

“Default Rate” shall have the meaning given to that term in Section 2.07(c).

“Defaulting Lender” shall mean (a) a Lender which has failed to fund its portion of any amount required to be funded by it under this Agreement and has continued in such failure for two (2) Business Days after written notice from the Administrative Agent, (b) a Lender which has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, (c) a Lender which has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not or cannot be satisfied, (d) a Lender which has failed within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (e) a Lender (or the entity that controls such Lender) which has been deemed insolvent by a court or applicable regulators or become the subject of a bankruptcy or insolvency proceeding or is reasonably believed by the Administrative Agent to be insolvent. For the purpose of this definition, “control” of a Lender shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

“Designated Person” shall mean any Person who (i) is named on the list of Specially Designated Nationals or Blocked Persons maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control and/or any other similar lists maintained by the U.S.

Department of the Treasury’s Office of Foreign Assets Control pursuant to authorizing statute, executive order or regulation, (ii) (A) is a Person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order or any related legislation or any other similar executive order(s) or (B) engages in any dealings or transactions prohibited by Section 2 of the Executive Order or is otherwise associated with any such Person in any manner violative of Section 2 of the Executive Order or (iii)(X) is an agency of the government of a country, (Y) an organization controlled by a country, or (Z) a Person resident in a country that is subject to a sanctions program identified on the list maintained by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person.

“Disqualified Securities” shall mean any Equity Security which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is one year following the date of payment and satisfaction in full of the Obligations, (b) is convertible into or exchangeable for (i) debt securities or (ii) any Equity Security referred to in (a) above, in each case at any time on or prior to the date that is one year following the date of payment and satisfaction in full of the Obligations, or (c) is entitled to receive a cash Distribution (other than for taxes attributable to the operations of the business) or a Distribution of Disqualified Securities on or prior to the date that is one year following the date of payment and satisfaction in full of the Obligations.

“Distributions” shall mean the declaration or (without duplication) payment of any distributions or dividends (in cash, property or obligations) on, or other payments on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, repurchase, redemption, retirement or other acquisition of, any Equity Securities of any Loan Party or of any warrants, options or other rights to acquire the same (or to make any payments to any Person, such as “phantom membership” or “phantom stock” payments or similar payments, where the amount is calculated with reference to the fair market or equity value of any Loan Party), but excluding distributions or dividends payable solely in membership interests or shares of common stock of any Loan Party.

“Dollars” and “$” shall mean the lawful currency of the United States and, in relation to any payment under this Agreement, same day or immediately available funds.

“Domestic Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.01(b) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and (b) subsequently, such other office or offices as such Lender may designate to the Administrative Agent as the office at which such Lender’s Base Rate Loans and LIBOR Market Index Rate Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans and LIBOR Market Index Rate Loans will thereafter be made.

“EBITDA” shall mean, for any period to be measured, (a) Net Income (determined on a consolidated basis without duplication in accordance with GAAP) for such period, plus, without duplication (b) to the extent deducted in determining Net Income for such period, the sum of the following for such period: (i) Interest Expense (net of capitalized Interest Expense), (ii) income tax expense, (iii) depreciation and amortization expense, (iv) non-cash expenses related to stock based compensation, (v) non-cash incurred but not reported professional liability expenses (net of any non-cash incurred but not reported credits therefor), (vi) non-cash acquisition fair value adjustments, (vii) extraordinary losses and non-recurring losses during such period and (viii) malpractice claims expense not covered by insurance in an aggregate amount not to exceed $2,000,000 for any period and minus, without duplication (c) to the extent included in determining such Net Income for such period, (i) extraordinary gains and non-recurring gains during such period to be measured and (ii) incurred but not reported professional liability expenses from a prior period that are paid in cash during such period. The EBITDA of an Acquired Person shall only be included from and after the date of such acquisition.

“Effective Amount” shall mean (i) with respect to Revolving Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to (A) any borrowings and prepayments or repayments of Revolving Loans and Swing Line Loans and (B) with respect to Swing Line Loans, any risk participation amongst the Lenders, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Eligible Assignee” shall mean (a) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender; and (b) a Person that is (i) a commercial bank, savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000, (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD, (iii) a finance company, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $100,000,000, or (iv) a Person that is primarily engaged in the business of commercial lending and that is (x) a Subsidiary of a Lender, (y) a Subsidiary of a Person of which a Lender is a Subsidiary, or (z) a Person of which a Lender is a Subsidiary; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Loan Party or any Affiliate of a Loan Party or any natural person.

“Environmental Damages” shall mean all claims, judgments, damages, losses, penalties, liabilities (including strict liability), costs and expenses (including costs of investigation, remediation, defense, settlement and attorneys’ fees and consultants’ fees and any diminution in the value of the security afforded to the Lenders with respect to any real property owned or used by any Loan Party), that are incurred at any time (a) as a result of the existence of any Hazardous Materials upon, about or beneath any real property owned by or leased by any Loan Party or migrating or threatening to migrate to or from any such real property regardless of whether or not caused by or within the control of any Loan Party, (b) arising from any investigation, proceeding or remediation of any location at which any Loan Party or any predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (c) arising in any manner whatsoever out of any violation of Environmental Laws by any Loan Party or with respect to any real property owned or used by any Loan Party.

“Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and safety and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

“Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests, limited liability company interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” shall mean any Person which is treated as a single employer with any Loan Party under Sections 414(b) and (c) of the IRC (and Sections 414(m) and (o) of the IRC for purposes of the provisions relating to Section 412 of the IRC).

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA which could reasonably be expected to give rise to any liability with respect to such withdrawal; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan or Multiemployer Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Event of Default” shall have the meaning given to that term in Section 6.01.

“Excluded Subsidiary” shall mean a direct or indirect Non-Wholly Owned Subsidiary of the Borrower formed or acquired after the date hereof that accounted for less than five percent (5%) of the consolidated revenues of the Borrower for the fiscal year most recently ended for which Financial Statements of the Borrower are available, provided that all Excluded Subsidiaries accounted for less than ten percent (10%) of the consolidated revenues of the Borrower for the fiscal year most recently ended for which Financial Statements of the Borrower are available in the aggregate.

“Evergreen Letter of Credit” shall have the meaning given to that term in Section 2.02(b)(iii).

“Executive Order” shall mean Executive Order No. 13224 on Terrorist Financings: - Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on 23rd September, 2001.

“Existing Letter of Credit” shall mean the existing standby letter of credit No. 637240-40, dated August 1, 2009, in the face amount of $100,000 issued by Comerica Bank for the benefit of Florida Health Plan Administrators LLC for the account of the Borrower.

“FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Wells Fargo on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

“Fee Letter” shall mean, collectively, (a) the letter agreement dated as of May 31, 2011 among the Borrower, the Administrative Agent and the Lead Arranger regarding certain fees payable by the Borrower to the Administrative Agent and the Lead Arranger as expressly indicated therein and (b) any other fee letter executed after the Closing Date by one or more Loan Parties and the Administrative Agent and/or the Lead Arranger in connection with this Agreement.

“Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income and cash flows (and, in the case of financial statements in respect of a fiscal year, statements of retained earnings, or stockholders’ equity or members’ equity or partners’ capital) of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audited financial statements, all prepared in reasonable detail and in accordance with GAAP.

“Foreign Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender pursuant to Section 2.01(b) or by an assignment pursuant to Section 8.05(c), its office designated as such in the applicable documentation executed pursuant to those Sections, as applicable) and (b) subsequently, such other office or offices as such Lender may designate for a particular currency to the Administrative Agent as the office at which such Lender’s LIBOR Rate Loans will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Rate Loans will thereafter be made.

“Foreign Plan” shall mean any employee benefit plan maintained or contributed to by any Loan Party or any ERISA Affiliate which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States from time to time, consistently applied.

“Governmental Authority” shall mean any international, domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory, tax or administrative functions of or pertaining to government, including, without limitation, the Federal Trade Commission, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority and any supra national bodies such as the European Union, and the United States Department of Health and Human Services

“Governmental Authorization” shall mean any permit, license, registration, approval, finding of suitability, authorization, plan, directive, order, consent, exemption, waiver, consent order or consent decree of or from, or notice to, action by or filing with, any Governmental Authority.

“Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

“Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, Governmental Authorization, guidelines, policy or similar form of decision of any Governmental Authority (including all Healthcare Laws).

“Government Reimbursement Program” shall mean (to the extent that any Loan Party participates in one or more of the following): (a) Medicare, the Federal Employees Health Benefit Program under 5 U.S.C. §§ 8902 et seq., the TRICARE program established by the Department of Defense under 10 U.S.C. §§ 1071 et seq. or the Civilian Health and Medical Program of the Uniformed Services under 10 U.S.C. §§ 1079 and 1086, (b) Medicaid or (c) any agent, administrator, intermediary or carrier for any of the foregoing.

“Guarantor” shall mean each now existing or hereafter acquired or created direct or indirect Subsidiary and Related Professional Corporation which becomes a party to the Guaranty.

“Guaranty” shall mean the Guaranty Agreement, dated as of the date hereof, by each Guarantor from time to time party thereto in favor of the Administrative Agent and the Lender Parties.

“Guaranty Obligation” shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof, provided that the term “Guaranty Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum liability in respect thereof.

“Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as “hazardous,” “toxic” or similar descriptions under any Environmental Law.

“Healthcare Laws” shall mean, collectively, any and all federal, state or local laws, rules, regulations, administrative manuals, orders, guidelines and requirements issued under or in connection with Medicare, Medicaid or any other Government Reimbursement Program and any other law governing the licensure or regulation of healthcare providers, professionals, facilities or payors or otherwise governing or regulating the provision of, or payment for, medical services, and any other medical, nursing or other patient-related services now or hereafter provided by the Loan Parties. Healthcare Laws include HIPAA 31 U.S.C. Section 3729, et. Seq. (the “Federal False Claims Act”), the HIPAA Privacy Standards, 42 U.S.C. Section 1320a-7(b) (the “Federal Anti-Kickback Statute”) and 42 U.S.C. 1395nn (the “Physician Self Referral Statute” or “Stark Law”).

“HIPAA” shall mean the Health Insurance Portability and Accountability Act of 1996.

“HIPAA Privacy Standards” shall mean the Standards for Privacy of Individually Identifiable Health Information set forth in 45 C.F.R. Parts 160 and 164.

“Honor Date” shall have the meaning given to that term in Section 2.02(c)(i).

“Increase Effective Date” shall have the meaning given to that term in Section 2.01(b)(iv).

“Increasing Lenders” shall have the meaning given to that term in Section 2.01(b)(i).

“Indebtedness” of any Person shall mean, without duplication:

(a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

(b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for accrued liabilities, tax-related liabilities, non-cash incurred but not reported medical malpractice liabilities, reserves for known medical malpractice claims, and trade accounts payable, provided that such trade accounts payable arise in the ordinary course of business;

(c) All obligations of such Person under conditional sale or other title retention agreements with respect to property or medical practices acquired by such Person, provided that the amount of payables for practice acquisitions and other acquisitions for non-practice entities shall be excluded from Indebtedness;

(d) All obligations of such Person as lessee under or with respect to Capital Leases and synthetic leases and all other off-balance sheet financing;

(e) All obligations of such Person, contingent or otherwise, under or with respect to Surety Instruments;

(f) All Disqualified Securities of such Person;

(g) With respect to any Rate Contracts that have been terminated, the Termination Value thereof;

(h) All obligations of such Person with respect to letters of credit, whether drawn or undrawn, contingent or otherwise;

(i) All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) - (h) above; and

(j) All obligations of other Persons (“Primary Obligors”) of the types described in clauses (a) - (i) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations (and, for purposes of this clause (j), the amount of the Indebtedness of such Person shall be deemed to be the lesser of (x) the amount of all obligations of such Primary Obligors so secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) the property of such Person and (y) the value of such property).

To the extent not included above, “Indebtedness” shall include all Obligations.

“Indemnifiable Taxes” shall have the meaning given to that term in Section 2.12(a).

“Indemnitees” shall have the meaning given to that term in Section 8.03.

“Interest Expense” shall mean, for any period, the sum, for the Loan Parties (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest, fees, charges and related expenses payable during such period to any person in connection with Indebtedness or the deferred purchase price of assets that is treated as interest in accordance with GAAP, (b) the portion of rent actually paid during such period under Capital Leases that should be treated as interest in accordance with GAAP and (c) the net amounts payable (or minus the net amounts receivable) under Rate Contracts accrued during such period (whether or not actually paid or received during such period).

“Interest Period” shall mean, with respect to any LIBOR Rate Loan, the time periods selected by the Borrower pursuant to Section 2.01(c) or Section 2.01(e) which commences on the first day of such Loan or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by the Borrower pursuant to Section 2.01(f) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

“Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business consistent with past practice), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including (x) any Guaranty Obligations of such Person with respect to any obligations of any other Person and (y) any payments made by such Person on account of obligations of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person (other than any Loan Party) which are current assets and arose from sales of inventory in the ordinary course of such Person’s business consistent with past practice or (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business consistent with past practice.

“IRC” shall mean the U.S. Internal Revenue Code of 1986, as amended.

“ISP” shall have the meaning given to that term in Section 2.02(h).

“Joint Venture” shall mean a joint venture, limited liability company, corporation, partnership, other entity or other legal arrangement (whether created pursuant to a contract or conducted through a separate legal entity) formed by a Loan Party and one or more other Persons who are not Loan Parties.

“L/C Advance” shall mean, with respect to each Lender, such Lender’s payment or participation in any L/C Borrowing in accordance with its Revolving Proportionate Share.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan Borrowing.

“L/C Credit Extension” shall mean, with respect to any Letter of Credit, the issuance thereof, the amendment thereof, the extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” shall mean, as the context may require, (a) Wells Fargo in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder and (b) Comerica Bank in its capacity as the issuer of the Existing Letter of Credit; provided that the consent of Comerica Bank as L/C Issuer shall not be required for any assignment hereunder.

“L/C Obligations” shall mean, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Lead Arranger” shall have the meaning given to that term in the introductory paragraph hereof. Except as expressly set forth in Sections 8.02, 8.03 and 8.04(h), the capacity of the Lead Arranger is titular in nature, and the Lead Arranger shall have no special rights or obligations over those of a Lender by reason thereof.

“Lender” and “Lenders” shall have the meaning given to such terms in clause (2) of the introductory paragraph hereof and includes the L/C Issuer and the Swing Line Lender.

“Lender Bank Product Provider” means any Lender or Affiliate of a Lender which provides one or more Lender Bank Products (but in each case, only so long as such Person remains a Lender or an Affiliate of a Person that remains a Lender).

“Lender Bank Products” shall mean each and any of the following types of services or facilities extended to the Borrower by any Lender Bank Product Provider: (a) commercial credit cards; (b) cash management services (including daylight overdrafts, multicurrency accounts, foreign cash letters, merchant card services, controlled disbursement services, ACH transactions, and interstate depository network services), and (c) returned items. The obligations with respect to Lender Bank Products shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.14(a).

“Lender Parties” shall mean, collectively, the Lenders, the Lead Arranger, the Lender Rate Contract Counterparties, the Lender Bank Product Providers and the Administrative Agent.

Lender Rate Contract(s)” means one or more Rate Contracts between the Borrower and one or more Lender Rate Contract Counterparties with respect to the Indebtedness evidenced by this Agreement, on terms acceptable to the Borrower and any Lender Rate Contract Counterparty that is a party to such Rate Contract. Each Lender Rate Contract shall be a Credit Document and shall be secured by the Liens created by the Security Documents to the extent set forth in Section 2.14(a).

“Lender Rate Contract Counterparty” means any Lender or Affiliate of a Lender which enters into a Lender Rate Contract (but in each case, only so long as such Person remains a Lender or an Affiliate of a Person that remains a Lender).

“Lenders” shall have the meaning given to that term in clause (2) of the introductory paragraph hereof and includes the L/C Issuer and the Swing Line Lender (unless the context otherwise requires).

“Letter of Credit” shall mean any of the standby letters of credit issued by the L/C Issuer under this Agreement, either as originally issued or as the same may be supplemented, modified, amended, extended, restated or supplanted and shall include the Existing Letter of Credit.

“Letter of Credit Application” shall mean an application and agreement (including any master letter of credit agreement) for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” shall mean the day that is thirty (30) days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” shall mean an amount equal to the lesser of (a) $5,000,000 and (b) the Total Revolving Loan Commitment. The Letter of Credit Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“LIBOR Market Index Rate” shall mean, for any day, in the case of Dollars, the rate for one month interbank offered rate for deposits in Dollars appearing on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 A.M. (London time) on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation).

“LIBOR Market Index Rate Loans” shall mean a Revolving Loan which then bears interest as provided in clause (iii) of Section 2.01(d).

“LIBOR Rate” shall mean, with respect to any Interest Period for the LIBOR Rate Loans in any Revolving Loan Borrowing consisting of LIBOR Rate Loans, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/16 of one percent) of (a) the rate per annum referred to as the BBA (British Bankers Association) LIBOR RATE as reported on Reuters LIBOR page 1, or if not reported by Reuters, as reported by any service selected by the Administrative Agent on the first day of such Interest Period at or about 11:00 a.m., London time (or as soon thereafter as practicable), for delivery on the second Business Day prior to the first day of such Interest Period for a term comparable to such Interest Period, divided by (b) one minus the Reserve Requirement for such Loans in effect from time to time. If for any reason rates are not available as provided in clause (a) of the preceding sentence, the rate to be used in clause (a) shall be, at the Administrative Agent’s discretion (in each case, rounded upward if necessary to the nearest 1/16 of one percent), (i) the rate per annum at which Dollar deposits are offered to the Administrative Agent in the London interbank eurodollar currency market or (ii) the rate per annum at which Dollar deposits are offered to the Administrative Agent in, or by the Administrative Agent to major banks in, any offshore interbank market selected by the Administrative Agent, in each case on the second Business Day prior to the commencement of such Interest Period at or about 10:00 a.m. London time (or as soon thereafter as practicable) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period and in an amount approximately equal to the amount of the Loan to be made or funded by the Administrative Agent as part of such Borrowing. The LIBOR Rate shall be adjusted automatically as to all LIBOR Rate Loans then outstanding as of the effective date of any change in the Reserve Requirement.

“LIBOR Rate Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (ii) of Section 2.01(d).

“Licenses” shall mean, collectively, any and all licenses (including provisional licenses), certificates of need, accreditations, permits, franchises, rights to conduct business, approvals (by a Governmental Authority or otherwise), consents, qualifications, operating authority and any other authorizations, in each case, related to the business of the Loan Parties.

“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction.

“Loan” shall mean a Revolving Loan or a Swing Line Loan.

“Loan Account” shall have the meaning given to that term in Section 2.08(a).

“Loan Parties” shall mean, collectively, the Borrower, all Subsidiaries of the Borrower and the Related Professional Corporations.

“Management Agreement” shall mean any agreement or arrangement between any Borrower or Subsidiary of the Borrower, on the one hand, and a Related Professional Corporation, on the other hand, pursuant to which the Borrower or such Subsidiary agrees to provide management, practice support, consulting and similar agreements for such Related Professional Corporation.

“Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

“Material Adverse Effect” shall mean any event or circumstance that has or could reasonably be expected to have a material adverse effect on (a) the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Loan Parties taken as a whole, (b) the ability of the Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents or the ability of the Guarantors, collectively, to pay or perform any portion of their obligations in accordance with the terms of the Guaranty and the other Credit Documents; (c) the rights and remedies of the Administrative Agent or any Lender under this Agreement, the Guaranty or any Security Document; (d) the value of the Collateral, the Administrative Agent’s or any Lender’s security interest in the Collateral or the perfection or priority of such security interests; or (e) the validity or enforceability of this Agreement, the Guaranty or any Security Document.

“Material Documents” shall mean, collectively, the Organizational Documents of the Loan Parties.

“Maturity” or maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by the Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

“Maturity Date” shall mean August 4, 2016.

“Medicaid” shall mean the medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§ 1396 et seq.) and any statutes succeeding thereto.

“Medicare” shall mean the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. §§ 1395 et seq.) and any statutes succeeding thereto.

“Multiemployer Plan” shall mean any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by any Loan Party or any ERISA Affiliate.

“Negative Pledge” shall mean a Contractual Obligation which contains a covenant binding on any Loan Party that prohibits Liens on any of its Property, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Permitted Lien which affects only the Property that is the subject of such Permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations.

“Net Income” shall mean with respect to any fiscal period, the net income of the Loan Parties for such period determined on a consolidated basis.

“New Lender” shall have the meaning given to that term in Section 2.01(b)(ii).

“Non-Bank Certificate” shall have the meaning given to that term in Section 2.12(e).

“Non-Bank Lender” shall have the meaning given to that term in Section 2.12(e).

“Non-Consenting Lender” shall have the meaning given to that term in Section 8.04.

“Non-Wholly-Owned Subsidiary” shall mean a direct or indirect Subsidiary of Borrower that is not a Wholly-Owned Subsidiary.

“Nonrenewal Notice Date” shall have the meaning given to that term in Section 2.02(b)(iii).

“Note” shall mean a Revolving Loan Note or a Swing Loan Note.

“Notice of Borrowing” shall mean a Notice of Loan Borrowing or a Notice of Swing Loan Borrowing.

“Notice of Conversion” shall have the meaning given to that term in Section 2.01(e).

“Notice of Interest Period Selection” shall have the meaning given to that term in Section 2.01(f)(ii).

“Notice of Loan Borrowing” shall have the meaning given to that term in Section 2.01(c).

“Notice of Swing Loan Borrowing” shall mean a notice of a Swing Loan Borrowing pursuant to Section 2.03(b), which, if in writing, shall be substantially in the form of Exhibit D.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed or owing by the Borrower of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest (including interest that accrues after the commencement of any bankruptcy or other insolvency proceeding by or against the Borrower, whether or not allowed or allowable), fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to and payable by the Borrower hereunder and thereunder.

“Organizational Documents” shall mean, with respect to any Person, collectively, (a) such Person’s articles or certificate of incorporation, articles or certificate of organization, certificate of limited partnership, certificate of formation, or comparable documents filed or recorded with the applicable Governmental Authority of such Person’s jurisdiction of formation and (b) such Person’s, bylaws, limited liability company agreement, partnership agreement or other comparable organizational or governing documents.

“Other Taxes” shall have the meaning given to such term in Section 2.12(b).

“Participant” shall have the meaning given to that term in Section 8.05(b).

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (commonly known as the USA Patriot Act).

“PBGC” shall mean the Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan and a Foreign Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Loan Party or any ERISA Affiliate or to which a Loan Party or any ERISA Affiliate contributes or has an obligation to contribute.

“Permitted Acquisition” shall mean any acquisition permitted under Section 5.02(d)(ii).

“Permitted Indebtedness” shall have the meaning given to that term in Section 5.02(a).

“Permitted Liens” shall have the meaning given to that term in Section 5.02(b).

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

“Platform” shall have the meaning set forth in Section 8.01(b).

“Pledged Intercompany Notes” shall mean original demand promissory notes in favor of one or more of the Borrower and the Guarantors evidencing intercompany advances pledged to the Administrative Agent pursuant to the Security Agreement.

“Pricing Grid” shall mean,

Pricing Grid
Tier	Total Leverage Ratio	Applicable Margin for LIBOR Rate Loans and LIBOR Market Index Rate Loans	Applicable Margin for Base Rate Loans	Commitment Fee Percentage
I	< 1.00	0.75%	0.00%	0.250%
II	> 1.00	1.25%	0.25%	0.250%

Any increase or decrease in the Applicable Margin and Commitment Fee Percentage resulting from a change in the Total Leverage Ratio shall become effective as of the fifth Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.01(a)(iii); provided, however, that if no Compliance Certificate is delivered when due in accordance with such Section, then Tier II shall apply as of the date of the failure to deliver such Compliance Certificate until such date as the Borrower delivers such Compliance

Certificate in form and substance acceptable to the Administrative Agent and thereafter the Applicable Margin shall be based on the Total Leverage Ratio indicated on such Compliance Certificate until such time as the Applicable Margin is further adjusted as set forth in this definition. Notwithstanding anything to the contrary herein, the Applicable Margin and Commitment Fee Percentage in effect as of the Closing Date shall be set at Tier I until the first adjustment to occur after December 31, 2011. If the Total Leverage Ratio reported in any Compliance Certificate shall be determined to have been incorrectly reported and (a) if correctly reported would have resulted in a higher Applicable Margin or Commitment Fee Percentage, then the Applicable Margin and Commitment Fee Percentage shall be retroactively adjusted to reflect the higher rate that would have been applicable had the Total Leverage Ratio been correctly reported in such Compliance Certificate and the additional amounts resulting therefrom shall be due and payable by the Borrower upon demand from the Administrative Agent or any Lender (the Borrower’s obligations to pay such additional amounts shall survive the payment and performance of all other Obligations and the termination of this Agreement) or (b) if correctly reported would have resulted in a lower Applicable Margin or Commitment Fee Percentage, then the Applicable Margin and Commitment Fee Percentage shall be retroactively adjusted to reflect the lower rate that would have been applicable had the Total Leverage Ratio been correctly reported in such Compliance Certificate and the excess amounts paid to the Administrative Agent (for the benefit of the Lenders) resulting therefrom shall be credited against future interest payments, if any, owing by the Borrower in respect of the Obligations (but in no event shall the Administrative Agent or the Lenders be obligated to pay any excess amounts to the Borrower).

“Prime Rate” shall mean the per annum rate of interest most recently announced within Wells Fargo at its principal office in San Francisco, California as its Prime Rate, with the understanding that Wells Fargo’s Prime Rate is one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each such change in the Prime Rate occurs.

“Provider” shall mean any hospitalist, physician, nurse practitioner, physician assistant or related professional employed by a Loan Party.

“Proposed Change” shall have the meaning given to that term in Section 8.04.

“Proposed Target” shall have the meaning given to that term in Section 5.02(d).

“Public Lender” shall have the meaning given to that term in Section 5.01(a).

“Rate Contract” shall mean any agreement with respect to any swap, cap, collar, hedge, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

“Receipt Date” shall have the meaning given to that term in Section 2.06(c)(v).

“Reduction Notice” shall have the meaning given to that term in Section 2.04(a).

“Register” shall have the meaning given to that term in Section 8.05(d).

“Reimbursement Approval” shall mean, with respect to all Third Party Payor Arrangements, any and all certifications, provider number, provider agreements, participation agreements, accreditations and any other similar arrangements with or approvals by Governmental Authorities or other Persons.

“Related Professional Corporation” shall mean any Person (a) that is owned by one or more physicians and/or independent contractor physicians, in each case to whom the Borrower or a Subsidiary of the Borrower provides management services pursuant to a management services, practice support or similar agreement and (b) whose revenues and expenses are included in the consolidated financial statements of the Borrower.

“Relevant Sale” shall have the meaning given to that term in Section 2.06(c)(iv).

“Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA and applicable regulations thereunder (other than events for which the thirty (30) day notice period has been waived).

“Required Lenders” shall mean, at any time, the Lenders whose Revolving Proportionate Shares then exceed fifty percent (50%) of the total Revolving Proportionate Shares of all Lenders; provided that at any time any Lender is a Defaulting Lender, such Defaulting Lender shall be excluded in determining “Required Lenders”, and “Required Lenders” shall mean at such time non-Defaulting Lenders having total Revolving Proportionate Shares exceeding fifty percent (50%) of the total Revolving Proportionate Shares of all non-Defaulting Lenders; provided that, in no event shall Required Lenders consist of fewer than two non-Defaulting Lenders at any time at which there shall be at least two non-Defaulting Lenders party to this Agreement, and for purposes of the foregoing, Lenders that are Affiliates of one another shall be treated as a single Lender.

“Requirement of Law” applicable to any Person shall mean (a) such Person’s Organizational Documents, (b) any Governmental Rule applicable to such Person, (c) any Governmental Authorization granted by or obtained from any Governmental Authority or under any Governmental Rule for the benefit of such Person or (d) any judgment, decision, award, decree, writ or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Rate Loan and for any calculation of the One Month LIBOR Rate, the aggregate of the maximum of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term “reserve requirement” shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority.

“Responsible Officer” shall mean, with respect to a Loan Party, the chief executive officer, president, chief operating officer, chief financial officer, vice president of finance or treasurer of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party and any request or other communication conveyed telephonically or otherwise by a Responsible Officer of a Loan Party (or any Person reasonably believed by the Administrative Agent to be a Responsible Officer of a Loan Party) shall be conclusively presumed to have been authorized by all necessary corporate, company, partnership and/or other action on the part of such Loan Party and such Responsible Officer (or such Person reasonably believed by the Administrative Agent to be a Responsible Officer) shall be conclusively presumed to have acted on behalf of such Loan Party.

“Revolving Loan” shall have the meaning given to that term in Section 2.01(a).

“Revolving Loan Borrowing” shall mean a borrowing by the Borrower consisting of the Revolving Loans made by each of the Lenders to the Borrower on the same date and of the same Type pursuant to a single Notice of Loan Borrowing for Revolving Loans.

“Revolving Loan Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Revolving Loan Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed in accordance with this Agreement, such Dollar amount as may be set forth for such Lender in the Register.

“Revolving Loan Note” shall have the meaning given to that term in Section 2.08(b).

“Revolving Proportionate Share” shall mean:

(a) With respect to any Lender so long as the Revolving Loan Commitments are in effect, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Revolving Loan Commitment at such time to (ii) the Total Revolving Loan Commitment at such time; and

(b) With respect to any Lender at any other time, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the sum of (A) the aggregate Effective Amount of such Lender’s Revolving Loans, (B) such Lender’s pro rata share of the Effective Amount of all L/C Obligations, and (C) such Lender’s pro rata share of the aggregate Effective Amount of all Swing Line Loans to (ii) the sum of (A) the aggregate Effective Amount of all Revolving Loans and Swing Line Loans and (B) the Effective Amount of all L/C Obligations.

The initial Revolving Proportionate Share of each Lender is set forth under the caption “Revolving Proportionate Share” opposite such Lender’s name on Schedule I.

“Sale and Leaseback” shall mean, with respect to any Person, the sale of Property owned by such Person (the “Seller”) to another Person (the “Buyer”), together with the substantially concurrent leasing of such Property by the Buyer to the Seller.

“Security Agreement” shall mean that certain Security Agreement, dated as of the date hereof, among the Borrower, each Guarantor party thereto and the Administrative Agent.

“Security Documents” shall mean and include the Security Agreement, each Control Agreement, each pledge agreement or security agreement delivered in accordance with Section 5.01(i) or Section 5.01(k), each deed of trust or mortgage and all other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings) delivered to the Administrative Agent or any Lender in connection with any Collateral or to secure the Obligations or the obligation of a Guarantor under the Credit Documents.

“Sole Bookrunner” shall mean Wells Fargo Securities, LLC, in its capacity as sole bookrunner in connection with this Agreement.

“Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s property would constitute an unreasonably small capital.

“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interests having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries or (c) any other Person included in the Financial Statements of such Person on a consolidated basis. Unless otherwise indicated in this Agreement, “Subsidiary” shall mean a Subsidiary of the Borrower.

“Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

“Swing Line” shall mean the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.03.

“Swing Line Lender” shall mean Wells Fargo in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” shall mean the meaning specified in Section 2.03(a).

“Swing Line Settlement Date” shall mean the fifteenth day of each month and the last Business Day of each month.

“Swing Line Sublimit” shall mean an amount equal to the lesser of (a) $10,000,000 and (b) the Total Revolving Loan Commitment. The Swing Line Sublimit is part of, and not in addition to, the Total Revolving Loan Commitment.

“Swing Loan Borrowing” shall mean a borrowing of a Swing Line Loan.

“Swing Loan Note” shall have the meaning given to that term in Section 2.08(c).

“Taxes” shall mean all taxes, assessments, charges, duties, fees, levies or other governmental charges, including, without limitation, all U.S. federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, property, excise, severance, windfall profits, stamp, license, payroll, social security, withholding and other taxes, assessments, charges, duties, fees, levies or other governmental charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

“Tax Return” shall mean all tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information returns) for Taxes.

“Termination Value” shall mean, in respect of any one or more Rate Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Rate Contracts, (a) for any date on or after the date such Rate Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Rate Contracts, as determined by the Administrative Agent based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Rate Contracts which may include any Lender.

“Third Party Payor Arrangements” shall mean any and all arrangements with Medicare, Medicaid, TRICARE/CHAMPVA and any other Governmental Authority or quasi-public agency, Blue Cross, Blue Shield, any managed care plans and organizations including, without limitation, health maintenance organizations and preferred provider organizations, private commercial insurance companies and any similar third party arrangements, plans or programs for payment or reimbursement in connection with health care services, products or supplies by any Subsidiary, Related Professional Corporation or their respective Providers.

“Total Funded Debt” shall mean all Indebtedness of the Loan Parties (determined on a consolidated basis without duplication in accordance with GAAP).

“Total Leverage Ratio” shall mean, at any time, the ratio of (a) Total Funded Debt at such time, to (b) EBITDA for the four fiscal quarter period most recently ended for which Financial Statements of the Borrower are available.

“Total Revolving Loan Commitment” shall mean, at any time, Seventy Five Million Dollars ($75,000,000) or, if such amount is reduced pursuant to Section 2.04(a) or (b), the amount to which so reduced and in effect at such time or, if such amount is increased pursuant to Section 2.01(b), the amount to which it is increased and in effect at such time.

“Type” shall mean, with respect to any Loan or Borrowing at any time, the classification of such Loan or Borrowing by the type of interest rate it then bears, whether an interest rate based upon the Base Rate, the LIBOR Market Index Rate or the LIBOR Rate, as applicable.

“United States” and “U.S.” shall mean the United States of America.

“Unreimbursed Amount” shall have the meaning set forth in Section 2.02(c)(i).

“Unused Revolving Commitment” shall mean, at any time, the remainder of (a) the Total Revolving Loan Commitment at such time minus (b) the sum of the Effective Amount of all Revolving Loans and the Effective Amount of all L/C Obligations outstanding at such time. For the avoidance of doubt, Swing Line Loans shall not be counted as Revolving Loans for purposes of determining the amount of Unused Revolving Commitment.

“Wells Fargo” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

“Wholly-Owned Subsidiary” shall mean any Person in which 100% of the Equity Securities of each class having ordinary voting power, and 100% of the Equity Securities of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Borrower, or by one or more Wholly-Owned Subsidiaries of the Borrower, or both.

1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP applied in a consistent manner with the principles used in the preparation of the Financial Statements referred to in item (d) of Schedule 3.01, including the application of Account Standards Codification Topic 810-10. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness and other liabilities of the Borrower and the other Loan Parties shall be deemed to be carried at 100% of the outstanding principal amount thereof, and, to the extent applicable, the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded. If GAAP changes or if the consolidated Financial Statements of the Borrower no longer include all of the financial data of the Related Professional Corporations, as applicable, during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, the Borrower, the Lenders and the Administrative Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Loan Parties’ financial condition to substantially the same criteria as were effective prior to such change in GAAP or exclusion of any financial data of the Related Professional Corporations; provided, however, that, until the Borrower, the Lenders and the Administrative Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP, as in effect immediately prior to such change in GAAP.

1.03. Headings. The table of contents, captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

1.05. Time. All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

1.06. Governing Law. This Agreement and, unless otherwise expressly provided in any such Credit Document, each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. The scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of the Credit Documents, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims.

1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, the Borrower, the Lenders, the Administrative Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Borrower, any Lender or the Administrative Agent.

1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of the Borrower, the Lenders and the Administrative Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof including, except to the extent expressly set forth therein, the commitment letter dated as of May 31, 2011 among the Borrower, the Administrative Agent and the Lead Arranger but excluding the Fee Letter.

1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

1.10. References.

(a) References in this Agreement to “Recitals,” “Sections,” “Paragraphs,” “Exhibits” and “Schedules” are to recitals, sections, paragraphs, exhibits and schedules herein and hereto unless otherwise indicated.

(b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments hereto or thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby or thereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, restated, modified and supplemented from time to time and in effect at any given time if such amendment, restatement, modification or supplement is permitted hereby or thereby.

(c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

(d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any successors to and permitted assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

1.11. Other Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

1.12. Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

ARTICLE II. CREDIT FACILITY.

2.01. Loan Facility.

(a) Revolving Loan Availability. On the terms and subject to the conditions of this Agreement, each Lender severally agrees to advance to the Borrower from time to time during the period beginning on the Closing Date up to, but not including the Maturity Date such loans in Dollars as the Borrower may request under this Section 2.01(a) (individually, a “Revolving Loan”); provided, however, that (i) the sum of (A) the Effective Amount of all Revolving Loans made by such Lender at any time outstanding and (B) such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations and all Swing Line Loans at any time outstanding shall not exceed such Lender’s Revolving Loan Commitment at such time and (ii) the sum of (A) the Effective Amount of all Revolving Loans made by all the Lenders at any time outstanding and (B) the Effective Amount of all L/C Obligations and Swing Line Loans at any time outstanding shall not exceed the Total Revolving Loan Commitment at such time. All Revolving Loans shall be made on a pro rata basis by the Lenders in accordance with their respective Revolving Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Lender equal to such Lender’s Revolving Proportionate Share of such Revolving Loan Borrowing. Except as otherwise provided herein, the Borrower may borrow, repay and reborrow Revolving Loans until the Maturity Date.

(b) Optional Increases.

(i) On the terms and subject to the conditions set forth below, Borrower may, at any time before the Maturity Date, increase the Total Revolving Loan Commitment; provided that:

(A) after giving effect to the requested increase, the aggregate amount of the increases in the Total Revolving Loan Commitment shall not exceed $25,000,000;

(B) all required third party consents and approvals shall have been obtained;

(C) prior to the date of any proposed increase, the Total Revolving Loan Commitment shall not have been decreased pursuant to Section 2.04(a);

(D) each such increase in the Total Revolving Loan Commitment shall be equal to $5,000,000 or an integral multiple of $5,000,000 in excess thereof;

(E) there shall be no more than four (4) increases in the Total Revolving Loan Commitment pursuant to this Section 2.01(b);

(F) no Default shall have occurred and be continuing or shall occur as a result of such increase; and

(G) the Borrower and the Guarantors shall have executed and delivered such documents and instruments and taken such other actions as may be reasonably requested by the Administrative Agent in connection with such increases in the Total Revolving Loan Commitment (including documents related to real property Collateral (if any), insurance endorsements, new or amended Notes, any related fee letters, documents evidencing the increased Revolving Loan Commitment held by any applicable Lender, any joinder agreements related to a New Lender, reaffirmations of the Guaranty, resolutions regarding the increase in the Total Revolving Loan Commitment and related actions taken by the Borrower and the Guarantors, certified as true and correct by a Responsible Officer and legal opinions, all in form and substance reasonably satisfactory to the Administrative Agent).

Any request under this Section 2.01(b) shall be submitted by the Borrower to the Administrative Agent (which shall promptly forward copies to the Lenders), specify the proposed effective date and amount of such increase (and whether such increase shall be an increase in the Total Revolving Loan Commitment) and be accompanied by a certificate of a Responsible Officer stating that no Default exists or will occur as a result of such increase. If any fees are to be paid or offered in connection with such increase, the Administrative Agent (with the consent of Borrower) may also specify any fees offered to those Lenders (the “Increasing Lenders”) which agree to increase the amount of their respective Revolving Loan Commitment, which fees may be variable based upon the amount by which any such Lender is willing to increase the amount of its Revolving Loan Commitment; no Lender which is not an Increasing Lender shall be entitled to receive any such fees. No Lender shall have any obligation, express or implied, to offer to increase the amount of its Revolving Loan Commitment. Only the consent of each Increasing Lender shall be required for an increase in the amount of the Total Revolving Loan Commitment pursuant to this Section 2.01(b)(i). No Lender which elects not to increase the amount of its Revolving Loan Commitment may be replaced in respect of its existing Revolving Loan Commitment as a result thereof without such Lender’s written consent.

(ii) Each Increasing Lender shall, as soon as practicable after the Borrower has submitted its request under Section 2.01(b)(i), specify the amount of the proposed increase in its Revolving Loan Commitment which it is willing to offer. To the extent the increased Revolving Loan Commitment of the Increasing Lenders is insufficient or there are no Increasing Lenders, the Borrower may designate new lenders who qualify as Eligible Assignees and which are reasonably acceptable to the Administrative Agent as additional Lenders hereunder in accordance with this Section 2.01(b)(ii) (each such new Lender being a “New Lender”), which New Lender may assume all or a portion of the increase in the amount of the Total Revolving Loan Commitment. The Borrower shall pay a fee to the Administrative Agent solely for the account of the Administrative Agent in connection with any such increase as set forth in the Fee Letter. The Borrower and the Administrative Agent shall have discretion jointly to adjust the allocation of the increased aggregate principal amount of the Total Revolving Loan Commitment among Increasing Lenders and New Lenders.

(iii) Each New Lender designated by the Borrower and reasonably acceptable to the Administrative Agent shall become an additional party hereto as a New Lender concurrently with the effectiveness of the proposed increase in the amount of the Total Revolving Loan Commitment upon its execution of an instrument of joinder (which may contain such modifications to this Agreement and terms and conditions relating thereto as may be necessary to ensure that such Revolving Loan Commitments are treated as Revolving Loan Commitments for all purposes under the Credit Documents), in each case prepared by the Administrative Agent and otherwise in form and substance reasonably satisfactory to the Administrative Agent. Each New Lender shall provide the documentation required by Section 2.12(e).

(iv) Subject to the foregoing, any increase in the Total Revolving Loan Commitment requested by the Borrower shall be effective as of the date proposed by the Borrower (the “Increase Effective Date”) and shall be in the principal amount equal to (i) the amount which the Increasing Lenders are willing to assume as increases to the amount of their Revolving Loan Commitments plus (ii) the amount offered by the New Lenders with respect to the Total Revolving Loan Commitment, in either case as adjusted by the Borrower and the Administrative Agent pursuant to the last sentence of Section 2.01(b)(ii).

(v) On or prior to the Increase Effective Date, with respect to any increase in the Total Revolving Loan Commitment, the Administrative Agent shall notify each Lender of the amount required to be paid by or to such Lender so that the Revolving Loans held by the Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) shall be held by each Lender pro rata in accordance with the Revolving Loan Commitments of the Lenders as adjusted pursuant to the last sentence of Section 2.01(b)(ii). Each Lender which is required to reduce the amount of Revolving Loans held by it (each such Lender, a “Decreasing Lender”) shall irrevocably assign, without recourse or warranty of any kind whatsoever (except that each Decreasing Lender warrants that it is the legal and beneficial owner of the Revolving Loans assigned by it under this Section 2.01(b)(v) and that such Revolving Loans are held by such Decreasing Lender free and clear of adverse claims), to each Increasing Lender and New Lender participating in the applicable increase in the Total Revolving Loan Commitment, and each applicable Increasing Lender and New Lender shall irrevocably acquire from the Decreasing Lenders, a portion of the principal amount of the Revolving Loans of each Decreasing Lender (collectively, the “Acquired Portion”) outstanding on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date) in an amount such that the principal amount of the Revolving Loans held by each applicable Increasing Lender, New Lender and Decreasing Lender as of the Increase Effective Date shall be held in accordance with each such Lender’s Revolving Proportionate Share (if any) as of such date. Such assignment and acquisition shall be effective on the Increase Effective Date automatically and without any action required on the part of any party other than the payment by the applicable Increasing Lenders and New Lenders to the Administrative Agent for the account of the Decreasing Lenders of an aggregate amount equal to the Acquired Portion, which amount shall be allocated and paid by the Administrative Agent at or before 12:00 p.m. on the Increase Effective Date to the Decreasing Lenders pro rata based upon the respective reductions in the principal amount of the Revolving Loans held by such Lenders on the Increase Effective Date (before giving effect to any new Revolving Loans made on such date). Each of the Administrative Agent and the Lenders shall adjust its records accordingly to reflect the payment of the Acquired Portion. The payments to be made in respect of the Acquired Portion shall be made by the applicable Increasing Lenders and New Lenders to the Administrative Agent in Dollars in immediately available funds at or before 11:00 a.m. on the Increase Effective Date, such payments to be made by the applicable Increasing Lenders and New Lenders pro rata based upon the respective increases in the amount of the Revolving Loan Commitments held by such Lenders on the Increase Effective Date.

(vi) To the extent any of the Revolving Loans acquired by the applicable Increasing Lenders and New Lenders from the Decreasing Lenders pursuant to Section 2.01(b)(v) above are LIBOR Rate Loans and the Increase Effective Date is not the last day of an Interest Period for such LIBOR Rate Loans, the Decreasing Lenders shall be entitled to compensation from the Borrower as provided in Section 2.13 (as if Borrower had prepaid such Revolving Loans in an amount equal to the Acquired Portion on the Increase Effective Date).

(c) Notice of Loan Borrowing. The Borrower shall request each Revolving Loan Borrowing by delivering to the Administrative Agent an irrevocable written notice substantially in the form of Exhibit A (a “Notice of Loan Borrowing”), duly executed by a Responsible Officer of the Borrower and appropriately completed (or, in the case of a Notice of Loan Borrowing for a Revolving Loan Borrowing, shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Loan Borrowing for such Revolving Loan Borrowing, which may be delivered by facsimile), which specifies, among other things:

(i) The principal amount of the requested Revolving Loan Borrowing, which shall be in the amount of $100,000 or an integral multiple of $100,000 in excess thereof;

(ii) Whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans, LIBOR Rate Loans or LIBOR Market Index Rate Loans;

(iii) If the requested Revolving Loan Borrowing is to consist of LIBOR Rate Loans, the initial Interest Periods selected by the Borrower for such LIBOR Rate Loans in accordance with Section 2.01(f); and

(iv) The date of the requested Revolving Loan Borrowing, which shall be a Business Day.

The Borrower shall give each Notice of Loan Borrowing for Revolving Loans to the Administrative Agent not later than (1) 11:00 a.m. at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Rate Loans and (2) 11:00 a.m. at least one (1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Base Rate Loans or LIBOR Market Index Rate Loans. Each Notice of Loan Borrowing shall be delivered by first-class mail or facsimile or by e-mail containing a PDF of such signed and completed Notice of Loan Borrowing to the Administrative Agent at the office or facsimile number or e-mail address, as the case may be, and during the hours specified in Section 8.01; provided, however, that, if requested by the Administrative Agent, the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Loan Borrowing initially delivered by facsimile or e-mail. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Loan Borrowing for Revolving Loans and of the amount and Type of (and, if applicable, the Interest Period for) the Revolving Loan to be made by such Lender as part of the requested Revolving Loan Borrowing. Notwithstanding the foregoing, the Loans advanced on the Closing Date shall be Base Rate Loans or LIBOR Market Index Rate Loans.

(d) Interest Rates. The Borrower shall pay interest on the unpaid principal amount of each Revolving Loan from the date of such Revolving Loan until paid in full, at one of the following rates per annum:

(i) During such periods as such Loan is a Base Rate Loan, at a rate per annum equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change;

(ii) During such periods as such Loan is a LIBOR Rate Loan, at a rate per annum equal at all times during each Interest Period for such LIBOR Rate Loan to the LIBOR Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change; and

(iii) During such periods as such Loan is a LIBOR Market Index Rate Loan, at a rate per annum equal to the LIBOR Market Index Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or the LIBOR Market Index Rate shall change

All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to maturity, bear interest at one, and only one, of the above rates. The number of Revolving Loan Borrowings consisting of LIBOR Rate Loans shall not exceed ten (10) in the aggregate at any time.

(e) Conversion of Loans. Subject to Section 2.13, the Borrower may convert any Revolving Loan Borrowing from one Type of Revolving Loan Borrowing to the other Type; provided, however, that any conversion shall be in the amount of $100,000 or an integral multiple of $100,000 in excess thereof; provided, further, that (i) no Loan may be converted into a LIBOR Rate Loan after the occurrence and during the continuance of an Event of Default and (ii) any conversion of a LIBOR Rate Loan on any day other than the last day of the Interest Period therefor shall be subject to the payments required under Section 2.13. The Borrower shall request such a conversion by delivering to the Administrative Agent an irrevocable written notice to the Administrative Agent substantially in the form of Exhibit B (a “Notice of Conversion”), duly executed by a Responsible Officer of the Borrower and appropriately completed (or shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Conversion, which may be delivered by facsimile or e-mail), which specifies, among other things:

(i) The Revolving Loan Borrowing which is to be converted;

(ii) The Type of Revolving Loan Borrowing into which such Revolving Loan Borrowing is to be converted;

(iii) If such Revolving Loan Borrowing is to be converted into a Revolving Loan Borrowing consisting of LIBOR Rate Loans, the initial Interest Period selected by the Borrower for such LIBOR Rate Loans in accordance with Section 2.01(f), as applicable; and

(iv) The date of the requested conversion, which shall be a Business Day.

The Borrower shall give each Notice of Conversion to the Administrative Agent not later than 11:00 a.m. at least three (3) Business Days before the date of the requested conversion of a Base Rate Loan or LIBOR Market Index Rate Loan into a LIBOR Rate Loan or at least one (1) Business Day before the date of the requested conversion of (x) a Base Rate Loan into a LIBOR Market Index Rate Loan or vice versa or (y) a LIBOR Rate Loan into a Base Rate Loan or LIBOR Market Index Loan . Each Notice of Conversion shall be delivered by first-class mail or facsimile or by e-mail containing a PDF of such signed and completed Notice of Conversion to the Administrative Agent at the office or to the facsimile number or e-mail address and during the hours specified in Section 8.01; provided, however, that, if requested by the Administrative Agent, the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Conversion initially delivered by facsimile or e-mail. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Conversion relating to Revolving Loans.

(f) LIBOR Rate Loan Interest Periods.

(i) The initial and each subsequent Interest Period selected by the Borrower for a Revolving Loan Borrowing consisting of LIBOR Rate Loans shall be one (1), two (2), three (3) or six (6) months; provided, however, that (A) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; (C) no Interest Period shall end after the Maturity Date; and (D) no LIBOR Rate Loan shall be made or continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default.

(ii) The Borrower shall notify the Administrative Agent of the Borrower’s selection of a new Interest Period for a Revolving Loan Borrowing by an irrevocable written notice substantially in the form of Exhibit C (a “Notice of Interest Period Selection”), duly executed by a Responsible Officer of the Borrower and appropriately completed (or shall notify the Administrative Agent by telephone, to be promptly confirmed by the delivery to the Administrative Agent of a signed Notice of Interest Period Selection, which may be delivered by facsimile or e-mail), not later than 11:00 a.m. at least three (3) Business Days prior to the last day of each Interest Period for a Revolving Loan Borrowing consisting of LIBOR Rate Loans; provided, however, that no LIBOR Rate Loan shall be continued for an additional Interest Period after the occurrence and during the continuance of an Event of Default. Each Notice of Interest Period Selection shall be given by first-class mail or facsimile or by e-mail containing a PDF of such signed and completed Notice of Interest Period Selection to the Administrative Agent to the office or the facsimile number or e-mail address and during the hours specified in Section 8.01; provided, however, that, if requested by the Administrative Agent, the Borrower shall promptly deliver to the Administrative Agent the original of any Notice of Interest Period Selection initially delivered by facsimile or e-mail. If (A) the Borrower shall fail to notify the Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of LIBOR Rate Loans in accordance with this Section 2.01(f) or (B) an Event of Default has occurred and is continuing on the last date of an Interest Period for any LIBOR Rate Loan, such LIBOR Rate Loan(s) shall automatically convert to Base Rate Loan(s) in Dollars on the last day of the current Interest Period therefor. The Administrative Agent shall promptly notify each Lender of the contents of each Notice of Interest Period Selection for the Revolving Loans.

(g) Scheduled Payments.

(i) Interest – All Loans. The Borrower shall pay accrued interest on the unpaid principal amount of each Revolving Loan thereof in arrears (i) in the case of a Base Rate Loan or LIBOR Market Index Rate Loan, on the last Business Day of each fiscal quarter (commencing with the fiscal quarter ending September 30, 2011), (ii) in the case of a LIBOR Rate Loan, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months after the first day of such Interest Period); and (iii) in the case of all Loans, on the Maturity Date. All interest that is not paid when due shall be due on demand.

(ii) Scheduled Principal Payments - Revolving Loans and Reimbursed Amounts. The Borrower shall repay the then unpaid principal amount of the Revolving Loans and Unreimbursed Amounts on the Maturity Date. The Borrower shall also make the mandatory prepayments required by Section 2.06(c).

2.02. Letters of Credit.

(a) The Letter of Credit Commitment.

(i) On the terms and subject to the conditions set forth herein, (A) the L/C Issuer (1) shall, from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, issue Letters of Credit in Dollars for the account of the Borrower in support of the obligations of the Borrower or any other Loan Party, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) shall honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower in support of the obligations of the Borrower or any other Loan Party; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations would exceed the Total Revolving Loan Commitment at such time, (y) the aggregate Effective Amount of the Revolving Loans of any Lender, plus such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans would exceed such Lender’s Revolving Loan Commitment, or (z) the Effective Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Each Letter of Credit shall be in a form acceptable to the L/C Issuer. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The Existing Letter of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) subject to Section 2.02(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

(D) the issuance of such Letter of Credit would violate the terms and conditions of the applicable Letter of Credit Application;

(E) such Letter of Credit is in violation of the ISP or other applicable Governmental Rule; or

(F) a default of any Lender’s obligations to fund under Section 2.02(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into arrangements satisfactory to the L/C Issuer with the Borrower or such Lender to eliminate or mitigate the L/C Issuer’s risk with respect to such Lender or the Administrative Agent has received (as set forth below) Cash Collateral or similar security satisfactory to the L/C Issuer (in its sole discretion) from either the Borrower or such Defaulting Lender in respect of such Defaulting Lender’s obligation to fund under Section 2.02(c).

(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., at least four (4) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which date shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the account party thereunder, and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which date shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer, on the requested date, shall issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Letter of Credit. The Administrative Agent shall promptly notify each Lender upon the issuance of a Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 3.02 is not then satisfied.

Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time if at such time the conditions and requirements for issuance of a new Letter of Credit are not satisfied.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent of the amount to be paid by the L/C Issuer as a result of such drawing and the date on which payment is to be made by the L/C Issuer to the beneficiary of such Letter of Credit in respect of such drawing. Not later than 11:00 a.m., on the date of any payment by the L/C Issuer under a Letter of Credit (each such date of payment, an “Honor Date”), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing, which may be effected through the debiting of one or more deposit accounts maintained with the Administrative Agent. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Revolving Proportionate Share thereof. In such event, the Borrower shall be deemed to have requested a Revolving Loan Borrowing of Base Rate Loans to be disbursed on the Business Day following the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.01 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02 (other than the delivery of a Notice of Loan Borrowing for Revolving Loans). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.02(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.02(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Revolving Proportionate Share of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.02(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Loan Borrowing because the conditions set forth in Section 3.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate applicable to Revolving Loans upon the occurrence and during the continuance of an Event of Default. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.02.

(iv) Until each Lender funds its Revolving Loan or L/C Advance pursuant to this Section 2.02(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Revolving Proportionate Share of such amount shall be solely for the account of the L/C Issuer. For the avoidance of doubt, interest shall accrue beginning on the Honor Date for any such draw under a Letter of Credit.

(v) Each Lender’s obligation to make Revolving Loans or L/C Advances to reimburse the L/C Issuer for, or participate in, amounts drawn under Letters of Credit, as contemplated by this Section 2.02(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.02(c) by the time specified in Section 2.02(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the daily Federal Funds Rate. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.02(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Revolving Proportionate Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.02(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the daily Federal Funds Rate.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Revolving Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and the other Credit Documents under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Credit Documents;

(iii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any other Loan Party may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(v) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

(vi) any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(vii) the existence, character, quality, quantity, condition, packing, value or delivery of any property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such property and the character, quality, quantity, condition, or value of such property as described in such documents;

(viii) the time, place, manner, order or contents of shipments or deliveries of property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

(ix) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

(x) any failure or delay in notice of shipments or arrival of any property;

(xi) any error in the transmission of any message relating to a Letter of Credit not caused by the L/C Issuer, or any delay or interruption in any such message;

(xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the L/C Issuer; or

(xiii) the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the L/C Issuer in connection with a Letter of Credit.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will notify the L/C Issuer as soon as reasonably practicable thereafter. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. The Borrower and the Lenders agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the Administrative Agent nor the L/C Issuer nor any of their respective affiliates, directors, officers, employees, agents or advisors nor any of the correspondents, participants or assignees of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (xiii) of Section 2.02(e);

provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the L/C Issuer’s gross negligence or willful misconduct or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral.

(i) Upon the request of the Administrative Agent, (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (B) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances described in the definition of “Cash Collateralize” as security for the Obligations. The Lien held by the Administrative Agent in such cash collateral to secure the Obligations shall be released upon the satisfaction of each of the following conditions: (1) no Letters of Credit shall be outstanding, (2) all L/C Obligations shall have been repaid in full and (3) no Default shall have occurred and be continuing.

(ii) In addition to the provisions set forth in Section 2.02(a)(ii)(F), if at any time during which one or more Letters of Credit are outstanding, any Lender is at such time a Defaulting Lender, then no later than five (5) Business Days of written demand thereof from the L/C Issuer, such Defaulting Lender shall provide the Administrative Agent with Cash Collateral or similar security satisfactory to the L/C Issuer (in its sole discretion) in respect of such Defaulting Lender’s obligation to fund under Section 2.02(c) in an amount not less than the aggregate amount of such obligations; provided that if such Defaulting Lender fails to provide such Cash Collateral, the Borrower shall provide such Cash Collateral within five (5) Business Days of written demand from the Administrative Agent. The Borrower and such Defaulting Lender, as applicable, hereby grant to the Administrative Agent, for the benefit of the L/C Issuer, a security interest in all such Cash Collateral (and the Cash Collateral described in Section 2.02(a)(ii)(F)) and all proceeds of the foregoing. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate L/C Obligations in respect of such Defaulting Lender, the Borrower will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate L/C Obligations over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim.

(iii) Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Wells Fargo and may be invested in Cash Equivalents reasonably acceptable to the Administrative Agent. Such accounts must be subject to control agreements pursuant to which the Administrative Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral. Upon the drawing of any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Governmental Rules, to reimburse the L/C Issuer.

(h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued, the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) (the “ISP”) shall apply to such Letter of Credit.

(i) Letter of Credit Fees. The Borrower shall pay, to the Administrative Agent for the account of each Lender in accordance with its Revolving Proportionate Share, a Letter of Credit fee for each such Letter of Credit for the period from the date of issuance of such Letter of Credit until the expiry thereof, at a per annum rate equal to the Applicable Margin for LIBOR Rate Loans (plus two percent (2.00%) during such time that the Default Rate is in effect with respect to the Obligations pursuant to Section 2.07(c) applicable from time to time during such period multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit. Such fee for each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter, commencing with the first such date to occur after the issuance of such Letter of Credit and on the Letter of Credit Expiration Date. Each such fee, when due, shall be fully earned and when paid, shall be non-refundable. If there is any change in the Applicable Margin for LIBOR Rate Loans during any fiscal quarter, the Applicable Margin used for the calculation of the Letter of Credit fee shall be the Applicable Margin for LIBOR Rate Loans on each day during such quarter.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account the customary and reasonable issuance, transfer, negotiation, fronting (which fronting fee shall not exceed 0.125% per annum on the face amount of each Letter of Credit), presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. The L/C Issuer shall promptly notify the Borrower of any changes to such fees. The fronting fee shall be due and payable on the last Business Day of each fiscal quarter and is nonrefundable; all other fees and charges shall be due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application (including any documents relating to the Existing Letter of Credit), the terms hereof shall control.

2.03. Swing Line.

(a) The Swing Line. On the terms and subject to the conditions set forth herein, the Swing Line Lender shall make loans (each such loan, a “Swing Line Loan”) in Dollars to the Borrower from time to time on any Business Day during the period from the Closing Date up to but not including the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Effective Amount of Revolving Loans of the Swing Line Lender in its capacity as a Lender of Revolving Loans, may exceed the amount of such Lender’s Revolving Loan Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the aggregate Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations shall not exceed the Total Revolving Loan Commitment at such time, and (ii) the aggregate Effective Amount of the Revolving Loans of any Lender (other than the Swing Line Lender), plus such Lender’s Revolving Proportionate Share of the Effective Amount of all L/C Obligations, plus such Lender’s Revolving Proportionate Share of the Effective Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Loan Commitment, and provided, further, that the Swing Line Lender shall not make any Swing Line Loan to refinance an outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.03, prepay under Section 2.06, and reborrow under this Section 2.03. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Revolving Proportionate Share times the amount of such Swing Line Loan. Furthermore, before making any Swing Line Loans (if at such time any Lender is a Defaulting Lender), the Swing Line Lender may condition the provision of such Swing Line Loans on its receipt of Cash Collateral or similar security satisfactory to the Swing Line Lender (in its sole discretion) from such Defaulting Lender in respect of such Defaulting Lender’s risk participation in such Swing Line Loans as set forth below; provided that if such Defaulting Lender fails to provide such Cash Collateral, the Borrower shall provide such Cash Collateral within five (5) Business Days of written demand from the Administrative Agent. The Borrower and such Defaulting Lender, as applicable, hereby grant to the Administrative Agent, for the benefit of the Swing Line Lender, a security interest in all such Cash Collateral and all proceeds of the foregoing. Cash Collateral shall be maintained in blocked, deposit accounts at Wells Fargo and may be invested in Cash Equivalents reasonably acceptable to the Administrative Agent. Such accounts must be subject to control agreements pursuant to which the Administrative Agent has “control,” as such term is used in the Uniform Commercial Code, sufficient to perfect on a first priority basis a security interest in such cash collateral. If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate risk participation of such Defaulting Lender in the relevant Swing Line Loan, the Borrower and/or such Defaulting Lender will, promptly upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate risk participation over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. At such times there are Swing Ling Loans outstanding for which funds are on deposit as Cash Collateral, such funds shall be applied as and when determined by the Swing Line Lender, to the extent permitted under applicable Governmental Approvals, to reimburse and otherwise pay the applicable obligations owing to the Swing Line Lender.

(b) Borrowing Procedures. Each Swing Loan Borrowing shall be requested pursuant to the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 11:00 a.m., on the requested borrowing date, and shall specify (i) the amount to be borrowed, which amount shall be a minimum amount of $50,000 or an integral multiple of $25,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed immediately by the delivery to the Swing Line Lender and the Administrative Agent of a written Notice of Swing Loan Borrowing, appropriately completed and signed by a Responsible Officer of the Borrower, which notice may be delivered by facsimile or e-mail. Promptly after receipt by the Swing Line Lender of any telephonic Notice of Swing Loan Borrowing, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Notice of Swing Loan Borrowing and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m., on the date of the proposed Swing Loan Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.03(a), or (B) that one or more of the applicable conditions specified in Section 3.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m., on the borrowing date specified in such Notice of Swing Loan Borrowing, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in immediately available funds.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably requests the Swing Line Lender to act on its behalf), under this subsection (c), that each Lender make a Base Rate Loan in an amount equal to such Lender’s Revolving Proportionate Share of the amount of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.01, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Total Revolving Loan Commitment and the conditions set forth in Section 3.02. The Swing Line Lender shall furnish the Borrower with a copy of the applicable Notice of Loan Borrowing for Revolving Loans promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Revolving Proportionate Share of the amount specified in such Notice of Loan Borrowing for Revolving Loans available to the Administrative Agent in immediately available funds for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 12:00 p.m., on the day specified in such Notice of Loan Borrowing for Revolving Loans, whereupon, subject to Section 2.03(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Revolving Loan Borrowing cannot be requested in accordance with Section 2.03(c)(i) or any Swing Line Loan cannot be refinanced by such a Revolving Loan Borrowing, the Notice of Loan Borrowing for Revolving Loans submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.03(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the daily Federal Funds Rate. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Revolving Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.03(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such purchase of participations shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Revolving Proportionate Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participation was outstanding and funded) in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender its Revolving Proportionate Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the daily Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender.

(e) Interest for Account of Swing Line Lender. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Loan or participation pursuant to this Section 2.03 to refinance such Lender’s Revolving Proportionate Share of any Swing Line Loan, interest in respect of such Revolving Proportionate Share shall be solely for the account of the Swing Line Lender. The Borrower shall pay accrued interest on the unpaid principal amount of each Swing Line Loan on the last Business Day of each fiscal quarter and at maturity.

(f) Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.04. Amount Limitations, Commitment Reductions, Etc.

(a) Optional Reduction or Cancellation of Revolving Loan Commitments. The Borrower may, upon at least three (3) Business Days written notice to the Administrative Agent (each a “Reduction Notice”), permanently reduce the Total Revolving Loan Commitment by the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or cancel the Total Revolving Loan Commitment in its entirety; provided, however, that:

(i) The Borrower may not reduce the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such reduction, the Effective Amount of all Revolving Loans, L/C Obligations and Swing Line Loans then outstanding would exceed the Total Revolving Loan Commitment as so reduced; and

(ii) The Borrower may not cancel the Total Revolving Loan Commitment prior to the Maturity Date, if, after giving effect to such cancellation, any Revolving Loan would then remain outstanding.

Any Reduction Notice shall be irrevocable; provided that any Reduction Notice may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date previously provided in the applicable Reduction Notice) if such condition is not satisfied.

(b) Mandatory Reduction of Revolving Loan Commitments. The Total Revolving Loan Commitment shall be automatically and permanently reduced to zero on the Maturity Date.

(c) Effect of Revolving Loan Commitment Adjustments. From the effective date of any reduction or increase of the Total Revolving Loan Commitment, the Commitment Fees payable pursuant to Section 2.05(b) shall be computed on the basis of the Total Revolving

Loan Commitment as so reduced or increased. Once reduced or cancelled, the Total Revolving Loan Commitment may not be increased or reinstated without the prior written consent of all Lenders (except as permitted under Section 2.01(b)). Any reduction of the Total Revolving Loan Commitment pursuant to Section 2.04(a) shall be applied ratably to reduce each Lender’s Revolving Loan Commitment in accordance with clause (i) of Section 2.10(a).

2.05. Fees.

(a) Administrative Agent’s Fee; Other Fees. The Borrower shall pay to the Administrative Agent, for its own account, agent’s fees and other compensation in the amounts and at the times set forth in the Fee Letter and any fees set forth in any fee letter or agreement executed in connection with any increase under Section 2.01(b).

(b) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders (other than any Defaulting Lender with respect to the period during which it is a Defaulting Lender) as provided in clause (iv) of Section 2.10(a), a commitment fee (collectively, the “Commitment Fee”) equal to the Commitment Fee Percentage of the daily average Unused Revolving Commitment for the period beginning on the date of this Agreement and ending on the Maturity Date. The Borrower shall pay the Commitment Fee in arrears on the last Business Day in each fiscal quarter (commencing with the fiscal quarter ending September 30, 2011) and on the Maturity Date (or if the Total Revolving Commitment is cancelled on a date prior to the Maturity Date, on such prior date).

2.06. Prepayments.

(a) Terms of All Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Section 2.06(b), a mandatory prepayment required by Section 2.06(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), the Borrower shall pay (i) if a LIBOR Rate Loan is being prepaid under Section 2.06(b) or Section 2.06(c), to the Administrative Agent for the account of the Lender that made such LIBOR Rate Loan all accrued interest to the date of such prepayment on the amount prepaid, (ii) if a prepayment is made upon acceleration, to the Administrative Agent for the account of the Lender that made such Loan all accrued interest and fees to the date of such prepayment on the amount prepaid and (iii) to such Lender if such prepayment is the prepayment of a LIBOR Rate Loan on a day other than the last day of an Interest Period for such LIBOR Rate Loan, all amounts payable to such Lender pursuant to Section 2.13.

(b) Optional Prepayments.

(i) At its option, the Borrower may, without premium or penalty but subject to Section 2.13 in the case of LIBOR Rate Loans, upon at least one (1) Business Day’s notice from the Borrower to the Administrative Agent in the case of Base Rate Loans or LIBOR Market Index Rate Loans or at least three (3) Business Days’ notice from the Borrower to the Administrative Agent in the case of LIBOR Rate Loans, prepay the Loans in any Borrowing and all accrued but unpaid interest thereon in part, in a minimum principal amount of $100,000 or an integral multiple of $100,000 in excess thereof, or in whole. Each such notice shall specify the date and amount of such prepayment; provided that if such prepayment is on any day other than on the last day of the Interest Period applicable to such LIBOR Rate Loan, the Borrower shall be subject to the payments required by Section 2.13. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. If no Default has occurred and is continuing, all prepayments under this Section 2.06(b) which are applied to reduce the principal amount of the Loans shall be applied to the Loans as directed by the Borrower. If the Borrower fails to direct the application of any such prepayments, then such prepayments shall be applied first to the accrued but unpaid interest on and then any principal of the Swing Line Loans until paid in full, second to the accrued but unpaid interest on and then any principal of the Revolving Loans until paid in full, and finally to Cash Collateralize the Obligations in an amount equal to the Effective Amount of the L/C Obligations. In each case, to the extent possible, such principal payment shall be first applied to prepay Base Rate Loans, then to prepay LIBOR Market Index Rate Loans and then finally, to prepay LIBOR Rate Loans; provided that if an Event of Default has occurred and is continuing at the time any such prepayment is made, the Lenders shall apply such prepayments to such Obligations as the Administrative Agent may determine in its reasonable discretion which determination shall be effective as to all Lenders (but for regulatory purposes, the Lenders may apply such payments internally as they shall determine).

(ii) At its option, the Borrower may, upon notice by the Borrower to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided, that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $50,000 or an integral multiple of $25,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) Mandatory Prepayments. The Borrower shall prepay (or Cash Collateralize, as applicable) the Obligations as follows:

(i) If, at any time, the Effective Amount of all Revolving Loans, Swing Line Loans and L/C Obligations then outstanding exceeds the Total Revolving Loan Commitment at such time, the Borrower shall immediately (A) prepay the Swing Line Loans to the extent Swing Line Loans in a sufficient amount are then outstanding, (B) then prepay the Revolving Loans to the extent Revolving Loans in a sufficient amount are then outstanding and (C) otherwise, Cash Collateralize the Obligations in an amount equal to the then Effective Amount of the L/C Obligations, in an aggregate principal amount equal to such excess.

(ii) The Borrower shall repay each Swing Line Loan on the earlier to occur of (A) the second Swing Line Settlement Date occurring after such Swing Line Loan is made and (B) the Maturity Date.

(iii) The Borrower shall deliver to the Administrative Agent, at the time of each prepayment (or Cash Collateralization, as applicable) required under this Section 2.06(c), (A) a certificate signed by the chief financial officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (B) to the extent practicable, at least three days prior written notice of such prepayment (or Cash Collateralization, as applicable). Each notice of prepayment (or Cash Collateralization, as applicable) shall specify the prepayment (or Cash Collateralization, as applicable) date and the Type and principal amount of each Loan to be prepaid.

2.07. Other Payment Terms.

(a) Place and Manner. All payments to be made by the Borrower under this Agreement or any other Credit Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrower shall make all payments due to each Lender or the Administrative Agent under this Agreement or any other Credit Document by payments to the Administrative Agent at the Administrative Agent’s office located at the address specified in Section 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender’s Applicable Lending Office. The Borrower shall make all payments under this Agreement or any other Credit Document in Dollars in same day or immediately available funds not later than 12:00 noon on the date due. The Administrative Agent shall promptly disburse to each Lender each payment received by the Administrative Agent for the account of such Lender.

(b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

(c) Default Rate. Upon the occurrence and during the continuation of any Event of Default other than an Event of Default described in Section 6.01(a), (f) or (g), at the option of the Required Lenders, from and after the date of such Event of Default (or such later date designated by the Required Lenders) until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrower shall pay interest on the aggregate, outstanding amount of all Obligations hereunder at a per annum rate equal to the otherwise applicable interest rate plus two percent (2.00%) or, if no such per annum rate is applicable to any such Obligations, at a per annum rate equal to the Base Rate, plus the Applicable Margin for Base Rate Loans, plus two percent (2.00%) (the “Default Rate”) payable on demand. Upon the occurrence and during the continuation of an Event of Default described in Section 6.01(a), (f) or (g) until the time when such Event of Default shall have been cured or waived in writing by the Required Lenders or all the Lenders (as may be required by this Agreement), the Borrower shall pay interest on the aggregate, outstanding amount of all Obligations hereunder at a per annum rate equal to the Default Rate (such Default Rate becoming effective on such date of occurrence of such Event of Default without notice and shall be immediately due and payable without notice or demand). Overdue interest shall itself bear interest at the Default Rate, and shall be compounded with the principal Obligations daily, to the fullest extent permitted by applicable Governmental Rules.

(d) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans and L/C Borrowings. The proceeds of the Collateral will be applied as set forth in Section 6.02.

(e) Failure to Pay the Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower at least one (1) Business Day prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent shall be entitled to assume that the Borrower has made or will make such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be paid to the Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at a per annum rate equal to the daily Federal Funds Rate. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.07(e) shall be conclusive absent manifest error.

2.08. Loan Accounts; Notes.

(a) Loan Accounts. The obligation of the Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Section 2.08(b) and Section 2.08(c). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Rate Loan, (iv) the date and amount of each principal and interest payment on each Loan and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by the Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations. The Loan Accounts shall be conclusive absent manifest error as to the matters noted therein. In addition to the Loan Accounts, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

(b) Revolving Loan Notes. Each Lender’s Revolving Loans shall be evidenced by a promissory note in the form of Exhibit E (individually, a “Revolving Loan Note”) which note shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender’s Revolving Loan Commitment, (iii) dated the Closing Date and (iv) otherwise appropriately completed. The Borrower authorizes each Lender to record on the schedule annexed to such Lender’s Revolving Loan Note the date and amount of each Revolving Loan made by such Lender and of each payment or prepayment of principal thereon made by the

Borrower, and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect the Borrower’s Obligations. The Borrower further authorizes each Lender to attach to and make a part of such Lender’s Revolving Loan Note continuations of the schedule attached thereto as necessary. If, because any Lender designates separate Applicable Lending Offices for Base Rate Loans, LIBOR Market Index Rate Loans and/or LIBOR Rate Loans, such Lender requests that separate promissory notes be executed to evidence separately such Revolving Loans, then each such note shall be in the form of Exhibit E, mutatis mutandis to reflect such division, and shall be (w) payable to the order of such Lender, (x) in the amount of such Lender’s Revolving Loan Commitment, (y) dated the Closing Date and (z) otherwise appropriately completed. Such notes shall, collectively, constitute a Revolving Loan Note.

(c) Swing Loan Notes. The Swing Line Lender’s Swing Line Loans shall be evidenced by a promissory note in the form of Exhibit F (individually, a “Swing Loan Note”) which note shall be (i) payable to the order of the Swing Line Lender, (ii) in the amount of the Swing Line Lender’s Swing Line Loans, (iii) dated the Closing Date and (iv) otherwise appropriately completed.

2.09. Loan Funding.

(a) Lender Funding and Disbursement to the Borrower. Each Lender shall, before 11:00 a.m. on the date of each Borrowing, make available to the Administrative Agent at the Administrative Agent’s office specified in Section 8.01, in same day or immediately available funds, such Lender’s Revolving Proportionate Share of such Borrowing. After the Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section 3.02 (and, if such Borrowing is the initial Loan or Letter of Credit, Section 3.01), the Administrative Agent shall promptly make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the joint account of the Borrower maintained by the Borrower on the books of Wells Fargo with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Borrowing there are Swing Line Loans and/or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the Borrower as provided above.

(b) Lender Failure to Fund. Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Revolving Proportionate Share of such Borrowing, the Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.09(a), and the Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to the Borrower a corresponding amount. If any Lender does not make the amount of such Lender’s Revolving Proportionate Share of any Borrowing available to the Administrative Agent on or prior to the date of such Borrowing, such Lender shall pay to the Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to the Administrative Agent at per annum rates equal to the daily Federal Funds Rate. A certificate of the Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Section 2.09(b) shall be conclusive absent manifest error with respect to such amount. If the amount of any Lender’s Revolving Proportionate Share of any Borrowing is not paid to the Administrative Agent by such Lender within five (5) Business Days after the date of such Borrowing, the Borrower shall repay such amount to the Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to the Borrower until the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

(c) Lenders’ Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing or to fund participations in Letters of Credit and Swing Line Loans to be funded by it shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing or fund its participations in Letters of Credit and Swing Line Loans, but no Lender shall be obligated in any way to make any Loan or fund any participation in Letters of Credit or Swing Line Loans which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing or to fund any participation required to be funded by such other Lender.

2.10. Pro Rata Treatment.

(a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:

(i) Each Revolving Borrowing and reduction of the Total Revolving Loan Commitment shall be made or shared among the Lenders pro rata according to their respective Revolving Proportionate Shares;

(ii) Each payment of principal on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

(iii) Each payment of interest on Loans in any Borrowing shall be shared among the Lenders which made or funded the Loans in such Borrowing pro rata according to (A) the respective unpaid principal amounts of such Loans so made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

(iv) Each payment of Commitment Fees payable under Section 2.05(b) and Letter of Credit fees payable under Section 2.02(i) shall be shared among the Lenders with Revolving Loan Commitments (except for Defaulting Lenders) pro rata according to (A) their respective Revolving Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

(v) Each payment of interest (other than interest on Loans) shall be shared among the Lenders and the Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and the Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and the Administrative Agent; and

(vi) All other payments under this Agreement and the other Credit Documents (including, without limitation, fees paid in connection with any amendment, consent, waiver or the like) shall be for the benefit of the Person or Persons specified.

(b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of the Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it, in excess of its ratable share of payments on account of the Loans and the L/C Obligations obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans and/or participations in L/C Obligations or in Swing Line Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

For the avoidance of doubt, the provisions of this Section 2.10(b) shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations or in Swing Line Loans to any assignee or participant.

2.11. Change of Circumstances.

(a) Inability to Determine Rates. If (i) any Lender shall advise the Administrative Agent that the LIBOR Market Index Rate or the LIBOR Rate for any Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) any Lender shall advise the Administrative Agent that the rate of interest for any LIBOR Market Index Rate Loan or LIBOR Rate Loan does not adequately and fairly reflect the cost to such Lender of making or maintaining such LIBOR Market Index Rate Loan or LIBOR Rate Loan, as applicable, the Administrative Agent shall immediately give notice of such condition to the Borrower and the other Lenders. After the giving of any such notice and until the Administrative Agent shall otherwise notify the Borrower that the circumstances giving rise to such condition no longer exist, the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Rate Loans or LIBOR Market Index Rate Loans, as applicable, shall be suspended. Any LIBOR Rate Loans or LIBOR Market Index Rate Loans, as applicable, outstanding at the commencement of any such suspension shall be converted into Base Rate Loans (which conversion for any LIBOR Rate Loans shall be effected at the end of the then current Interest Period for such LIBOR Rate Loans), unless such suspension has then ended.

(b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Rate Loan, such Lender shall immediately notify the Administrative Agent and the Borrower in writing of such Change of Law. Upon receipt of such notice, (i) the Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Rate Loans with respect to such Lender shall be terminated, and (ii) the Borrower shall, at the request of such Lender, either (A) pursuant to Section 2.01(e), as the case may be, convert any such then outstanding LIBOR Rate Loans of such Lender into Base Rate Loans at the end of the current Interest Period for such LIBOR Rate Loans or (B) immediately repay or convert any such LIBOR Rate Loans of such Lender if such Lender shall notify the Borrower that such Lender may not lawfully continue to fund and maintain such LIBOR Rate Loans. Any conversion or prepayment of LIBOR Rate Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Rate Loans shall be deemed a prepayment thereof for purposes of Section 2.13. After any Lender notifies the Administrative Agent and the Borrower of such a Change of Law and until such Lender notifies the Administrative Agent and the Borrower that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Rate Loan, all Revolving Loans of such Lender shall be Base Rate Loans. For purposes of this Section 2.11(b): (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the Closing Date; and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be an introduction after the Closing Date, regardless of the date enacted, adopted or issued.

(c) Increased Costs. If, after the date of this Agreement, any Change of Law:

(i) Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Rate Loan, LIBOR Market Index Rate Loan or Letter of Credit, or shall change the basis of taxation of payments by the Borrower to any Lender under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located); or

(ii) Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBOR Rate for any Loans), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Rate Loan or LIBOR Market Index Rate Loan; or

(iii) Shall impose on any Lender any other condition related to any LIBOR Rate Loan, LIBOR Market Index Rate Loan or such Lender’s Revolving Loan Commitment;

and the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Rate Loan, LIBOR Market Index Rate Loan or its Revolving Loan Commitment or to reduce any amount receivable by such Lender hereunder; then the Borrower shall from time to time, within five (5) Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section 2.11(c) shall survive the payment and performance of the Obligations and the termination of this Agreement. For purposes of this Section 2.11(c): (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the Closing Date; and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be an introduction after the Closing Date, regardless of the date enacted, adopted or issued.

(d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Letters of Credit, the Revolving Loan Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s or such Person’s policies with respect to capital adequacy), the Borrower shall pay to such Lender or such Person, within ten (10) Business Days after demand of such Lender, such amounts as such Lender or such Person shall reasonably determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital. A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to the Borrower shall be conclusive absent manifest error. The obligations of the Borrower under this Section 2.11(d) shall survive the payment and performance of the Obligations and the termination of this Agreement. For purposes of this Section 2.11(d): (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the Closing Date; and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be an introduction after the Closing Date, regardless of the date enacted, adopted or issued.

2.12. Taxes on Payments.

(a) Payments Free of Taxes. Except as otherwise expressly provided in this Section 2.12, all payments by the Borrower under this Agreement or any other Credit Document shall be made free and clear of, and without deduction for, any and all present or future federal, state, local and foreign taxes, levies, imposts, duties, deductions, fees, assessments, withholdings, or other charges of whatever nature and all interest, penalties and other liabilities with respect thereto, including withholding taxes imposed by any jurisdiction or any political subdivision thereof, but excluding (except as provided in the second succeeding sentence) taxes imposed on a Lender’s overall net income and franchise taxes imposed on such Lender, in each case, by the jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, duties, deductions, fees, assessments, withholdings, or other charges of whatever nature and all interest, penalties and other liabilities being referred to herein as “Indemnifiable Taxes”). If Indemnifiable Taxes are imposed in respect of any sum payable hereunder to any Lender, then (i) subject to the penultimate sentence of Section 2.12(e), the sum payable shall be increased by the amount necessary so that after making all required deductions such Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all required deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. If any amounts are payable in respect of Indemnifiable Taxes pursuant to the preceding sentence, then the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for Taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which the Applicable Lending Office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the Applicable Lending Office of such Lender is located and for any withholding of Taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence.

(b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any excise, transfer, sales and use, value added or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Credit Document (hereinafter referred to as “Other Taxes”).

(c) Tax Indemnification. Subject to the penultimate sentence of Section 2.12(e), the Borrower agrees to indemnify the Administrative Agent and each Lender for the full amount of all Indemnifiable Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.12) paid by such Lender, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within forty-five (45) days following the date the Administrative Agent or such Lender makes written demand therefor.

(d) Evidence of Payment. Within forty-five (45) days after the date of any payment of Taxes or Other Taxes withheld hereunder (and, with respect to any Taxes or Other Taxes not so withheld, to the extent available), the Borrower will furnish to the Administrative Agent, at the Administrative Agent’s Office, the original or a certified copy of a receipt evidencing payment thereof.

(e) Withholding Exemption Certificates. On or prior to the date of the initial Loans or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, each Lender which is not organized under the laws of the United States or a state thereof shall deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments of interest under this Agreement without deduction or withholding of any United States federal income taxes, or (B) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the IRC and cannot deliver either United States Internal Revenue Service Form W-8BEN or Form W-8ECI (with respect to a complete exemption under an income tax treaty) pursuant to clause (A) above (any such lender, a “Non-Bank Lender”), (x) a certificate substantially in the form of Exhibit J (any such certificate, a “Non-Bank Certificate”) and (y) two accurate and complete original signed copies of United States Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement. Each such Lender further agrees (i) promptly to notify the Borrower and the Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding of Indemnifiable Taxes and (ii) if such Lender has not so notified the Borrower and the Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding of Indemnifiable Taxes, then on or before the date that any certificate or other form delivered by such Lender under this Section 2.12(e) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Lender, to deliver to the Borrower and the Administrative Agent a new certificate or form, certifying that such Lender is entitled to receive payments under this Agreement without deduction of Indemnifiable Taxes, but only if and to the extent such Lender is legally entitled to do so. If a Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15) fails to provide to the Borrower or the Administrative Agent pursuant to the first sentence of this Section 2.12(e) (or, in the case of an Assignee Lender, Section 8.05(c)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, such Lender shall not be entitled to any indemnification under Section 2.12(a) for any such Taxes imposed on such Lender primarily as a result of such failure, except to the extent that such Lender (or its assignor, if any) was entitled, at the time such Lender became a Lender hereunder, to receive additional amounts from the Borrower with respect to such Tax pursuant to Section 2.12(a). Notwithstanding anything to the contrary contained in this Section 2.12, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.12(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

(f) Lenders to Use Reasonable Efforts. Any Lender claiming any additional amounts in respect of Indemnifiable Taxes payable pursuant to this Section 2.12 shall use reasonable efforts (consistent with legal and regulatory restrictions and such Lender’s internal policies) to file any certificate or document reasonably requested by the Borrower, if the making of such a filing would avoid the need for or reduce the amount of any such Indemnifiable Taxes attributable to the Loans and would not, in the sole determination of such Lender, result in any unreimbursed loss, cost or expense or otherwise be disadvantageous to such Lender.

(g) Survival. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of principal, interest and all other Obligations hereunder.

(h) Tax Returns. Nothing contained in this Section 2.12 shall require the Administrative Agent or any Lender to make available any of its Tax Returns or any other information that it deems to be confidential or proprietary.

2.13. Funding Loss Indemnification. If the Borrower shall (a) repay, prepay or convert any LIBOR Rate Loan on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Rate Loan for which a Notice of Loan Borrowing has been delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), (c) fail to convert any Revolving Loans into LIBOR Rate Loans in accordance with a Notice of Conversion delivered to the Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (D) fail to continue a LIBOR Rate Loan for which a Notice of Interest Period Selection has been delivered to the Administrative Agent, the Borrower shall pay to the appropriate Lender within ten (10) Business Days after demand a prepayment fee, failure to borrow fee, failure to convert fee or failure to continue fee, as the case may be (determined as though 100% of the LIBOR Rate Loan had been funded in the London interbank eurodollar currency market) equal to the sum of:

(a) $250; plus

(b) the amount, if any, by which (i) the additional interest would have accrued on the amount prepaid or not borrowed at the LIBOR Rate plus the Applicable Margin for LIBOR Rate Loans if that amount had remained or been outstanding through the last day of the applicable Interest Period exceeds (ii) the interest that such Lender could recover by placing such amount on deposit in the London interbank eurodollar currency market for a period beginning on the date of the prepayment or failure to borrow and ending on the last day of the applicable Interest Period (or, if no deposit rate quotation is available for such period, for the most comparable period for which a deposit rate quotation may be obtained); plus

(c) all reasonable out-of-pocket expenses incurred by such Lender reasonably attributable to such payment, prepayment or failure to borrow.

Each Lender’s determination of the amount of any prepayment fee payable under this Section 2.13 shall be conclusive in the absence of manifest error. The obligations of the Borrower under this Section 2.13 shall survive the payment and performance of the Obligations and the termination of this Agreement.

2.14. Security.

(a) Security Documents. The Loans, together with all other Obligations, shall be secured by the Liens granted by the Borrower under the Security Documents. All obligations of a Guarantor under the Credit Documents shall be secured by the Liens granted by such Guarantor under the Security Documents. So long as the terms thereof are in compliance with this Agreement, each Lender Rate Contract and Lender Bank Product shall be secured by the Lien of the Security Documents with the priority set forth in Section 6.02.

(b) Further Assurances. The Borrower shall deliver, and shall cause each Guarantor to deliver, to the Administrative Agent such mortgages, deeds of trust, security agreements, pledge agreements, lessor consents and estoppels (containing appropriate mortgagee and lender protection language), control agreements, and other instruments, agreements, certificates, opinions and documents (including Uniform Commercial Code financing statements and fixture filings and landlord waivers) as the Administrative Agent may request to:

(i) grant, perfect, maintain, protect and evidence security interests in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lender Parties, in any or all present and future property of the Borrower and the Guarantors prior to the Liens or other interests of any Person, except for Permitted Liens; and

(ii) otherwise establish, maintain, protect and evidence the rights provided to the Administrative Agent, for the benefit of the Administrative Agent and the Lender Parties, pursuant to the Security Documents.

The Borrower shall fully cooperate with the Administrative Agent and the Lenders and perform all additional acts reasonably requested by the Administrative Agent or any Lender to effect the purposes of this Section 2.14.

2.15. Replacement of the Lenders. If (a) any Lender shall become a Defaulting Lender, (b) any Lender shall suspend its obligation to make or maintain LIBOR Rate Loans pursuant to Section 2.11(b) for a reason which is not applicable to any other Lender, or (c) any Lender shall demand any payment under Section 2.11(c), 2.11(d) or 2.12(a) for a reason which is not applicable to any other Lender, then the Administrative Agent may (or upon the written request of the Borrower if the Borrower has located or identified a replacement Lender that is an Eligible Assignee and is reasonably acceptable to the Administrative Agent as contemplated below, shall use commercially reasonable efforts to) replace such Lender (the “affected Lender”), or cause such affected Lender to be replaced, with another lender (the “replacement Lender”) satisfying the requirements of an Assignee Lender under Section 8.05(c), by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line

Loans) to the replacement Lender pursuant to Section 8.05(c); provided, however, that if the Borrower seeks to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither the Administrative Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for the Borrower (it being expressly agreed that in such circumstances it is the Borrower’s obligation to identify or locate a replacement Lender that is an Eligible Assignee and is acceptable to the Administrative Agent). Upon receipt by any affected Lender of a written notice from the Administrative Agent stating that the Administrative Agent is exercising the replacement right set forth in this Section 2.15, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this Section 2.15, participations in L/C Obligations and in Swing Line Loans) to the replacement Lender pursuant to an Assignment Agreement and Section 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender’s Loans so sold and assigned or such other amount is agreed to by such affected Lender and such replacement Lender), all accrued and unpaid interest thereon and its ratable share of all fees and other amounts to which it is entitled.

ARTICLE III. CONDITIONS PRECEDENT.

3.01. Initial Conditions Precedent. The effectiveness of this Agreement and the obligations of the Lenders to make the Loans comprising the initial Borrowing are subject to the satisfaction or waiver of the conditions set forth on Schedule 3.01 and receipt by the Administrative Agent, on or prior to the Closing Date, of each item listed on Schedule 3.01, each in form and substance satisfactory to the Administrative Agent and each Lender, and with sufficient copies for, the Administrative Agent and each Lender.

3.02. Conditions Precedent to each Credit Event. The occurrence of each Credit Event (including the initial Borrowing) is subject to the further conditions that:

(a) The Borrower shall have delivered to the Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender, the Notice of Borrowing or Letter of Credit Application, as the case may be, for such Credit Event in accordance with this Agreement;

(b) On the date such Credit Event is to occur and after giving effect to such Credit Event, the following shall be true and correct:

(i) The representations and warranties of the Loan Parties set forth in Article IV and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(ii) No Default has occurred and is continuing or will result from such Credit Event;

(iii) No material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Loan Parties (taken as a whole) having occurred since December 31, 2010; and

(c) With respect to the making of any L/C Credit Extension, if any Lender at such time is a Defaulting Lender, the L/C Issuer shall have received Cash Collateral from either the Borrower or such Defaulting Lender in respect of such Defaulting Lender’s obligation to fund under Section 2.02(c) as set forth in Section 2.02(g)(ii).

The submission by the Borrower to the Administrative Agent of each Notice of Borrowing and each Letter of Credit Application shall be deemed to be a representation and warranty by the Borrower that each of the statements set forth above in Section 3.02(b) is true and correct as of the date of such notice.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.

4.01. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders for the Borrower and each of the other Loan Parties as follows and agrees that each of said representations and warranties shall be deemed to survive until full, complete and indefeasible payment and performance of the Obligations and shall apply anew to each Borrowing hereunder:

(a) Due Formation, Qualification, etc. Each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation, partnership or limited liability company, as applicable, in each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b) Authority. The execution, delivery and performance by each Loan Party of each Credit Document executed, or to be executed, by such Loan Party and the consummation of the transactions contemplated thereby (i) are within the power of such Loan Party and (ii) have been duly authorized by all necessary actions on the part of such Loan Party.

(c) Enforceability. Each Credit Document executed, or to be executed, by each Loan Party has been, or will be, duly executed and delivered by such Loan Party and constitutes, or will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by each Loan Party of the Credit Documents executed by such Loan Party and the performance and consummation of the transactions (including the use of Loan and Letter of Credit proceeds) contemplated thereby do not (i) violate in any material respect any Requirement of Law applicable to such Loan Party (including, without limitation, any Healthcare Laws); (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Loan Party; (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of such Loan Party (except such Liens as may be created in favor of the Administrative Agent for the benefit of the Lender Parties pursuant to this Agreement or the other Credit Documents), (iv) result in a revocation, termination or other material restriction on any Licenses material to the business, operations or properties of the Loan Parties, (v) result in the termination or otherwise materially adversely affect any Third Party Payor Arrangement or Material Document or (vi) violate any provision of any existing law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which it is subject.

(e) Approvals.

(i) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including, without limitation, the equity holders of any Person) is required in connection with the borrowing of Loans, the granting of Liens under the Credit Documents, the execution and delivery of the Credit Documents (or any documents executed in connection therewith) executed by any Loan Party or the performance or consummation of the transactions contemplated hereby and thereby, except for those which have been made or obtained and are in full force and effect.

(ii) All Governmental Authorizations have been duly obtained and are in full force and effect without any known conflict with the rights of others, except where any such failure to obtain such Governmental Authorizations or any such conflict could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party has received any written notice or other written communications from any Governmental Authority regarding (A) any revocation, withdrawal, suspension, termination or modification of, or the imposition of any material conditions with respect to, any Governmental Authorization, License or Reimbursement Approval, or (B) any other limitations on the conduct of business by such Loan Party, except where any such revocation, withdrawal, suspension, termination, modification, imposition or limitation could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(iii) No Governmental Authorization is required for either (x) the pledge or grant by any Loan Party as applicable of the Liens purported to be created in favor of the Administrative Agent in connection herewith or any other Credit Document or (y) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by any Governmental Rule), except for (1) such Governmental Authorizations that have been obtained and are in full force and effect and fully disclosed to Administrative Agent in writing, and (2) filings or recordings contemplated in connection with this Agreement or any Security Document.

(iv) No Medicare or Medicaid certifications are required for the operation of the business of any Loan Party that have not previously been obtained or the absence of which could not reasonably be expected to have a Material Adverse Effect. Each Loan Party that participates in Medicare or Medicaid is in good standing with respect to such participation and its provider agreement in each case is in full force and effect. Each Loan Party has all Medicare, Medicaid and related agency supplier billing number(s) and related documentation necessary for it to receive reimbursement claims under all applicable Government Reimbursement Programs for any medical services or supplies furnished by such Loan Party in any jurisdiction where it conducts business.

(f) No Violation or Default; HIPAA. No Loan Party is in violation of or in default with respect to (i) any Requirement of Law (including any Healthcare Laws) applicable to such Person which could reasonably be expected to have a Material Adverse Effect, or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, could result in such a violation or default), where, in each case, such violation or default could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, no Loan Party (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received written notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, in each case, where such violation, liability or investigation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Loan Party is in material compliance with all material requirements of HIPAA and the HIPAA Privacy Standards (including, without limitation, as applicable, the requirements of being a “Business Associate” (as defined in the HIPAA Privacy Standards) or a “Covered Entity” (as defined in the HIPAA Privacy Standards)).

(g) Litigation. No actions (including derivative actions), suits, proceedings (including arbitration proceedings or mediation proceedings) or investigations are pending or, to the Borrower’s knowledge, threatened against any Loan Party at law or in equity in any court, arbitration proceeding or before any other Governmental Authority which (i) except as set forth in Section 4.01(g) of the Disclosure Schedules, could reasonably be expected to (alone or in the aggregate) have a Material Adverse Effect or (ii) except as set forth in Section 4.01(g) of the Disclosure Schedules, seek to enjoin, either directly or indirectly, the execution, delivery or performance by any Loan Party of the Credit Documents (or any documents executed in connection therewith) or the transactions contemplated thereby.

(h) Real Property, Etc.

(i) All material real property owned or leased by the Loan Parties is described (including, as to real property owned, a legal description) in Section 4.01(h) of the Disclosure Schedules (as supplemented from time to time by the Borrower in a notice delivered pursuant to Section 5.01(a)(ix)). The Loan Parties own and have good and marketable title, or a valid leasehold interest in, all their respective properties and assets as reflected in the most recent Financial Statements of the Borrower delivered to the Administrative Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by the Loan Parties since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this Agreement), except in each case, such defects in title that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Such assets and properties are subject to no Lien, except for Permitted Liens. Each of the Loan Parties has complied in all material respects with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases.

(ii) Each Loan Party’s use and operation of its business properties are in compliance with all applicable Governmental Rules, including all applicable land use and zoning laws, except to the extent that non-compliance could not reasonably be expected to have a Material Adverse Effect.

(i) Financial Statements. The Financial Statements of the Borrower which have been delivered to the Administrative Agent (i) are in accordance with the books and records of the Loan Parties, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present in all material respects the financial conditions and results of operations of the Loan Parties as of the date thereof and for the period covered thereby. No Loan Party has any Contingent Obligations, liability for taxes or other outstanding obligations which, in any such case, are material in the aggregate, except as disclosed in the Financial Statements of the Borrower furnished to the Administrative Agent and the Lenders pursuant to item (d) of Schedule 3.01 or in the Financial Statements delivered to the Administrative Agent pursuant to clause (i) or (ii) of Section 5.01(a).

(j) Creation, Perfection and Priority of Liens; Equity Interests.

(i) As of the Closing Date (or as of the date any Loan Party becomes party to the Credit Documents after the Closing Date, as to such Loan Party), (x) the execution and delivery of the Security Documents by the Loan Parties, together with the filing of any Uniform Commercial Code financing statements and the recording of the U.S. Patent and Trademark Office filings and U.S. Copyright Office filings delivered to the Administrative Agent for filing and recording, and as of the date delivered, the recording of any mortgages or deeds of trust delivered to the Administrative Agent for recording (but not yet recorded), are effective to create in favor of the Administrative Agent for the benefit of the Lender Parties, as security for the Obligations, a valid and perfected first priority Lien on all of the Collateral as of the Closing Date (or as of the date any Loan Party becomes party to the Credit Documents after the Closing Date, as to such Loan Party) (subject only to Permitted Liens), and (y) all filings and other actions necessary or desirable to perfect and maintain the perfection and first priority status of such Liens have been duly made or taken and remain in full force and effect. In the case of deposit accounts and accounts with any securities intermediary maintained in the United States and pledged to the Administrative Agent under the Security Agreement, when the Control Agreements have been duly executed and delivered by the Borrower or applicable Guarantor, the Administrative Agent and the applicable depository bank or securities intermediary, as the case may be, the Security Agreement (together with such Control Agreements) shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower or such Guarantor in such Collateral, as security for the Obligations, in each case prior and superior to the Lien of any other Person.

(ii) All outstanding Equity Securities of the Loan Parties are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in Section 4.01(j)(ii) of the Disclosure Schedules, there are no outstanding subscriptions, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (firm or conditional) obligating the Loan Parties to issue, deliver or sell, or cause to be issued, delivered or sold, any additional Equity Securities of the Loan Parties, or obligating the Loan Parties to grant, extend or enter into any such agreement or commitment. All Equity Securities of the Loan Parties have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect.

(k) ERISA. Except as set forth in Section 4.01(k) of the Disclosure Schedules:

(i) Based upon the actuarial assumptions specified for funding purposes in the latest valuation of each Pension Plan that any Loan Party or any ERISA Affiliate maintains or contributes to, or has any obligation under, the aggregate benefit liabilities of such Pension Plan within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of such Pension Plan. Neither any Loan Party nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any employee welfare plan (as defined in Section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan continuation coverage could not have a Material Adverse Effect.

(ii) Each Pension Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such Pension Plan which would result in the incurrence by any Loan Party or any ERISA Affiliate of any material liability, fine or penalty. Each Pension Plan, related trust agreement, arrangement and commitment of any Loan Party or any ERISA Affiliate is legally valid and binding and in full force and effect. No Pension Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. No Loan Party or ERISA Affiliate has engaged in a prohibited transaction under Section 406 of ERISA or Section 4975 of the IRC with respect to any Pension Plan which would result in the incurrence by any Loan Party or ERISA Affiliate of any material liability.

(iii) None of the Loan Parties and the ERISA Affiliates contributes to or has any material contingent obligations to any Multiemployer Plan. None of the Loan Parties and the ERISA Affiliates has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. None of the Loan Parties and the ERISA Affiliates has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

(iv) No Loan Party has (A) engaged in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) failed to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise failed to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could reasonably be expected to have a Material Adverse Effect.

(l) Margin Stock; Other Regulations. No Loan Party owns any Margin Stock which, in the aggregate, would constitute a substantial part of the assets of the Borrower or the Loan Parties (taken as a whole), and not more than 25% of the value (as determined by any reasonable method) of the assets of any Loan Party is represented by Margin Stock, and no proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, to purchase, acquire or carry any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock. No Loan Party is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

(m) Trademarks, Patents, Copyrights and Licenses. The Loan Parties each possess and either own, or have the right to use to the extent required, all necessary trademarks, trade names, copyrights, patents, patent rights and licenses which are material to the conduct of their respective businesses as now operated. The Loan Parties each conduct their respective businesses without infringement or, to the Borrower’s knowledge, claim of infringement of any trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property rights of any other Person (which is not a Loan Party), except where such infringement or claim of infringement could not reasonably be expected to have a Material Adverse Effect. There is no infringement or, to the Borrower’s knowledge, claim of infringement by others of any material trademark, trade name, trade secret, service mark, patent, copyright, license or other intellectual property right of the Borrower or any of the other Loan Parties. Each of the patents, trademarks, trade names, service marks and copyrights owned by any Loan Party which is registered with any Governmental Authority is set forth on the schedules to the Security Agreement.

(n) Governmental Charges. The Loan Parties have timely filed or caused to be timely filed with the appropriate taxing authorities all Tax Returns which are required to be filed by them. The Tax Returns accurately reflected in all material respects all liabilities for Taxes of the Loan Parties for the periods covered thereby. The Loan Parties have paid, or made provision for the payment of, all Taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith by appropriate proceedings and as to which adequate reserves (determined in accordance with GAAP) have been established. All Taxes which any Loan Party was required by law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid over to the proper authorities to the extent due and payable. No Loan Party has executed or filed with the Internal Revenue Service or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any taxes or Governmental Charges.

(o) Subsidiaries, Related Professional Corporations, Etc. Section 4.01(o) of the Disclosure Schedules (as supplemented by the Borrower in a notice delivered pursuant to Section 5.01(a)(vii)) sets forth each Related Professional Corporation and each of the Subsidiaries of each Loan Party, its jurisdiction of organization, the classes of its Equity Securities, the number of Equity Securities of each such class issued and outstanding, the percentages of Equity Securities of each such class owned directly or indirectly by each Loan Party and whether such Loan Party owns such Equity Securities directly or, if not, the Subsidiary of such Loan Party that owns such Equity Securities (as applicable) and the number of Equity Securities and percentages of Equity Securities of each such class owned directly or indirectly by such Loan Party. Except as set forth in Section 4.01(o) of the Disclosure Schedules (as supplemented as set forth above), none of the Loan Parties currently has any Subsidiaries. All of the outstanding Equity Securities of each such Subsidiary indicated in Section 4.01(o) of the Disclosure Schedules as owned by each Loan Party are owned beneficially and of record by such Loan Party free and clear of all adverse claims.

(p) Solvency, Etc. Each of the Loan Parties is Solvent and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby, will be Solvent.

(q) Labor Matters. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which any Loan Party is a party, which could reasonably be expected to have a Material Adverse Effect, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the knowledge of the Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(r) No Material Adverse Effect. Since December 31, 2010, no event has occurred and no condition exists which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(s) Accuracy of Information Furnished.

(i) The Credit Documents and the other certificates, statements and information (excluding projections) furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All projections furnished by the Loan Parties to the Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby have been prepared on a basis consistent with the historical Financial Statements described above, except as described therein, have been based upon reasonable assumptions and represent, as of their respective dates of presentations, the Loan

Parties’ good faith and reasonable estimates of the future performance of the Loan Parties, and the Borrower has no reason to believe that such estimates and assumptions are not reasonable; provided, for the avoidance of doubt, that the Borrower makes no guarantees of any kind regarding such estimates or projections or the likelihood of the Loan Parties to meet such estimates or projections.

(ii) The copies of the Material Documents which have been delivered to the Administrative Agent in accordance with Section 3.01 are true, correct and complete copies of the respective originals thereof, as in effect on the Closing Date, and no amendments or modifications have been made to the Material Documents, except as set forth by documents delivered to the Administrative Agent in accordance with said Section 3.01 or otherwise reasonably approved in writing by the Required Lenders in accordance with Section 5.02(m). None of the Material Documents has been terminated and each of the Material Documents is in full force and effect. None of the Loan Parties is in default in the observance or performance of any of its material obligations under the Material Documents and each Loan Party has taken all action required to be taken as of the Closing Date to keep unimpaired its rights thereunder (other than possible defaults which may be the subject of any litigation referred to in Section 4.01(g) of the Disclosure Schedules).

(t) Brokerage Commissions. No person is entitled to receive any brokerage commission, finder’s fee or similar fee or payment in connection with the extensions of credit contemplated by this Agreement as a result of any agreement entered into by any Loan Party. No brokerage or other fee, commission or compensation is to be paid by the Lenders with respect to the extensions of credit contemplated hereby as a result of any agreement entered into by any Loan Party, and the Borrower agrees to indemnify the Administrative Agent and the Lenders against any such claims for brokerage fees or commissions and to pay all expenses including, without limitation, attorney’s fees incurred by the Administrative Agent and the Lenders in connection with the defense of any action or proceeding brought to collect any such brokerage fees or commissions.

(u) Policies of Insurance. The properties of the Loan Parties are, to the Borrower’s knowledge, insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties operate. Section 4.01(u) of the Disclosure Schedules sets forth a true and complete listing of all insurance maintained by the Loan Parties as of the Closing Date. Such insurance has not been terminated and is in full force and effect, and each of the Loan Parties has taken all action required to be taken as of the date of this Agreement to keep unimpaired its rights thereunder.

(v) Agreements with Affiliates and Other Agreements. Except as set forth in Section 4.01(v) of the Disclosure Schedules, no Loan Party has entered into and, as of the date of the applicable Credit Event does not contemplate entering into, any material agreement or contract with any Affiliate of any Loan Party, except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons, based on the totality of the circumstances.

(w) Foreign Assets Control, Etc.

(i) No Loan Party (i) is, or is controlled by, a Designated Person; (ii) has received funds or other property from a Designated Person; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law. No Loan Party engages or will engage in any dealings or transactions, or is or will be otherwise associated, with any Designated Person. Each Loan Party is in compliance, in all material respects, with the Patriot Act. Each Loan Party has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws including the requirement that (i) no Person who owns any direct or indirect interest in any Loan Party is a Designated Person and (ii) funds invested directly or indirectly in any Loan Party are derived from legal sources.

(ii) No portion of the proceeds of any Loan, L/C Credit Extension or other credit made hereunder has been or will be used, directly or indirectly for, and no fee, commission, rebate or other value has been or will be paid to, or for the benefit of, any governmental official, political party, official of a political party or any other Person acting in an official capacity in violation of any applicable Governmental Rules, including the U.S. Foreign Corrupt Practices Act of 1977.

(x) Management Agreements.

(i) No Management Agreement or any of the transactions contemplated thereunder, violates, in any material respect, any Requirement of Law, including, without limitation, any Requirement of Law (A) relating to the eligibility of a Loan Party to enter into or participate in any Third Party Payor Arrangement or otherwise applicable to such Loan Party as a result of such participation, (B) relating to any License or Reimbursement Approval of a Loan Party required in connection with any Third Party Payor Arrangement in which it participates or (C) relating to the hospitalist practice.

(ii) No Management Agreement or any of the transactions contemplated thereunder, violates in any material respect any applicable Third Party Payor Arrangement to which any Loan Party is a party.

(iii) As of the Closing Date, (A) no Loan Party has knowledge or received notice (which notice remains outstanding) of any investigation, threatened or contemplated, by any Governmental Authority with respect to any Management Agreement, (B) no Loan Party has knowledge or received notice of any Requirement of Law or of any legislation introduced to change any Requirement of Law which would cause any of the material terms of any Management Agreement to be deemed unenforceable, void or illegal and (C) each of the Management Agreements is assignable by the Loan Party party thereto.

(iv) Each Management Agreement is in full force and effect and is enforceable by the Loan Party that is party thereto in accordance with its terms (except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity) and no Loan Party (or any other party thereto) is in breach of or default under any such Management Agreement in any material respect or has given notice of termination or cancellation of any such Management Agreement (except as previously disclosed pursuant to Section 5.01(a)), except in each case to the extent the failure to be in compliance with such representations could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) No Loan Party is party to any Management Agreement that is different in any material respect from the form(s) of Management Agreement provided to the Administrative Agent prior to the Closing Date or pursuant to Section 5.01(a).

(y) Reimbursement; Investigations; Certifications. The accounts receivable of the Loan Parties have been properly adjusted in all material respects to reflect the reimbursement policies under all applicable Governmental Rules and other Third Party Payor Arrangements to which such Loan Party is subject, and do not exceed in any material respect amounts such Loan Party is entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to usual charges. All billings by each of the Loan Parties pursuant to Third Party Payor Arrangements have been made in compliance with all applicable Governmental Rules, except where the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no intentional or material overbilling or overcollection pursuant to any Third Party Payor Arrangement by any Loan Party, other than as created by routine adjustments and disallowances made in the ordinary course of business by the payors with respect to such billings. No Loan Party which accounted for ten percent (10%) or more of the consolidated revenues of the Borrower for the fiscal year most recently ended for which Financial Statements of the Borrower are available is, and to the Borrower’s knowledge, no other Loan Party is, currently subject to any federal, state, local governmental or private payor civil or criminal inspections, investigations, inquiries or audits involving and/or related to its activities or compliance with Healthcare Laws, except for audits and inspections that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Loan Party is currently subject to suspension, revocation, renewal or denial of any applicable certification, provider or supplier billing number (s) or any participation agreement(s) under any applicable Government Reimbursement Program. There currently exists no restrictions, deficiencies, required plans of corrective action or other such remedial measures with respect to any certifications, accreditations or licensures (whether under any Government Reimbursement Program or Healthcare Law) other than restrictions, deficiencies, required plans of corrective action or other remedial measures that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Providers. No Loan Party has knowledge that any Provider is in violation of any Healthcare Law other than violations that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

4.02. Reaffirmation. The Borrower shall be deemed to have reaffirmed, for the benefit of the Lenders and the Administrative Agent, each representation and warranty contained in Article IV on and as of the date of each Credit Event (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

ARTICLE V. COVENANTS.

5.01. Affirmative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance by the other Loan Parties, with the following affirmative covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Financial Statements, Reports, etc. The Borrower shall furnish to the Administrative Agent and each Lender the following, each in such form and such detail as the Administrative Agent or the Required Lenders shall reasonably request:

(i) As soon as available and in no event later than forty-five (45) days after the last day of each fiscal quarter (other than the last fiscal quarter of the Borrower’s fiscal year), copies of the Financial Statements of the Borrower (prepared on a consolidated basis) for such fiscal quarter (beginning with the fiscal quarter ending September 30, 2011 and thereafter) and for the fiscal year to date, each certified by the president, chief executive officer, chief operating officer or chief financial officer of the Borrower to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes), which Financial Statements and balance sheets and statements of income shall be accompanied by a narrative (as set forth in the related Form 10-Q) from management of the Borrower which discusses results;

(ii) As soon as available and in no event later than ninety (90) days after the close of fiscal year 2011 and each fiscal year thereafter, copies of the consolidated Financial Statements of the Borrower for such year, audited (as to the consolidated Financial Statements) by an independent certified public accountants of recognized national standing acceptable to the Administrative Agent, which Financial Statements shall be accompanied by a narrative (as set forth in the related Form 10-K) from management of the Borrower which discusses results and (B) copies of the unqualified opinions and, to the extent delivered, management letters delivered by such accountants in connection with all such Financial Statements and prepared in accordance with GAAP;

(iii) Contemporaneously with the Financial Statements for each fiscal quarter and each fiscal year end required by the foregoing clauses (i) and (ii), a compliance certificate of the president, chief executive officer, chief operating officer or chief financial officer of the Borrower in substantially the form of Exhibit H (a “Compliance Certificate”).

(iv) As soon as possible and in no event later than ten (10) Business Days after any Responsible Officer knows of the occurrence or existence of (A) any uninsured ERISA Event, (B) any actual or threatened litigation, suits, claims, disputes or investigations against any Loan Party involving uninsured monetary damages payable by any Loan Party of $2,000,000 or more (alone or in the aggregate) or in which injunctive relief or similar relief is sought, which relief, if granted, could have a Material Adverse Effect, (C) any other event or condition which, either individually or in the aggregate, could have a Material Adverse Effect, including (I) breach or non-performance of, or any default under, a Contractual Obligation of the

Borrower or any Guarantor; (II) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Guarantor and any Governmental Authority; or (III) the commencement of, or any material development in, any material litigation or proceeding affecting the Borrower or any Guarantor, including pursuant to any applicable Environmental Laws; or (D) any material change in accounting policies (not required by GAAP) of or financial reporting practices by the applicable Loan Party. Each notice pursuant to this Section 5.01(a)(iv) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to this Section 5.01(a)(iv) shall describe with reasonable particularity any and all provisions of this Agreement or other Credit Document that have been breached;

(v) As soon as available, and in any event not later than ninety (90) days after the commencement of each fiscal year of the Borrower, the budget and projected Financial Statements of the Borrower for such fiscal year and each of the two fiscal years following such fiscal year (detailed on a quarterly basis), including, in each case, projected balance sheets, statements of income and statements of cash flow of the Loan Parties, all in reasonable detail and with assumptions and in any event to include projected Capital Expenditures and quarterly projections of the Borrower’s compliance with each of the covenants set forth in Section 5.03 of this Agreement; provided, that failure by the Loan Parties to meet such projections shall not be deemed to be a breach of this Agreement or any of the other Credit Documents;

(vi) Reserved;

(vii) As soon as possible and in no event later than three (3) days prior thereto, written notice of the establishment or acquisition by a Loan Party of any new Subsidiary or the issuance of any new Equity Securities of any existing Loan Party or the establishment of any new Related Professional Corporation;

(viii) As soon as possible and in no event later than ten (10) Business Days after the receipt thereof by a Responsible Officer, a copy of any notice, summons, citations or other written communications concerning any actual, alleged, suspected or threatened violation of any material Environmental Law, or any material liability of a Loan Party for Environmental Damages;

(ix) As soon as possible and in no event later than three (3) days prior to the acquisition by any Loan Party of any leasehold interest requiring aggregate annual lease payments in excess of $300,000 or ownership interest in real property, a written supplement to Section 4.01(h) of the Disclosure Schedules;

(x) As soon as possible after the sending or filing thereof, copies of any proxy statements, financial statements or reports that the Borrower has made generally available to its shareholders; copies of any regular, periodic and special reports or registration statements or prospectuses that Borrower files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by the Borrower to the public concerning material changes to or developments in the business of the Borrower;

(xi) As soon as commercially practicable and in any event within thirty (30) days after a Responsible Officer has become aware thereof, information regarding: (A) receipt of any notice, through letter or otherwise, of a potential investigation relating to any Loan Party’s submission of claims to Government Reimbursement Programs, which could reasonably be expected to have a Material Adverse Effect; (B) the voluntary disclosure by any Loan Party to the Office of the Inspector General of the United States Department of Health and Human Services, a Medicare fiscal intermediary or any state’s Medicaid program of potential overpayment matters involving the submission of claims to such payor in an amount exceeding $1,500,000, individually, or $3,000,000, in the aggregate for any fiscal year or (C) receipt of any notice from a Governmental Authority initiating any action that could reasonably be expected to result in the loss or cancellation of any license, permit, authorization or other right related to any Healthcare Law held by a Loan Party;

(xii) Promptly and in no event later than forty-five (45) days after the end of each fiscal quarter of each fiscal year, an update from a Responsible Officer regarding the status of the civil investigative demand issued by the Department of Justice, U.S. Attorney’s Office for the Northern District of Illinois received by the Borrower on or about June 7, 2010;

(xiii) Promptly and in no event later than ten (10) Business Days after a Responsible Officer has become aware thereof, information regarding: (A) any Governmental Authority delivers notice to any Loan Party that it contests the legality of any material provision of any Management Agreement (provided, that the foregoing clause (A) shall not apply with respect to any such contest that would not reasonably be expected to result in a determination that would be adverse in any material respect to the applicable Loan Party, or with respect to any inquiry or investigation by such Governmental Authority that would not reasonably be considered such a contest) or (B) the occurrence of any action by any Governmental Authority that results in the revocation of the License of any Loan Party;

(xiv) Promptly and in no event later than ninety (90) days after the end of each fiscal year, an updated listing of all insurance maintained by the Loan Parties as of the last day of such fiscal year; and

(xv) Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the properties, operations or condition (financial or otherwise) of the Loan Parties, and compliance by the Borrower with the terms of this Agreement and the other Credit Documents as the Administrative Agent or any Lender may from time to time reasonably request.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (the “Borrower Materials”) by posting the Borrower Materials on one or more Platforms and (b) certain of the Lenders may be “public-side” Lenders (i.e. Lenders that do not wish to receive non-public information with respect to the Loan Parties or their securities) (each, a “Public Lender”). The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC” the Borrower shall be deemed to have authorized the Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Loan Parties or their securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

(b) Books and Records. The Loan Parties shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

(c) Inspections. The Loan Parties shall permit the Administrative Agent and each Lender, or any agent or representative thereof, upon reasonable notice, during normal business hours and without interruption to the business of the Loan Parties, to visit and inspect any of the properties and offices of the Loan Parties, to conduct audits of any or all of the Collateral, to examine the books and records of the Loan Parties and make copies thereof, and to discuss the affairs, finances and business of the Loan Parties with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent or any Lender may request, all at the Borrower’s expense. Notwithstanding the foregoing, during the course of any visits and inspections, representatives of the Administrative Agent and the Lenders may encounter individually identifiable healthcare information as defined under the Administrative Simplification regulations promulgated pursuant to HIPAA or other confidential information relating to healthcare patients; the Loan Parties, shall, consistent with HIPAA’s “minimum necessary” provisions, permit disclosure of such confidential information to the Administrative Agent and the Lenders only to the extent permissible under applicable Governmental Rules.

(d) Insurance. The Loan Parties shall:

(i) Carry and maintain (A) insurance during the term of this Agreement of the types and in the amounts customarily carried from time to time by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, hazard, public liability, business interruption, property damage and worker’s compensation, (B) if requested by the Administrative Agent, flood insurance with respect to real property Collateral in amounts and subject to deductibles and other terms as may be reasonably acceptable to the Administrative Agent and (C) insurance for claims in connection with the provision of medical services by Providers and/or ancillary services covered by the Management Agreements, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons;

(ii) Furnish to any Lender, upon written request, full information as to the insurance carried;

(iii) Carry and maintain each policy for such insurance with (A) a company which is rated A or better by A.M. Best and Company at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is satisfactory to the Administrative Agent; and

(iv) Obtain and maintain endorsements acceptable to the Administrative Agent for such insurance (including form 438BFU or equivalent) naming the Administrative Agent and the Lenders as an additional insured and naming the Administrative Agent as mortgagee and as lender’s loss payee and including lender’s loss payable endorsements;

provided, however, that if any Loan Party shall fail to maintain insurance in accordance with this Section 5.01(d), or if any Loan Party shall fail to provide the required endorsements with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

(e) Governmental Charges and Other Indebtedness. Each Loan Party shall promptly pay and discharge when due (i) all Taxes and other Governmental Charges, (ii) all Indebtedness which, if unpaid, could become a Lien upon the property of such Loan Party and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness which in each case, if unpaid, could be reasonably likely to have a Material Adverse Effect, except such Taxes, Governmental Charges and Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made; provided that in each such case appropriate reserves are maintained in accordance with GAAP and no material property of any Loan Party is at impending risk of being seized, levied upon or forfeited.

(f) Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans (i) to pay fees and expenses incurred in connection with this Agreement and the refinancing described in clause (ii); (ii) to refinance certain existing Indebtedness of the Loan Parties, (iii) to finance Permitted Acquisitions, (iv) to finance Capital Expenditures permitted hereunder and (v) (together with Letters of Credit issued hereunder) to provide for the working capital and general corporate purpose needs of the Loan Parties.

(g) General Business Operations. Each of the Loan Parties shall (i) preserve, renew and maintain in full force its corporate, partnership or limited liability company existence and good standing under the Governmental Rules of the jurisdiction of its organization and all of its rights, provider numbers, permits, Licenses, leases, qualifications, privileges, franchises and other authority reasonably necessary to the conduct of its business and to maintain such Person’s qualification for participation in and payment under all applicable Government Reimbursement Programs, except where the failure to satisfy such requirement could not reasonably be expected to have a Material Adverse Effect, (ii) conduct its business activities in material compliance with all material Requirements of Law and Contractual Obligations applicable to such Person, (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and from time to time make, or cause to be made, all necessary and proper repairs, except, in each case, where any failure, either individually or in the aggregate, could not reasonably be expected to have a Material

Adverse Effect, (iv) maintain, preserve and protect all of its rights to enjoy and use material trademarks, trade names, service marks, patents, copyrights, Licenses, leases, franchise agreements and franchise registrations, except where the failure to satisfy such requirement could not reasonably be expected to have a Material Adverse Effect, (v) conduct its business in an orderly manner without voluntary interruption and (vi) properly file all cost reports required under any applicable Government Reimbursement Program.

(h) Compliance with Laws. Each Loan Party shall (i) comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, all Environmental Laws and Healthcare Laws) and (ii) implement and maintain policies that are consistent and in compliance with HIPAA Privacy Standards.

(i) New Subsidiaries and Related Professional Corporations. The Borrower shall, at its own expense promptly, and in any event within ten (10) Business Days or such longer period of time as may be agreed to by the Administrative Agent in its reasonable discretion after the formation or acquisition of any Subsidiary or Related Professional Corporation (A) notify the Administrative Agent of such event in writing (to the extent notice has not already been provided in accordance with Section 5.01(a)(vii)), (B) cause each Subsidiary or Related Professional Corporation to execute and deliver or otherwise become a party to the Guaranty and to become a party to the Security Agreement and each other applicable Security Document, in each case in accordance with the terms thereof, execute (and cause applicable third party pledgors to execute) additional Security Documents if reasonably requested by the Administrative Agent and amend the Security Documents as appropriate in light of such event to pledge to the Administrative Agent for the benefit of itself and the Lenders 100% of the Equity Securities of each such Person which becomes a Subsidiary and execute and deliver all documents or instruments required thereunder or appropriate to perfect the security interest created thereby, (C) deliver (or cause the appropriate Person to deliver) to the Administrative Agent all stock certificates and other instruments constituting Collateral thereunder free and clear of all adverse claims, accompanied by undated stock powers or other instruments of transfer executed in blank (and take such other steps as may be requested by the Administrative Agent to perfect the Administrative Agent’s first priority Lien in such Collateral consisting of Equity Securities in compliance with any applicable laws of jurisdictions outside of the United States), (D) cause each document (including each Uniform Commercial Code financing statement and each filing with respect to intellectual property owned by each new Subsidiary or Related Professional Corporation) required by law or requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lender Parties, a valid, legal and perfected first-priority security interest in and lien on the Collateral subject to the Security Documents to be so filed, registered or recorded and evidence thereof delivered to the Administrative Agent, (E) deliver (or cause the appropriate Person to deliver) the Organizational Documents, certificates, resolutions and other documents that would have been required of such Subsidiary or Related Professional Corporation under clause (c) of Schedule 3.01 if such Subsidiary or Related Professional Corporation had been a Guarantor on the Closing Date and (F) to the extent each such Subsidiary or Related Professional Corporation is, in the reasonable opinion of the Borrower, expected to have patient encounters of at least ten percent (10%) of the patient encounters of all Loan Parties during the twelve (12) months of operations immediately following the date of such formation or acquisition, deliver an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent with respect to such Subsidiary or Related Professional Corporation, in its capacity as a Guarantor, the pledge of the Equity Securities of each Subsidiary, as applicable, and the other matters set forth in this Section 5.01(i).

(j) Appraisals. During the existence of an Event of Default or upon the written request of any Lender acting pursuant to any Requirement of Law, the Borrower agrees that the Administrative Agent may, at the expense of the Borrower, commission an appraisal of any property (i) to which any Loan Party holds legal title and (ii) which is encumbered by any Security Document.

(k) Additional Collateral. If at any time from and after the Closing Date any Loan Party acquires any fee interest in real property with a value in excess of $5,000,000, such Loan Party shall deliver to the Administrative Agent, at its own expense, promptly all documentation and information in form and substance reasonably satisfactory to the Administrative Agent (including any appraisals, surveys, environmental reports and environmental indemnities) to assist the Administrative Agent in obtaining deeds of trust or mortgages on such additional real property and ALTA policies of title insurance, with such endorsements as the Administrative Agent may reasonably require, issued by a company and in form and substance reasonably satisfactory to the Administrative Agent, in an amount equal to the principal amount of the Total Revolving Loan Commitment at such time), insuring the Administrative Agent’s Lien on such additional real property Collateral to be of first priority, subject only to such exceptions as the Administrative Agent shall approve in its discretion, with all costs thereof to be paid by such Loan Party.

(l) Post-Closing. Within ninety (90) days after the Closing Date, the Borrower shall deliver to the Administrative Agent, to the extent (i) available from such jurisdiction and (ii) not delivered to the Administrative Agent on or prior to the Closing Date, certificates of the Franchise Tax Board, Secretary of State or comparable official of the state of incorporation or formation of each Guarantor and each state in which such Guarantor is qualified to do business, stating that such Guarantor is in good tax standing under the laws of such states.

5.02. Negative Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance by the other Loan Parties, with the following negative covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Indebtedness. None of the Loan Parties shall create, incur, assume or permit to exist any Indebtedness or engage in any off-balance sheet finance transaction or other similar transaction except for the following (“Permitted Indebtedness”):

(i) Indebtedness of the Loan Parties under the Credit Documents;

(ii) Indebtedness of the Loan Parties listed in Section 5.02(a) of the Disclosure Schedules and existing on the date of this Agreement and any Indebtedness of the Loan Parties under initial or successive refinancings of any Indebtedness permitted by this clause (ii); provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced and (B) the material terms and provisions of any such refinancing (including maturity, redemption, prepayment, default and subordination provisions) are no less favorable to the applicable Loan Party and the Lenders than the Indebtedness being refinanced;

(iii) Indebtedness of the Loan Parties under Rate Contracts permitted under Section 5.02(l);

(iv) Indebtedness of the Loan Parties with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business (including surety or similar bonds issued in connection with the stay of a proceeding of the type described in Section 6.01(h));

(v) Guaranty Obligations of any Loan Party in respect of Permitted Indebtedness of any other Loan Party;

(vi) Indebtedness owing to any other Loan Parties; provided that the Investment constituting such Indebtedness is permitted by Section 5.02(e)(iii);

(vii) purchase money Indebtedness and Capital Lease obligations in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding; and

(viii) unsecured Indebtedness incurred to finance insurance premiums in a manner consistent with past practice in an amount not to exceed $15,000,000 per year.

(b) Liens. No Loan Party shall create, incur, assume or permit to exist any Lien or Negative Pledge on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

(i) Liens in favor of the Administrative Agent or any other Lender Party securing the Obligations and Negative Pledges under the Credit Documents;

(ii) Liens listed in Section 5.02(b) of the Disclosure Schedules and existing on the date of this Agreement and any replacement Liens (covering the same or a lesser scope of property) in respect of replacement Indebtedness permitted under Section 5.02(a)(ii);

(iii) Liens for Taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and have not proceeded to judgment; provided that adequate reserves for the payment thereof have been established in accordance with GAAP and no property of any Loan Party is subject to impending risk of loss or forfeiture by reason of nonpayment of the obligations secured by such Liens;

(iv) statutory Liens, possessory liens of carriers, warehousemen, materialmen, mechanic’s liens and landlord liens, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith by appropriate proceedings, provided that, if delinquent, adequate reserves have been set aside with respect thereto in accordance with GAAP and, by reason of nonpayment, no property of any Loan Party is subject to a material impending risk of loss or forfeiture;

(v) Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety, appeal or customs bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

(vi) Purchase money Liens and associated Negative Pledges incurred with respect to property acquired using the proceeds of Indebtedness and Capital Leases permitted under Section 5.02(a)(vii);

(vii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (ii) or (vi) above; provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to the Lenders than the Indebtedness secured by the existing Lien;

(viii) leases or subleases granted to others (in the ordinary course of business consistent with past practices) not interfering in any material respect with the ordinary conduct of the business or operations of any Loan Party;

(ix) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(x) deposits in the ordinary course of business to secure liabilities to insurance carriers, lessor, utilities and other service providers;

(xi) bankers liens and rights of setoff with respect to customary depository arrangements entered into in the ordinary course of business; and

(xii) Liens arising by reason of security for surety or appeal bonds in the ordinary course of business of any Loan Party;

provided, however, that the foregoing exceptions shall not permit any Lien on any Equity Securities issued by any Loan Party except for Liens in favor of the Administrative Agent securing the Obligations (or any guaranty thereof).

(c) Asset Dispositions. No Loan Party shall, directly or indirectly, sell, lease, convey, transfer or otherwise dispose (including, without limitation, via any sale and leaseback transaction) of any of its assets or property, whether now owned or hereafter acquired, except for the following:

(i) Sales by the Loan Parties of inventory in the ordinary course of their businesses;

(ii) Sales or other dispositions by the Loan Parties of damaged, worn-out or obsolete equipment in the ordinary course of their businesses for not less than fair market value;

(iii) Sales or other dispositions by any Loan Party of Investments permitted by clause (ii) of Section 5.02(e) for not less than fair market value; provided that no Default shall have occurred and be continuing and the proceeds of such sale or other disposition are retained as working capital with such Loan Party;

(iv) Sales or other dispositions of assets and property by the Borrower to any Guarantor or by any Guarantor to the Borrower or another Guarantor; provided that the terms of any such sales or other dispositions by or to the Borrower or any such Guarantor are terms which are no less favorable to the Borrower or any such Guarantor than would prevail in the market for similar transactions between unaffiliated parties dealing at arm’s length;

(v) transfers permitted by Section 5.02(b), Section 5.02(d), Section 5.02(e) and Section 5.02(f); and

(vi) other sales or dispositions in an aggregate amount not to exceed $5,000,000 in any fiscal year.

(d) Mergers, Acquisitions, Etc. No Loan Party shall reorganize, recapitalize or consolidate with or merge into any other Person or permit any other Person to merge into it, acquire any Person as a new Subsidiary or Related Professional Corporation or acquire all or substantially all of the assets, or any identifiable business unit or division, of any other Person, except for the following:

(i) (A) the Borrower and the other Loan Parties may merge with each other; provided that (1) no Default shall have occurred and be continuing or would result after giving effect to any such merger, (2) in any such merger involving the Borrower and another Loan Party, the Borrower is the surviving Person and (3) in any merger involving a Guarantor and another Loan Party (other than the Borrower), such Guarantor is the surviving Person; and (B) a merger or consolidation of a Person into the Borrower or into a Guarantor which constitutes an acquisition permitted by Section 5.02(d)(ii); provided that no Default shall have occurred and be continuing or would result after giving effect to any such merger;

(ii) Acquisitions by the Borrower or a Guarantor of any Person or the assets of a Person as a new Subsidiary or of all or substantially all of the assets of any other Person or identifiable business unit or division of any other Person (in each case, the “Proposed Target”); provided that:

(A) No Default has occurred and is continuing on the date of, or will result after giving effect to, any such acquisition (actually and on a pro forma basis);

(B) The Proposed Target is in the same or similar line of business as the Borrower;

(C) The acquisition of the Proposed Target shall be completed as a result of an arm’s length negotiation (i.e. on a non-hostile basis);

(D) The acquisition of the Proposed Target shall be consummated, in all material respects, in accordance with all applicable Governmental Rules;

(E) The Borrower has delivered to the Administrative Agent, for each acquisition when the total consideration exceeds $8,500,000, within at least ten (10) Business Days prior to the closing date of such proposed acquisition: (1) written notice of such proposed acquisition and (2) a pro forma income statement in form and detail reasonably acceptable to the Administrative Agent, which shall show (i) that such acquisition will not result in any Default hereunder and (ii) pro forma compliance with the financial covenants on a going forward basis;

(F) The Administrative Agent shall prior to the proposed acquisition date have received a Compliance Certificate evidencing pro forma compliance as described in clause (E) above;

(G) No Proposed Target shall be organized or domiciled under the law of any jurisdiction outside the United States and after giving effect to the proposed acquisition, at least 80% of the pro forma consolidated revenues of the Borrower will be derived from United States, United States territories, Canada and Mexico operations;

(H) The Administrative Agent shall hold a perfected, first priority security interest in and lien on all of the assets acquired by the Borrower or a Guarantor in such transaction (including but not limited to the assets of the Proposed Target) and, if the Proposed Target survives such transaction as a separate Subsidiary, any Equity Securities in the Proposed Target to the extent required by Section 5.01(i); and

(I) If such Proposed Target remains a separate Subsidiary or Related Professional Corporation, all action required of such Subsidiary, Related Professional Corporation and the Loan Parties under Section 5.01(i) shall be completed substantially concurrently with the consummation of such acquisition.

(e) Investments. None of the Loan Parties shall make any Investment except for Investments in the following:

(i) Investments by the Loan Parties in deposit accounts, cash and Cash Equivalents; provided that such Investments are subject to a Control Agreement except to the extent covered by the proviso in Section 5.02(p) below;

(ii) Investments listed in Section 5.02(e) of the Disclosure Schedules existing on the date of this Agreement;

(iii) Investments by the Loan Parties in each other (including such Investments set forth in Section 5.02(e) of the Disclosure Schedules); provided that any Investments made by the Borrower or a Guarantor constituting Indebtedness of another Loan Party shall be evidenced by one or more Pledged Intercompany Notes subject to a first perfected security interest in favor of the Administrative Agent and in the Administrative Agent’s possession;

(iv) Investments consisting of loans to employees, officers and directors in the ordinary course of business or for the purpose of purchase of the Borrower’s stock in an aggregate amount not exceeding $1,000,000 at any one time outstanding;

(v) Investments permitted by Section 5.02(d);

(vi) Investments received in connection with the settlement of a bona fide dispute with another Person after making reasonable efforts to collect cash in respect thereof; and

(vii) other Investments made by the Loan Parties from and after the Closing Date not exceeding $5,000,000 in the aggregate.

(f) Distributions, Redemptions, Etc. No Loan Party shall reorganize, recapitalize or make any Distributions or set apart any sum for any such purpose except as follows:

(i) Any Subsidiary of the Borrower may pay dividends on its Equity Securities to the Borrower or any intervening Subsidiary; and

(ii) The Borrower may (A) repurchase the stock of former employees pursuant to stock repurchase agreements so long as no Event of Default exists or would result therefrom in an aggregate amount not to exceed $2,500,000 per year and (B) repurchase the stock of former employees pursuant to stock repurchase agreements by the cancellation of Indebtedness owed by such former employee to the Borrower regardless of whether an Event of Default exists or would result therefrom.

(g) Change in Business. No Loan Party shall engage, either directly or indirectly through Affiliates, in any business different from the business of the Borrower as of the Closing Date other than any business that is complementary to the business of the Borrower.

(h) Payments of Indebtedness, Etc. Except for payoffs of Indebtedness contemplated in connection with the effectiveness of this Agreement, payoffs of Indebtedness or lease obligations in connection with any acquisitions or payoffs of Indebtedness or lease obligations in an individual amount not to exceed $1,000,000, no Loan Party shall prepay, redeem, purchase, defease, acquire or otherwise satisfy (or offer to redeem, purchase, acquire or otherwise satisfy) in any manner prior to the scheduled payment thereof any Indebtedness or lease obligations of any Loan Party (other than the Obligations); or make any payment or deposit any monies, securities or other property with any trustee or other Person that has the effect of providing for the satisfaction (or assurance of any satisfaction) of any Indebtedness of any Loan Party prior to the date when due or otherwise to provide for the defeasance of any such Indebtedness.

(i) ERISA.

(i) No Loan Party or any ERISA Affiliate shall (A) adopt or institute any Pension Plan; (B) take any action which will result in the partial or complete withdrawal, within the meanings of Sections 4203 and 4205 of ERISA, from a Multiemployer Plan; (C) engage or permit any Person to engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the IRC involving any Pension Plan or Multiemployer Plan which would subject a Loan Party or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify; (D) incur or allow to exist any accumulated funding deficiency (within the meaning of Section 412 of the IRC or Section 302 of ERISA); (E) fail to make full payment when due of all amounts due as contributions to any Pension Plan or Multiemployer Plan; (F) fail to comply with the requirements of Section 4980B of the IRC or Part 6 of Title I(B) of ERISA; or (G) adopt any amendment to any Pension Plan which would require the posting of security pursuant to Section 401(a)(29) of the IRC, where singly or cumulatively, the above could have a Material Adverse Effect.

(ii) No Loan Party shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan; (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan; or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above could reasonably be expected to have a Material Adverse Effect.

(j) Transactions With Affiliates. No Loan Party shall enter into or permit to exist any Contractual Obligation with any Affiliate (other than any other Loan Party) or engage in any other transaction with any Affiliate (other than any other Loan Party) except upon terms at least as favorable to such Loan Party as an arms-length transaction with unaffiliated Persons, or to the extent such Contractual Obligation or other transaction is de minimis in nature.

(k) Accounting Changes. No Loan Party shall change (i) its fiscal year (currently January through December) or (ii) its accounting practices except as required by GAAP.

(l) Rate Contracts. No Loan Party shall enter into any Rate Contract, except (i) Rate Contracts entered into to hedge or mitigate risks to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Securities of the Borrower or any Subsidiary of the Borrower), and (ii) Rate Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary.

(m) Amendment of Material Documents. No Loan Party shall agree to amend, modify, supplement or replace any Material Document or any document executed and delivered in connection therewith, in each case in a manner which could reasonably be expected to adversely affect the interests of the Administrative Agent and the Lenders.

(n) Restrictive Agreements. No Loan Party shall agree to any restriction or limitation (other than as set forth in this Agreement or the other Credit Documents) on the making of Distributions or the transferring of assets from any Loan Party to another Loan Party, in each case in a manner which could reasonably be expected to adversely affect the interests of the Administrative Agent and the Lenders.

(o) Joint Ventures; Non-Wholly Owned Subsidiaries.

(i) No Loan Party shall enter into or maintain any interest in any Joint Venture; provided, that the Loan Parties may enter into and maintain an interest in Joint Ventures if (A) the aggregate Investment by the Loan Parties in all Joint Ventures is permitted by Section 5.02(e)(vii), (B) the business of such Joint Venture is in the same line of business as the Borrower or a line of business substantially related thereto and (C) such additional Joint Venture is a corporation, limited liability company or other limited liability entity.

(ii) No Loan Party shall own any Non-Wholly-Owned Subsidiaries other than Excluded Subsidiaries.

(p) Accounts. No Loan Party shall fail to execute and deliver to the Administrative Agent control agreements in form and substance reasonably acceptable to the Administrative Agent with respect to each account of the Loan Parties opened following the Closing Date with any bank, savings association, financial institution, securities intermediary or similar financial intermediary in which cash or other property will be deposited within thirty (30) days after opening such account; provided that so long as applicable Governmental Rules require Medicare and Medicaid payments be deposited into an account over which the provider has control, this Section 5.02(p) shall not apply to such accounts. The Borrower shall take reasonable steps to ensure that only the proceeds of account receivable of the Loan Parties and other Collateral are deposited in the accounts referred to in the proviso in the preceding sentence.

(q) Capital Expenditures. No Loan Party shall permit the aggregate amount of Capital Expenditures made by the Loan Parties in any fiscal year to exceed $10,000,000; provided that Capital Expenditures permitted for a fiscal year may, to the extent not expended in such fiscal year, be carried over and expended only in the immediately succeeding fiscal year.

(r) Sales and Leaseback. No Loan Party shall engage in any Sale and Leaseback transaction with respect to any of its property of any character, whether now owned or hereafter acquired.

(s) Foreign Subsidiaries. No Loan Party shall form or acquire a Subsidiary which is organized in a jurisdiction other than the United States or any state thereof.

(t) Agreement to Sweep. No Loan Party shall fail to cause the amounts in accounts covered in the proviso set forth in Section 5.02(p) to be swept daily to deposit accounts subject to a Control Agreement.

5.03. Financial Covenants. So long as any Loan or L/C Obligation remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of any Commitment remains in force, the Borrower will comply, and will cause compliance, with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:

(a) Total Leverage Ratio. The Borrower shall not permit the Total Leverage Ratio at any time to be greater than 3.00:1.00.

(b) Minimum EBITDA. The Borrower shall not permit, as of the last day of any fiscal quarter, EBITDA for the four fiscal quarter period ending thereon to be less than (i) $35,000,000 for any fiscal quarter ending on or before June 30, 2014 or (ii) $50,000,000 for any fiscal quarter ending thereafter.

ARTICLE VI. EVENTS OF DEFAULT.

6.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a) Non-Payment. Any Loan Party shall (i) fail to pay when due any principal of any Loan or any L/C Obligation (including any amount due in respect thereof under the Guaranty) or (ii) fail to pay within three (3) days after the same becomes due, any interest, fees or other amounts payable under the terms of this Agreement or any of the other Credit Documents (including any amount due under any Lender Rate Contract or with respect to any Lender Bank Product and, to the extent not included in clause (i), the Guaranty); or

(b) Specific Defaults. Any Loan Party shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 5.01(a), Section 5.01(f), Section 5.01(g), Section 5.01(h), Section 5.01(i), Section 5.01(k), Section 5.02 (other than any failure to comply with Section 5.02(t), which failure shall constitute an Event of Default if it continues for three (3) Business Days), or Section 5.03; or

(c) Other Defaults. Any default shall occur under the Guaranty or any Security Document and such default shall continue beyond any period of grace provided with respect thereto, if any; or any Loan Party shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or any other Credit Document and such failure shall continue for thirty (30) days after the date of such failure; or

(d) Representations and Warranties. Any representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents, or as an inducement to the Administrative Agent or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect (or if such representation, warranty, certificate, information or other statement (financial or otherwise) is qualified by materiality, in any respect) when made or furnished; or

(e) Cross-Default. (i) Any Loan Party shall fail to make any payment on account of any Indebtedness or Contingent Obligation of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness or Contingent Obligation exceeds $5,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $5,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) any Loan Party shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness or Contingent Obligation of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness and/or Contingent Obligations of any Loan Party (other than the Obligations) in an aggregate amount exceeding $5,000,000 to become redeemable, due, liquidated or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or

(f) Insolvency; Voluntary Proceedings. Any Loan Party shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), or (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Loan Party or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement, or, in each case, any analogous procedure or step is taken in any jurisdiction; or

(h) Judgments; Governmental Assessments. (i) One or more judgments, orders, decrees, arbitration awards, assessments, determinations of overpayment or demands (or requests that are the equivalent to demands) for return of overpayment by any Governmental Authority requiring any Loan Party to pay or transfer an aggregate amount of $10,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Borrower and otherwise satisfying the requirements set forth in Section 5.01(d)) shall be rendered against or demanded (or requested in a manner that is equivalent to a demand) from any Loan Party in connection with any single or related series of transactions, incidents or circumstances whether or not the same has been satisfied, vacated or stayed; (ii) any judgment, writ, assessment, warrant of attachment, Tax lien or execution or similar process shall be issued or levied against a part of the property of any Loan Party with an aggregate value in excess of $10,000,000 and the same shall not be released, stayed, vacated or otherwise dismissed within thirty (30) days after issue or levy; or (iii) to the extent not covered in clause (i) or clause (ii) of this Section 6.01(h), any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens, executions or similar processes which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect are rendered, issued or levied; or

(i) Credit Documents. Any Credit Document or any material term thereof shall cease to be, or be asserted by any Loan Party not to be, a legal, valid and binding obligation of such Loan Party enforceable in accordance with its terms or shall otherwise cease to be in full force and effect; or

(j) Security Documents. Any Lien intended to be created by any Security Document shall at any time be invalidated, subordinated or otherwise cease to be in full force and effect, for whatever reason, or any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, first priority (except as expressly otherwise provided in this Agreement or such Security Document) perfected Lien in the Collateral covered thereby, or any Loan Party shall issue, create or permit to be outstanding any Equity Securities which shall not be subject to a first priority perfected Lien under the Security Documents (other than Equity Securities not required to be pledged under the Credit Documents); or

(k) ERISA. Any Reportable Event which the Administrative Agent reasonably believes in good faith constitutes grounds for the termination of any Pension Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Pension Plan shall occur and be continuing for a period of thirty (30) days or more after notice thereof is provided to the Borrower by the Administrative Agent, or any Pension Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Pension Plan; or

(l) Change of Control. Any Change of Control shall occur; or

(m) Involuntary Dissolution or Split Up. Any order, judgment or decree shall be entered against a Loan Party decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days; or

(n) Other Default. The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Credit Document) under any other Credit Document; or

(o) Guarantors. Any Guarantor shall repudiate or purport to revoke the Guaranty; or

(p) Designated Person. Any Loan Party shall become a Designated Person; or

(q) Uninsured Loss. The occurrence of any uninsured loss with respect to any property of any Loan Party in excess of $10,000,000; or

(r) Management Agreements.

(i) Any Governmental Authority shall deliver notice to any Loan Party that it contests the legality of any material provision of any Management Agreement if, in the aggregate, the consolidated revenues of the Borrower arising from all Management Agreements affected by this Section 6.01(r)(i) exceeded ten percent (10%) of the consolidated revenues of the Borrower for the fiscal year most recently ended for which Financial Statements of the Borrower are available; (provided, that this Section 6.01(r)(i) shall not apply with respect to any such contest that would not reasonably be expected to result in a determination that would be adverse in any material respect to the applicable Loan Party, or with respect to any inquiry or investigation by a Governmental Authority that would not reasonably be considered such a contest); or

(ii) The occurrence of any action by any Governmental Authority that results in the revocation of the License of any Provider or Loan Party, if, in the aggregate, the consolidated revenues of the Borrower arising from the Providers and/or Loan Parties affected by this Section 6.01(r)(ii) exceeded ten percent (10%) of the consolidated revenues of the Borrower for the fiscal year most recently ended for which Financial Statements of the Borrower are available; or

(s) Licenses/Permits/Certifications/Qualifications.

(i) A state or federal regulatory agency or other Governmental Authority shall have revoked, cancelled, failed to renew or adversely modified any license, permit, certificate, authorization or Government Reimbursement Program qualification pertaining to the business of any Loan Party, regardless of whether such license, permit, certificate, authorization qualification was held by or originally issued for the benefit of such Loan Party, a tenant or any other Person except where such revocation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or

(ii) any of the Loan Parties or their respective officers, employees or agents engage in activities which are prohibited by any of 42 U.S.C. Section 1320a-7(b) (the “Federal Anti-Kickback Statute”), 42 U.S.C. 1395nn, as amended (the “Stark Law), the regulations promulgated thereunder, or related state or local statutes or regulations or which are prohibited by rules of professional conduct, except where failure to do so could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or

6.02. Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Section 6.01(f) or 6.01(g)), the Administrative Agent may or shall, upon instructions from the Required Lenders, by written notice to the Borrower, (a) terminate the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans, and/or (b) declare all or a portion of the outstanding Obligations (other than in connection with Lender Rate Contracts or Lender Bank Products) payable by the Borrower to be immediately due and payable and require that the Borrower Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations, in each case, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding . Upon the occurrence or existence of any Event of Default described in Section 6.01(f) or 6.01(g), immediately and without notice, (1) the Revolving Loan Commitments, any obligation of the L/C Issuer to make L/C Credit Extensions and the obligations of the Lenders to make Loans shall automatically terminate, (2) the obligation of the Borrower to Cash Collateralize the Obligations in an amount equal to 105% of the then Effective Amount of the L/C Obligations shall automatically become effective, which amounts shall be immediately pledged and delivered to the Administrative Agent as security for the Obligations and (3) all outstanding Obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, the Administrative Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both. Notwithstanding anything to the contrary in the Credit Documents, (i) all Cash Collateral pledged by the Borrower (other than Cash Collateral pledged as contemplated by Section 2.03(a) in connection with Swing Line Loans) shall first be applied to reimburse the L/C Issuer as contemplated by Section 2.02(g)(iii), then such Cash Collateral shall be applied to the remaining L/C Obligations and then to the remaining Obligations in the manner set forth below and (ii) all Cash Collateral pledged by the Borrower as contemplated by Section 2.03(a) in connection with Swing Line Loans shall first be applied to reimburse and otherwise pay the applicable obligations owing to the Swing Line Lender as contemplated by Section 2.03(a), then such Cash Collateral shall be applied to the remaining Obligations of the Borrower in connection with the Swing Line Loans and then to the remaining Obligations in the manner set forth below.

The proceeds of any sale, disposition or other realization upon all or any part of the Collateral (subject to the prior sentence with respect to Cash Collateral) shall be distributed by the Administrative Agent in the following order of priorities:

First, to the Administrative Agent in an amount sufficient to pay in full the costs and expenses of the Administrative Agent in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by the Administrative Agent in connection therewith, including, without limitation, attorneys’ fees and costs;

Second, to the Lenders in an amount equal to accrued interest then due and payable under this Agreement and the other Credit Documents (except for Lender Rate Contracts and Lender Bank Products);

Third, pari passu and ratably, to (i) the Lenders in an amount equal to the principal amount of the outstanding Loans and L/C Borrowings and to Cash Collateralize the remaining L/C Obligations on a pro rata basis in accordance with the then outstanding principal amount of the Loans and L/C Obligations (with the portion allocated to the Revolving Loans, Swing Line Loans and L/C Obligations to be applied first to repay the Swing Line Loans in full, second to repay the Revolving Loans in full and then to Cash Collateralize the Obligations in an amount equal to the then Effective Amount of all L/C Obligations) and (ii) to the Lender Rate Contract Counterparties to whom obligations are owed in connection with any Lender Rate Contract the terms of which comply with the Credit Agreement to the extent of the associated Termination Value of such Lender Rate Contract, and such proceeds will not be applied to the extent of any excess over such Termination Value in connection with any Lender Rate Contact, until the Obligations (other than obligations under this clause (ii)) have been paid in full and the Revolving Loan Commitments have been terminated;

Fourth, to the Lenders in an amount equal to any other Obligations which are then unpaid (other than any Obligations related to Lender Rate Contracts and Lender Bank Products);

Fifth, to the Lender Rate Contract Counterparties in an amount equal to any other Obligations related to Lender Rate Contracts the terms of which comply with the Credit Agreement, which are then unpaid;

Sixth, to the Lender Bank Product Providers in an amount equal to any Obligations related to Lender Bank Products which are then unpaid; and

Finally, upon payment in full of all of the Obligations, to the persons legally entitled thereto.

No application of payments under this Section 6.02 will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Credit Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder or at law or in equity.

ARTICLE VII. ADMINISTRATIVE AGENT AND RELATIONS AMONG LENDERS.

7.01. Appointment, Powers and Immunities.

(a) Each Lender (on its own behalf or on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) hereby appoints and authorizes the Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender (on its own behalf and on behalf of any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) hereby authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. For the avoidance of doubt, notwithstanding anything to the contrary herein or the other Credit Documents, the Administrative Agent is acting as administrative agent for the Lenders only and the Administrative Agent is not acting as administrative agent for any other Lender Parties; the Lender Parties (other than the Lenders) that are receiving the benefit of the Collateral are receiving such benefit as an accommodation from the Administrative Agent in its capacity as collateral agent for such Lender Parties and the Administrative Agent shall have no liability whatsoever to such Lender Parties. The Sole Bookrunner and Lead Arranger shall not have any duties or responsibilities or any liabilities under this Agreement or any other Credit Documents and any amendments, consents, waivers or any other actions taken in connection with this Agreement or the other Credit Documents shall not require the consent of the Sole Bookrunner or, except to the extent expressly set forth in Section 8.04(h), Lead Arranger, in such capacity. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender (or any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products) or have any fiduciary duty to any Lender (or any Affiliate of such Lender that is party to a Lender Rate Contract or providing Lender Bank Products). Notwithstanding anything to the contrary contained herein the Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rules. Neither the Administrative Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by any Loan Party contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by any Loan Party to perform its obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, the Administrative Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders or in the absence of such direction, such action as the Administrative Agent in good faith deems advisable under the circumstances.

(b) Any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 7.01(a) for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder and hereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VII, Section 8.02 and Section 8.03 as if set forth in full herein with respect thereto.

(c) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article VII with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article VII included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

7.02. Reliance by the Administrative Agent. The Administrative Agent, the L/C Issuer and the Swing Line Lender shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (including any certificate, notice or other document from a Loan Party that a sale, transfer, or other disposition of Collateral is permitted by Section 5.02(c)), and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, the Administrative Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by the Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or all Lenders if required by Section 8.04), and such instructions of the Required Lenders (or all the Lenders as the case may be) and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

7.03. Defaults. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless the Administrative Agent has received a written notice from a Lender or the Borrower, referring to this Agreement, describing such Default and stating that such notice is a “Notice of Default”. If the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lenders. Notwithstanding anything in the contrary contained herein, the order and manner in which the Lenders’ rights and remedies are to be exercised (including, without limitation, the enforcement by any Lender of its Note) shall be determined by the Required Lenders in their sole discretion.

7.04. Indemnification. Without limiting the Obligations of the Borrower hereunder, each Lender agrees to indemnify the Administrative Agent, ratably in accordance with its Revolving Proportionate Share of all Obligations and Revolving Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof; provided, however, that no Lender shall be liable for any of the foregoing to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Section 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of the Loan Parties and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by any Loan Party of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Loan Party; (b) have any duty or responsibility to disclose to or otherwise provide any Lender, and shall not be liable for the failure to disclose or otherwise provide any Lender, with any credit or other information concerning any Loan Party which may come into the possession of the Administrative Agent or that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity, except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder or any other Credit Document; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by any Loan Party or any officer, employee or agent of any Loan Party in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of the Collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by any Loan Party to perform its obligations under this Agreement or any other Credit Document.

7.06. Resignation of the Administrative Agent. The Administrative Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Borrower and the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent, if not a Lender, shall be reasonably acceptable to the Borrower; provided, however, that the Borrower shall have no right to approve a successor Administrative Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from the duties and obligations thereafter arising hereunder; provided that the retiring Administrative Agent shall be discharged from the duties and obligations arising hereunder from and after the end of such thirty (30) day period even if no successor has been appointed. If no such successor has been appointed, the Required Lenders shall act as the Administrative Agent hereunder and under the other Credit Documents. After any retiring Administrative Agent’s resignation hereunder as the Administrative Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative

Agent. The successor Administrative Agent (or if there is no successor, one of the Lenders appointed by the Required Lenders that accepts such appointment) shall also simultaneously replace the then existing Administrative Agent and the then existing Administrative Agent shall be fully released as “L/C Issuer” and “Swing Line Lender” hereunder pursuant to documentation in form and substance reasonably satisfactory to the then existing Administrative Agent.

7.07. Collateral Matters.

(a) The Administrative Agent is hereby authorized by each Lender, without the necessity of any notice to or further consent from any Lender, and without the obligation to take any such action, to take any action with respect to any Collateral or any Security Document which may from time to time be necessary to perfect and maintain perfected the Liens of the Security Documents.

(b) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release (and to execute and deliver such documents, instruments and agreements as the Administrative Agent may deem necessary to release) any Lien granted to or held by the Administrative Agent upon any Collateral (i) upon termination of the Revolving Loan Commitments and the full Cash Collateralization of the then outstanding L/C Obligations and the payment in full of all Loans and all other Obligations payable under this Agreement and under the other Credit Documents; (ii) constituting property of the Loan Parties which is sold, transferred or otherwise disposed of in connection with any transaction not prohibited by this Agreement or the Credit Documents; (iii) constituting property leased to the Loan Parties under an operating lease which has expired or been terminated in a transaction not prohibited by this Agreement or the Credit Documents or which will concurrently expire and which has not been and is not intended by the Loan Parties to be, renewed or extended; (iv) consisting of an instrument, if the Indebtedness evidenced thereby has been paid in full; or (v) if approved or consented to by those of the Lenders required by Section 8.04. Upon request by the Administrative Agent, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 7.07.

(c) Unless all the Lenders otherwise consent in writing, any and all cash collateral for the Obligations shall be released to the Borrower, to the extent not applied to the Obligations, only if (i) the Revolving Loan Commitments have been terminated (ii) all Obligations have been paid in full and are no longer outstanding, including, without limitation, any L/C Obligations or any other contingent obligations.

7.08. Performance of Conditions. For the purpose of determining fulfillment by the Borrower and the other Loan Parties of conditions precedent specified in Sections 3.01 and 3.02 only, each Lender shall be deemed to have consented to, and approved or accepted, or to be satisfied with each document or other matter sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required under Article III to be consented to, or approved by or acceptable or satisfactory to, that Lender, unless an officer of the Administrative Agent who is responsible for the transactions contemplated by the Credit Documents shall have received written notice from that Lender prior to the making of the requested Loan or the issuance of the requested Letter of Credit specifying its objection thereto and either (i) such objection shall not have been withdrawn by written notice to the Administrative Agent or (ii) in the case of any condition to the making of a Loan, that Lender shall not have made available to the Administrative Agent that Lender’s Revolving Proportionate Share of such Loan or Letter of Credit.

7.09. The Administrative Agent in its Individual Capacity; Other Relationships. The Administrative Agent and its affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of banking or other business with any Loan Party and its Affiliates as though the Administrative Agent were not the Administrative Agent, L/C Issuer or Swing Line Lender hereunder. With respect to Loans, if any, made by the Administrative Agent in its capacity as a Lender, the Administrative Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent, L/C Issuer or Swing Line Lender, and the terms “Lender” or “Lenders” shall include the Administrative Agent in its capacity as a Lender. The Administrative Agent shall not be deemed to hold a fiduciary, trust or other special relationship with any Lender and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

7.10. Collateral Matters/Lender Rate Contracts/Lender Bank Products. Each Lender on its own behalf on behalf of its Affiliates understands and agrees that (a) counterparties to Lender Rate Contracts and Lender Bank Products will have the benefits of the Collateral as set forth in the Credit Documents and (b) if the Obligations are repaid as described in Section 7.07, the Collateral will be released as described in Section 7.07 and such Lender and its Affiliates will no longer have the benefits of the Collateral.

7.11. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.02(i), 2.02(j), 2.05, 8.02 and 8.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05, 8.02 and 8.03.

ARTICLE VIII. MISCELLANEOUS.

8.01. Notices.

(a) Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Borrower, any Lender or the Administrative Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed, e-mailed or delivered, if to the Borrower or to the Administrative Agent, the L/C Issuer or the Swing Line Lender, at its respective facsimile number, e-mail address or address set forth below or, if to any Lender, at the e-mail address, address or facsimile number specified for such Lender in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties). All such notices and communications shall be effective (i) when sent by an overnight courier service of recognized standing, on the second Business Day following the deposit with such service; (ii) when mailed, first-class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (iii) when delivered by hand, upon delivery; and (iv) when sent by facsimile transmission or e-mail, upon confirmation of receipt; provided, however, that any notice delivered to the Administrative Agent, the L/C Issuer or the Swing Line Lender under Article II shall not be effective until actually received by such Person.

The Administrative Agent,
the L/C Issuer and the
Swing Line Lender:	For Notices of Borrowing, Notices of Conversion and Notices of Interest Period Selection:

Wells Fargo Bank, National Association
1525 West W.T. Harris Blvd
MACD1109-019
Charlotte, NC 28262
Attention: Agency Services Manager
Fax No. (704) 590-2782
E-mail. agencyservices.requests@wachovia

For all other notices:

Wells Fargo Bank, National Association
433 N. Camden Drive, Suite 505
MAC E2105-050
Beverly Hills, CA 90210
Attention: Seth Evenson
Tel. No. (310) 285-5912
Fax No. (310) 278-6344
E-mail. Seth.W.Evenson@wellsfargo.com

The Borrower:	IPC The Hospitalist Company, Inc.
4605 Lankershim Boulevard, Suite 617
North Hollywood, CA 91602
Attention: Devra Shapiro
Tel. No. (818) 766-3502
Fax No. (818) 766-3999
E-mail. dshapiro@ipcm.com

with a copy to:	IPC The Hospitalist Company, Inc.
4605 Lankershim Boulevard, Suite 617
North Hollywood, CA 91602
Attention: Vice President of Legal Affairs
Tel. No. (818) 753-7196
Fax No. (818) 509-8186
E-mail. pmelnick@ipcm.com

Each Notice of Borrowing, Notice of Conversion and Notice of Interest Period Selection shall be given by the Borrower to the Administrative Agent’s office located at the address referred to above during the Administrative Agent’s normal business hours; provided, however, that any such notice received by the Administrative Agent after 10:00 a.m. on any Business Day shall be deemed received by the Administrative Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by the Borrower to the Administrative Agent or any Lender to be made by telephone or facsimile, the Administrative Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by the Administrative Agent or a Lender is such a person.

(b) The Borrower agrees that the Administrative Agent may make any material delivered by the Borrower to the Administrative Agent, as well as any amendments, waivers, consents, and other written information, documents, instruments and other materials relating to the Borrower or any other Loan Party, or any other materials or matters relating to this Agreement, the other Credit Documents or any of the transactions contemplated hereby (collectively, the “Communications”) available to the Lenders by posting such notices on an electronic delivery system (which may be provided by the Administrative Agent, an Affiliate of the Administrative Agent, or any Person that is not an Affiliate of the Administrative Agent), such as IntraLinks, The Debt Exchange, Inc., SyndTrak Online or a substantially similar electronic system (the “Platform”). The Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided “as is” and “as available” and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency, or sequencing of the Communications posted on the Platform. The Administrative Agent and its Affiliates expressly disclaim with respect to the Platform any liability for errors in transmission, incorrect or incomplete downloading, delays in posting or delivery, or problems accessing the Communications posted on the Platform and any liability for any losses, costs, expenses or liabilities that may be suffered or incurred in connection with the Platform except for liability determined by a final, non-appealable judgment of a court of competent jurisdiction to be due to the Administrative Agent’s gross negligence or willful misconduct. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform. Each Lender agrees that notice to it (as provided in the next sentence) (a “Notice”) specifying that any Communication has been posted to the Platform shall for purposes of this Agreement constitute effective delivery to such Lender of such information, documents or other materials comprising such Communication. Each Lender agrees (i) to notify, on or before the date such Lender becomes a party to this Agreement, the Administrative Agent in writing of such Lender’s e-mail address to which a Notice may be sent (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

8.02. Expenses. The Borrower shall pay on demand, whether or not any Credit Event occurs hereunder, (a) all reasonable fees and expenses, including reasonable syndication expenses, attorneys’, consultants’ and experts’ fees and expenses incurred by the Administrative Agent and Lead Arranger in connection with the syndication of the facility provided hereunder, due diligence, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments, waivers, consents, modifications and supplements related to the Credit Documents, (b) all reasonable fees and expenses of the Administrative Agent and Lead Arranger in connection with the use of any Platform, (c) any and all excise, sales or other similar taxes and (d) all fees and expenses, including attorneys’ fees and expenses, incurred by the Administrative Agent and the Lenders in the enforcement of any of the Obligations or in preserving any of the Administrative Agent’s or the Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving any Loan Party). The obligations of the Borrower under this Section 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

8.03. Indemnification. To the fullest extent permitted by law, and in addition to any other indemnity set forth in the Credit Documents, the Borrower agrees to (a) protect, indemnify, defend and hold harmless the Administrative Agent, the L/C Issuer, the Swing Line Lender, the Lead Arranger, the Lenders and their Affiliates and their respective directors, officers, employees, attorneys, agents, trustees and advisors (collectively, “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for attorneys’ fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to (i) the Credit Documents or any transaction contemplated thereby or related thereto, including the making of any Loans, the funding of any Unreimbursed Amounts and any use by the Borrower of any proceeds of the Loans or the Letters of Credit, (ii) any Environmental Damages, (iii) any claims for brokerage fees or commissions in connection with the Credit Documents or any transaction contemplated thereby or in connection with the Borrower’s failure to conclude any other financing, and to reimburse each Indemnitee on demand for all reasonable legal and other expenses incurred in connection with investigating or defending any of the foregoing, (iv) the use of any Platform or (v) any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Documents, including any penalties, claims or other losses resulting from any delay in paying such excise, sales or other similar taxes and (b) reimburse each Indemnitee for all reasonable legal fees and other expenses in connection with such Indemnitee’s investigation or defense of any of the foregoing; provided, however, that nothing contained in this Section 8.03 shall obligate the Borrower to protect, indemnify, defend or hold harmless any Indemnitee against any such liabilities, obligations, losses, damages, penalties, judgments, costs, disbursements, claims or expenses to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Indemnitee or a breach of such Indemnitee’s obligations under this Agreement. In the case of any investigation, litigation or proceeding to which the indemnity set forth in this Section 8.03 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, the holders of the Borrower’s Equity Securities, any creditor of the Borrower or an Indemnitee and whether not an Indemnitee is otherwise a party thereto. Upon receiving knowledge of any suit, claim or demand asserted by a third party that the Administrative Agent, Lead Arranger or any Lender believes is covered by this indemnity, the Administrative Agent or such Lender shall give the Borrower notice of the matter and the Administrative Agent, Lead Arranger or such Lender may select its own counsel (provided that such counsel is approved in writing by the Borrower, which approval may not be unreasonably withheld) or request that the Borrower defend such suit, claim or demand, with legal counsel satisfactory to the Administrative Agent, Lead Arranger or such Lender as the case may be, at the Borrower’s sole cost and expense; provided, however, that the Administrative Agent, Lead Arranger or such Lender shall not be required to so notify the Borrower and the Administrative Agent or such Lender shall have the right to defend, at the Borrower’s sole cost and expense, any such matter that is in connection with a formal proceeding instituted by any Governmental Authority having authority to regulate or oversee any aspect of the Administrative Agent’s, Lead Arranger’s or such Lender’s business or that of its Affiliates. The Administrative Agent or such Lender may also require the Borrower to defend the matter. Notwithstanding the foregoing provisions, the Indemnitees will be entitled to employ counsel separate from counsel for the Borrower and for any other party in such action if any such Indemnitee reasonably determines that a conflict of interest or other reasonable basis exists which makes representation by counsel chosen by the Borrower not advisable, all at the Borrower’s expense. In the event an Indemnitee (or any of its officers, directors or employees) appears as a witness in any action or proceeding brought against the Borrower in which an Indemnitee is not named as a defendant, the Borrower agrees to reimburse such Indemnitee for all out-of-pocket expenses incurred by it (including fees and expenses of counsel) in connection with its appearing as a witness. Any failure or delay of the Administrative Agent, Lead Arranger or any Lender to notify the Borrower of any such suit, claim or demand shall not relieve the Borrower of its obligations under this Section 8.03. No Indemnitee referred to above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and non-appealable judgment of a court of competent jurisdiction. The Borrower shall not, without the prior written consent of each Indemnitee affected thereby (which consent will not be unreasonably withheld), settle any threatened or pending claim or action that would give rise to the right of any Indemnitee to claim indemnification hereunder unless such settlement (x) includes a full and unconditional release of all liabilities arising out of such claim or action against such Indemnitee and (y) does not include any statement as to or an admission of fault, culpability or failure to act by or on behalf of any Indemnitee. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Borrower or its Affiliates or to their respective equity holders or creditors arising out of, related to or in connection with any aspect of the transactions contemplated hereby, except to the extent such liability is determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s own gross negligence or willful misconduct. The obligations of the Borrower under this Section 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.

8.04. Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by the Borrower and the Required Lenders (or the Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however, that:

(a) Any amendment, waiver or consent which would (i) amend the definition of “Required Lenders”, or modify in any other manner the number or percentage of the Lenders required to make any determinations or to waive any rights under, or to modify any provision of, this Agreement (other than “Required Lenders”), (ii) increase the Total Revolving Loan Commitment (except as contemplated by Section 2.01(b)), (iii) extend the Maturity Date, (iv) reduce the principal of or interest on any Loan or L/C Borrowing or any fees or other amounts payable for the account of the Lenders hereunder, (v) extend any date fixed for any payment of the principal of or interest on any Loans or any fees or other amounts payable for the account of the Lenders, (vi) amend this Section 8.04 or Section 2.10, or (vii) increase the dollar amounts in Section 2.01(b), must be in writing and signed or approved in writing by all of the Lenders directly adversely affected thereby.

(b) Any amendment, waiver or consent which releases any Loan Party or all or substantially all of the Collateral must be in writing and signed or approved in writing by all Lenders, except that (i) any such release in connection with a sale or other disposition of Collateral authorized by Section 5.02(c) may be executed by the Administrative Agent and shall not require the approval of any Lenders and (ii) any amendment, waiver or consent which modifies the terms of Section 5.02(c) (including any modification relating to the prepayment of proceeds from any such sale or other disposition) shall require the consent of the Required Lenders;

(c) Any amendment, waiver or consent which would amend the definition of “Required Lenders” must be in writing and signed or approved in writing by all of the Lenders;

(d) Any amendment, waiver or consent which increases or decreases the Revolving Proportionate Share of any Lender must be in writing and signed by such Lender (other than any such document that implements the provisions of Section 2.01(b);

(e) Any amendment, waiver or consent which affects the rights or duties of the Swing Line Lender under this Agreement must be in writing and signed by the Swing Line Lender;

(f) Any amendment, waiver or consent which affects the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it must be in writing and signed by the L/C Issuer;

(g) Any amendment, waiver or consent which affects the rights or obligations of the Administrative Agent must be in writing and signed by the Administrative Agent; and

(h) Any amendment, waiver or consent which affects the rights or obligations of the Lead Arranger under Section 8.02 or Section 8.03 must be in writing and signed by the Lead Arranger.

No failure or delay by the Administrative Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. The Lenders may condition the giving or making of any amendment, waiver or consent of any term, covenant, agreement or condition of this Agreement or any other Credit Document on payment of a fee by the Borrower.

In connection with any such proposed amendment, modification, waiver or termination requiring the consent of all Lenders (such proposed amendment, modification, waiver or termination, a “Proposed Change”), if the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 8.04 being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrower’s request, the Lender that is acting as the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent’s consent and in the Administrative Agent’s sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent’s request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this paragraph, the Revolving Loan Commitments, the Revolving Loans, L/C Advances, and participations in Swing Line Loans) for an amount equal to the principal balance of all Revolving Loans, L/C Advances and aggregate amounts funded under Section 2.03(c)(ii) in respect of Swing Line

Loans, by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale (or such other amounts as may be agreed upon by the Non-Consenting Lender and the assignee). In such event, such Non-Consenting Lender agrees to execute an Assignment Agreement to reflect such purchase and sale, but regardless of whether such Assignment Agreement is executed, such Non-Consenting Lender’s rights hereunder, except rights under Section 8.03 with respect to actions prior to such date, shall cease from and after the date of tender by the purchaser of the amount of the purchase price.

In addition, notwithstanding the foregoing, (x) the Fee Letter may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof and (y) each Lender Rate Contract and agreement with respect to Lender Bank Products may only be amended, modified or changed, or rights or privileges thereunder waived, only by the parties thereto in accordance with the respective provisions thereof.

Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 8.04 shall apply equally to, and shall be binding upon, each of the Administrative Agent, and the Lenders. Notwithstanding anything to the contrary herein, any Defaulting Lender shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the (i) Revolving Proportionate Share of such Defaulting Lender may not be increased, (ii) the Maturity Date of any Loans of such Defaulting Lender may not be extended, and (iii) principal and interest owing to such Defaulting Lender may not be reduced, in each case without the consent of such Defaulting Lender .

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 6.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) the L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer) hereunder and under the other Credit Documents or (c) any Lender from exercising setoff rights in accordance with Section 8.06 (subject to the terms of Section 2.10); and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 6.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.10, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

8.05. Successors and Assigns.

(a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of the Administrative Agent and each Lender. Any purported assignment or transfer by a Loan Party in violation of the foregoing shall be null and void.

(b) Participations. Any Lender may, without notice to or consent of the Borrower, at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in all or a portion of any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans). In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Section 8.04(a) or Section 8.04(b) but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. The Borrower agrees that if amounts outstanding under this Agreement and the other Credit Documents are not paid when due (whether upon acceleration or otherwise), each Participant shall, to the fullest extent permitted by law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any other Credit Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Credit Documents; provided, however, that (i) no Participant shall exercise any rights under this sentence without the consent of the Administrative Agent, (ii) no Participant shall have any rights under this sentence which are greater than those of the selling Lender and (iii) such rights of setoff shall be subject to the obligation of such Participant to share the payment so obtained with all of the Lenders as provided in Section 2.10(b). The Borrower also agrees that any Lender which has transferred any participating interest in its Commitment or Loans shall, notwithstanding any such transfer, be entitled to the full benefits accorded such Lender under Sections 2.11, 2.12 and 2.13, as if such Lender had not made such transfer.

(c) Assignments. Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (including for purposes of this subsection (c), participations in L/C Obligations and in Swing Line Loans) (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement in substantially the form of Exhibit G (an “Assignment Agreement”), executed by each Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that:

(i) Each Assignee Lender shall provide, as a condition to the effectiveness of such assignment, appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer and the Swing Line Lender as each may require with respect to any continuing obligation to purchase participation interests in any L/C Obligations or any Swing Line Loans then outstanding;

(ii) Without the written consent of the Administrative Agent and, if no Event of Default has occurred and is continuing, the Borrower (which consent of the Administrative Agent and the Borrower shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder;

(iii) Without the written consent of (1) the Administrative Agent, (2) if such Assignment would result in the Assignee Lender becoming a Lender, the L/C Issuer and the Swing Line Lender, and (3) if no Event of Default has occurred and is continuing, the Borrower (which consent shall not be unreasonably withheld or delayed), no Lender may make any Assignment to any Assignee Lender (I) that is less than Five Million Dollars ($5,000,000) in the aggregate or (II) if, after giving effect to such Assignment, the Revolving Loan Commitment or Loans of such Lender or such Assignee Lender would be less than Five Million Dollars ($5,000,000) (except that, in each case, a Lender may make an Assignment which reduces its Revolving Loan Commitment or Loans to zero without the written consent of the Borrower and the Administrative Agent except to the extent such written consent is required by clause (ii) above and clause (iv) below); and

(iv) Without the written consent of the Administrative Agent and, if no Default has occurred and is continuing, the Borrower (which consent of the Administrative Agent and the Borrower shall not be unreasonably withheld or delayed), no Lender may make any Assignment which does not assign and delegate an equal pro rata interest in such Lender’s Revolving Loans, Revolving Loan Commitment and all other rights, duties and obligations of such Lender under this Agreement and the other Credit Documents.

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with a Revolving Loan Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement or, if the Revolving Loan Commitment and Loans of the Assignor Lender have been reduced to $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Revolving Loan Commitment and Loans to $0 and the resulting adjustment of Revolving Loan Commitment and Loans arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Revolving Loan Note of the Assignor Lender thereunder, a new Revolving Loan Note to each Assignee Lender thereunder that requests such a note (with each new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment assumed by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, a new Revolving Loan Note to the Assignor Lender if so requested by such Assignor Lender (with the new Revolving Loan Note to be in an amount equal to the Revolving Loan Commitment retained by it). Each such new Revolving Loan Note shall be dated the Closing Date, and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by the Administrative Agent to the Borrower marked “Replaced”. Each Assignee Lender which was not previously a Lender hereunder and which is not organized under the laws of the United States or a state thereof shall, within three (3) Business Days of becoming a Lender, deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes or (B) in the case of a Lender that is a Non-Bank Lender, (i) a Non-Bank Certificate and (ii) two accurate and complete original signed copies of United States Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement, but only if and to the extent such Lender is legally entitled to do so and if such Lender is unable to, such Lender (other than an assignee pursuant to a request by the Borrower under Section 2.15) shall not be entitled to indemnification for Taxes under Section 2.12 greater than that to which its assignor was entitled immediately preceding such Assignment.

Notwithstanding anything to the contrary contained herein, if at any time Wells Fargo assigns all of its Revolving Loan Commitment and Loans pursuant to subsection (c) above, Wells Fargo may, (i) upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon at least five (5) Business Days’ notice to the Borrower, terminate the Swing Line. In the event of any such resignation as L/C Issuer or termination of the Swing Line, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Wells Fargo as L/C Issuer or the termination of the Swing Line, as the case may be. Wells Fargo shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.02(c)). If Wells Fargo terminates the Swing Line, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Base Rate Loans or fund participations in outstanding Swing Line Loans pursuant to Section 2.03(c).

(d) Register. The Administrative Agent shall maintain at its address referred to in Section 8.01 a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Revolving Loan Commitment or Loans of each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Section 8.05(c), by the Borrower and the Administrative Agent) together with payment to the Administrative Agent by Assignor Lender of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. The Administrative Agent shall promptly after the effectiveness of any Assignment Agreement prepare and deliver to the Lenders and the Borrower a revised Schedule I reflecting the names, addresses and respective Revolving Loan Commitment or Loans of all Lenders then parties hereto (and in any event Schedule I shall be deemed amended to reflect any assignment consummated pursuant to the terms of this Agreement or upon any Lender becoming a party to this Agreement by any other means (including pursuant to a joinder as contemplated by Section 2.01(b)).

(f) Confidentiality. Subject to Section 8.10, the Administrative Agent and the Lenders may disclose the Credit Documents and any financial or other information relating to the Loan Parties to each other or to any potential Participant or Assignee Lender.

(g) Pledges to Federal Reserve Banks; Other Pledges of Notes. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents. In the case of any Lender that is a Fund, such Lender may (i) assign or pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to the trustee under any indenture to which such Lender is a party in support of its obligations to the trustee for the benefit of the applicable trust beneficiaries, or (ii) pledge all or any portion of the Loans held by it (and Notes evidencing such Loans) to its lenders for collateral security purpose; provided, however, no such pledgee under clause (i) or (ii) shall become a Lender hereunder (by foreclosure, transfer in lieu of foreclosure or otherwise) unless and until it complies with the assignment provisions of this Agreement to become a Lender hereunder and has received all consents required hereunder.

(h) True Sale. All participations in the Obligations or any portion thereof, whether pursuant to provisions hereof or otherwise, are intended to be “true sales” for purposes of financial reporting in accordance with Statement of Financial Accounting Standards No. 140. Accordingly, the L/C Issuer or any Lender that sells or is deemed to have sold a participation in the Obligations (including any participations in Letters of Credit and/or Loans, any participations described in clause (b) above and any participations under Section 2.10(b)) (each a “Participation Seller”) hereby agrees that if such Participation Seller receives any payment in respect of the Obligations to which such participation relates through the exercise of setoff by such Participation Seller against the Borrower or any other obligor, then such Participation Seller agrees to promptly pay to the participating party in such participation such participant’s pro rata share of such setoff (after giving effect to any sharing with the Lenders under Section 2.10(b) hereof).

(i) Additional Forms. If required by applicable Governmental Rules or otherwise deemed prudent by the Administrative Agent, the Borrower and each Lender shall prepare, execute and deliver a completed Form U-1 (or Form G-3, as applicable) for each Lender (and, if applicable, for each Participant, in which case the applicable Lender shall cause its Participant to satisfy the requirements of this Section).

8.06. Setoff; Security Interest.

(a) Setoffs By Lenders. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, with the prior consent of the Administrative Agent but without prior notice to or consent of the Borrower, any such notice and consent being expressly waived by the Borrower to the extent permitted by applicable Governmental Rules, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to the Borrower. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

(b) Security Interest. As security for the Obligations, the Borrower hereby grants to the Administrative Agent and each Lender, for the benefit of the Administrative Agent and the Lenders, a continuing security interest in any and all deposit accounts or moneys of the Borrower now or hereafter maintained with such Lender. Each Lender shall have all of the rights of a secured party with respect to such security interest.

8.07. No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

8.08. Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

8.09. Jury Trial. EACH OF THE BORROWER, THE LENDERS AND THE ADMINISTRATIVE AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE GOVERNMENTAL RULES, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

8.10. Confidentiality. None of the Administrative Agent, the Lead Arranger or any Lender shall disclose to any Person any Confidential Information, except that the Administrative Agent, the Lead Arranger and any Lender may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates; (b) to the Administrative Agent, the Lead Arranger or any other Lender; (c) which is otherwise known or available to the public or which is otherwise known to the receiving party prior to the time such Confidential Information was delivered to the Administrative Agent, the Lead Arranger or any Lender; (d) if required or appropriate in any report, statement or testimony required to be submitted to any Governmental Authority having or claiming to have jurisdiction over the Administrative Agent, the Lead Arranger or such Lender (including as required in connection with pledges and assignments permitted under Section 8.05(g)); (e) if required in response to any summons or subpoena; (f) in connection with any enforcement by the Administrative Agent, the Lead Arranger or the Lenders of their rights under this Agreement or the other Credit Documents or any litigation among the parties relating to the Credit Documents or the transactions contemplated thereby; (g) to comply with any Requirement of Law applicable to the Administrative Agent, the Lead Arranger or such Lender; (h) to any Assignee Lender or Participant or any prospective Assignee Lender or Participant; provided that such Assignee Lender or Participant or prospective Assignee Lender or Participant agrees to be bound by the provisions of (or provisions substantially similar to) this Section 8.10; or (i) otherwise with the prior consent of such Loan Party; provided, however, that any disclosure made in violation of this Agreement shall not affect the obligations of the Loan Parties under this Agreement and the other Credit Documents; provided further, that none of the Administrative Agent, the Lead Arranger or any Lender shall disclose any information of the type described clauses (d) through (g) of this Section 8.10 without, to the extent practicable, giving the Borrower reasonable prior notice thereof to provide the Borrower the opportunity to obtain a protective order or confidential treatment of such information, provided that failure to give any such notice to the Borrower shall not result in any liability on the part of the Administrative Agent, the Lead Arranger or any Lender. Nothing in this Section 8.10 shall limit the use of any Platform as described in Section 8.01(b).

8.11. Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by facsimile, “pdf” or similar electronic copy of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart. Any party hereto may request an original counterpart of any party delivering such electronic counterpart.

8.12. Consent to Jurisdiction. Each of the parties to this Agreement irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States located in New York, New York and agrees that any legal action, suit or proceeding arising out of or relating to this Agreement or any of the other Credit Documents may be brought against such party in any such courts. Final judgment against any party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by law. Nothing in this Section 8.12 shall affect the right of any party to commence legal proceedings or otherwise sue any other party in any other appropriate jurisdiction, or concurrently in more than one jurisdiction, or to serve process, pleadings and other papers upon any other party in any manner authorized by the laws of any such jurisdiction. The Borrower agrees that process served either personally or by registered mail shall, to the extent permitted by law, constitutes adequate service of process in any such suit. Each of the parties to this Agreement irrevocably waives to the fullest extent permitted by applicable Governmental Rules (a) any objection which it may have now or in the future to the laying of the venue of any such action, suit or proceeding in any court referred to in the first sentence above; (b) any claim that any such action, suit or proceeding has been brought in an inconvenient forum; (c) its right of removal of any matter commenced by any other party in the courts of the State of New York to any court of the United States; (d) any immunity which it or its assets may have in respect of its obligations under this Agreement or any other Credit Document from any suit, execution, attachment (whether provisional or final, in aid of execution, before judgment or otherwise) or other legal process; and (e) any right it may have to require the moving party in any suit, action or proceeding brought in any of the courts referred to above arising out of or in connection with this Agreement or any other Credit Document to post security for the costs of any party or to post a bond or to take similar action.

8.13. Relationship of Parties. The relationship between the Borrower, on the one hand, and the Lenders and the Administrative Agent, on the other, is, and at all times shall remain, solely that of borrower and lenders. Neither the Lenders nor the Administrative Agent shall under any circumstances be construed to be partners or joint venturers of the Borrower or any of its Affiliates; nor shall the Lenders nor the Administrative Agent under any circumstances be deemed to be in a relationship of confidence or trust or a fiduciary relationship with the Borrower or any of its Affiliates, or to owe any fiduciary duty to the Borrower or any of its Affiliates. The Lenders and the Administrative Agent do not undertake or assume any responsibility or duty to the Borrower or any of its Affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform the Borrower or any of its Affiliates of any matter in connection with its or their property, any security held by the Administrative Agent or any Lender or the operations of the Borrower or any of its Affiliates. The Borrower and each of its Affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by any Lender or the Administrative Agent in connection with such matters is solely for the protection of the Lenders and the Administrative Agent and neither the Borrower nor any of its Affiliates is entitled to rely thereon.

8.14. Time. Time is of the essence as to each term or provision of this Agreement and each of the other Credit Documents.

8.15. Waiver of Punitive Damages. Notwithstanding anything to the contrary contained in this Agreement, the Borrower hereby agrees that it shall not seek from the Lenders or the Administrative Agent punitive damages under any theory of liability.

8.16. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

8.17. Clarification. Notwithstanding anything to the contrary, the parties hereto understand and agree that Wells Fargo is acting in various capacities under this Agreement and the other Credit Documents and therefore shall be permitted to fulfill its roles and manage its various duties hereunder in such manner as Wells Fargo sees fit and, for the avoidance of doubt, in lieu of sending notices to itself when acting in different capacities Wells Fargo may keep internal records regarding all such communications, notices and actions related to this Agreement and the other Credit Documents in accordance with its past practice.

[The first signature page follows]

IN WITNESS WHEREOF, the Borrower, the Lenders, the Administrative Agent, the L/C Issuer and the Swing Line Lender have caused this Agreement to be executed as of the day and year first above written.

BORROWER: IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation

By:	/s/ Adam Singer, M.D.
	Name:	Adam Singer, M.D.
	Title:	Chief Executive Officer

SIGNATURE PAGE TO CREDIT AGREEMENT

ADMINISTRATIVE AGENT, L/C ISSUER AND SWING LINE LENDER: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, L/C Issuer and Swing Line Lender

By:	/s/ Seth Evenson
Name:	Seth Evenson
Title:	Vice President

THE LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Seth Evenson
Name:	Seth Evenson
Title:	Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT

COMERICA BANK

By:	/s/ Gary Reagan
Name:	Gary Reagan
Title:	Senior Vice President

SIGNATURE PAGE TO CREDIT AGREEMENT

SCHEDULE I

THE LENDERS

Part A

LENDER	REVOLVING LOAN COMMITMENT	REVOLVING PROPORTIONATE SHARE
Wells Fargo Bank, National Association	$45,000,000	60.00%
Comerica Bank	$30,000,000	40.00%
TOTAL	$75,000,000	100%

1

Part B

WELLS FARGO BANK, NATIONAL ASSOCIATION

as a Lender

Notices:

Wells Fargo Bank, National Association

433 N. Camden Drive, Suite 505

MAC E2105-050

Beverly Hills, CA 90210

Attention: Seth Evenson

Tel. No. (310) 285-5912

Fax No. (310) 278-6344

E-mail. Seth.W.Evenson@wellsfargo.com

Domestic and Foreign Lending Office:

Wells Fargo Bank, National Association

1525 West W.T. Harris Blvd

MACD1109-019

Charlotte, NC 28262

Attention: Agency Services Manager

Fax No. (704) 590-2782

E-mail. agencyservices.requests@wachovia

COMERICA BANK

as a Lender

Notices:

Comerica Bank

Livonia Operations Center

39200 Six Mile Road

MC 7512

Livonia, MI 48152

Attn: Credit Manager

Fax: 734-632-5017

Domestic and Foreign Lending Office:

Comerica Bank

611 Anton Blvd., Suite 400

MC 4457

Costa Mesa, CA 92626

Attn: Gary Reagan

Fax: 714-424-3816

2

SCHEDULE 3.01

Conditions Precedent

The effectiveness of the Agreement and the occurrence of the initial Credit Event under the Agreement is subject to: (i) in the case of all conditions listed below which can be satisfied by the delivery of documentation or other items by the Borrower, receipt by the Administrative Agent of such documentation or other items, each in form and substance reasonably satisfactory to the Administrative Agent and each Lender and with sufficient copies for the Administrative Agent (and, where expressly indicated, each Lender) and (ii) in the case of all other conditions listed below, the Administrative Agent’s determination that such conditions have been reasonably satisfied or waived.

(a) Principal Credit Documents.

(i) This Agreement, duly executed by the Borrower, each Lender and the Administrative Agent;

(ii) A Revolving Loan Note payable to each Lender, each duly executed by the Borrower;

(iii) A Swing Loan Note payable to the Swing Line Lender in the principal amount of the Swing Line Sublimit, duly executed by the Borrower;

(iv) The Guaranty, duly executed by each Guarantor;

(v) The Security Agreement in form and substance satisfactory to the Administrative Agent, duly executed by the Borrower and each Guarantor, together with (A) the Pledged Intercompany Notes, (B) the original certificates (if any) representing all of the outstanding Equity Securities each Subsidiary that is pledged to the Administrative Agent pursuant to the Security Agreement, together with undated stock or membership powers duly executed by the Borrower or other appropriate Loan Party, as applicable, in blank and attached thereto; and (C) all other collateral listed on Schedule I of the Security Agreement; and

(vi) A completed Collateral Certificate, duly executed by the Borrower.

(b) Borrower Organizational Documents.

(i) The certificate of incorporation of the Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of the Borrower’s state of incorporation;

(ii) A certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date, certifying that (A) attached thereto is a true and correct copy of the bylaws of the Borrower as in effect on the Closing Date; (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors of the Borrower and continuing in effect, which authorize the execution, delivery and performance by the Borrower of this Agreement and the other Credit Documents executed or to be executed by the Borrower and the consummation of the transactions contemplated hereby and thereby; (C) there are no proceedings for the dissolution or liquidation of the Borrower; and (D) the incumbency, signatures and authority of the officers of the Borrower authorized to execute, deliver and perform this Agreement, the other Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by the Borrower;

(iii) Certificates of good standing (or comparable certificates) for the Borrower, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable official) of Delaware and each state in which the Borrower is qualified to do business; and

(iv) To the extent available from such jurisdiction, certificates of the Franchise Tax Board, Secretary of State or comparable official of the same states referenced in clause (iii) above for the Borrower, dated as of a date close to the Closing Date, stating that the Borrower is in good tax standing under the laws of such states.

(c) Guarantor Organizational Documents.

(i) The certificate of incorporation, articles of incorporation, certificate of limited partnership, articles of organization or comparable document of each Guarantor, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its state of incorporation or formation;

(ii) A certificate of good standing (or comparable certificate) for each Guarantor, certified as of a recent date prior to the Closing Date by the Secretary of State (or comparable public official) of its state of incorporation or formation and state in which the Guarantor is qualified to do business;

(iii) To the extent available from such jurisdiction, certificates of the Franchise Tax Board, Secretary of State or comparable official of the state of incorporation or formation of each Guarantor and each state in which such Guarantor is qualified to do business, dated as of a date close to the Closing Date, stating that such Guarantor is in good tax standing under the laws of such states, in each case to the extent available as of the Closing Date; and

(iv) A certificate of the Secretary or an Assistant Secretary (or comparable officer) of each Guarantor, dated the Closing Date, certifying that (A) attached thereto is a true and correct copy of the bylaws, partnership agreement, limited liability company agreement, operating agreement or comparable document of such Guarantor as in effect on the Closing Date; (B) attached thereto are true and correct copies of resolutions duly adopted by the board of directors or other governing body of such Guarantor (or other comparable enabling action) and continuing in effect, which authorize the execution, delivery and performance by such Guarantor of the Credit Documents to be executed by such Guarantor and the consummation of the transactions contemplated thereby; (C) there are no proceedings for the dissolution or liquidation of such Guarantor; and (D) certifying the incumbency, signatures and authority of the officers of such Guarantor authorized to execute, deliver and perform the Credit Documents to be executed by such Guarantor.

(d) Financial Statements, Financial Condition, Etc.

(i) A copy of the audited Financial Statements of the Borrower for fiscal years 2008 through 2010 (prepared on a consolidated basis), each with an unqualified opinion from an independent accounting firm acceptable to the Administrative Agent and the Lenders;

(ii) A copy of the unaudited Financial Statements of the Borrower for the fiscal year to date ended as of March 31, 2011 (prepared on a consolidated basis), certified by the chief financial officer of the Borrower to present fairly the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

(iii) A copy of (and the Administrative Agent’s and Required Lenders’ satisfactory review of) the projected financial statements of the Borrower by fiscal year for each of the fiscal years through December 31, 2013, together with projected balance sheets, statements of income and statements of cash flow of the Borrower, all in reasonable detail and reflecting the Borrower’s compliance with each of the covenants set forth in Section 5.03 of this Agreement, all prepared by a financial officer of the Borrower; and

(iv) Such other financial, business and other information regarding the Borrower or any other Loan Party as the Administrative Agent, the L/C Issuer, the Swing Line Lender or any Lender may request.

(e) Collateral Documents.

(i) Evidence that upon the filing of appropriate financing statements the Administrative Agent will have a valid, perfected first priority Lien on all Collateral as to which a security interest can be perfected by filing a financing statement, subject to Permitted Liens;

(ii) Evidence that all existing Indebtedness of the Loan Parties has been or concurrently with the Closing Date is being repaid in full (other than Indebtedness described on Section 5.02(a) of the Disclosure Schedules) and a satisfactory arrangement concerning the termination of the Liens securing such Indebtedness;

(iii) Uniform Commercial Code search certificates from the jurisdictions in which Uniform Commercial Code financing statements are to be filed pursuant to subsection (e)(i) above reflecting no other financing statements or filings which evidence Liens of other Persons in the Collateral which are prior to the Liens granted to the Administrative Agent in this Agreement, the Security Documents and the other Credit Documents, except for any such prior Liens (a) which are expressly permitted by this Agreement to be prior or (b) for which the Administrative Agent has received a termination statement or and has made a satisfactory arrangement concerning the termination of the Liens securing such Indebtedness pursuant to subsection (e)(ii) above;

(iv) A Control Agreement with each bank at which the Borrower or any Guarantor maintains a deposit account, each appropriately completed, duly executed by such Loan Party, and the Administrative Agent and acknowledged by the depositary bank to which addressed, excluding any accounts covered under the proviso in Section 5.02(p) above;

(v) A Control Agreement with each securities intermediary at which the Borrower or any Guarantor maintains a securities account, each appropriately completed, duly executed by such Loan Party, and the Administrative Agent and acknowledged by the securities intermediary to which addressed;

(vi) Appropriate documents for filing with the United States Patent and Trademark Office, the United States Copyright Office and all other filings necessary to perfect the security interests granted to the Administrative Agent by the Security Documents, all appropriately completed and duly executed by the applicable Loan Party and, where appropriate, notarized;

(vii) A Power of Attorney in the form attached to the Security Agreement, dated the Closing Date and otherwise appropriately completed, duly executed by the Borrower and each Guarantor and notarized;

(viii) Such other documents, instruments and agreements as the Administrative Agent may request to establish and perfect the Liens granted to the Administrative Agent or any Lender in this Agreement, the Security Documents and the other Credit Documents; and

(ix) Such other evidence as the Administrative Agent may request to establish that the Liens granted to the Administrative Agent or any Lender Party in this Agreement, the Security Documents and the other Credit Documents are or upon the proper filings shall be perfected and prior to the Liens of other Persons in the Collateral, except for any such Liens which are expressly permitted by this Agreement to be prior.

(f) Opinion. Favorable written opinions from the Law Offices of John J. Molloy, III and Zeichner Ellman & Krause LLP, special counsel for the Borrower dated the Closing Date, addressed to the Administrative Agent for the benefit of the Administrative Agent and the Lenders, covering such legal matters as the Administrative Agent may request and otherwise in form and substance satisfactory to the Administrative Agent.

(g) Other Items.

(i) A duly completed and timely delivered Notice of Loan Borrowing for Revolving Loans;

(ii) Due diligence satisfactory to the Administrative Agent and the Lenders shall have been completed (including, without limitation, corporate/company documentation, ownership and organizational structure);

(iii) The flow of funds, the capital and ownership structure (including operating agreements, company agreements, articles of incorporation and by-laws), stockholders agreements and management of the Loan Parties shall be reasonably satisfactory to Administrative Agent, Lead Arranger and Lenders;

(iv) Certificates of insurance, loss payable endorsements naming the Administrative Agent as loss payee and the Administrative Agent and the Lenders as additional insured, as required by Section 5.01(d) of this Agreement;

(v) Since December 31, 2010, no event or circumstance shall have occurred that has resulted or could result in a material adverse change in the business, operations, condition (financial or otherwise), assets or liabilities (whether actual or contingent) of the Loan Parties (taken as a whole);

(vi) There shall not exist (A) any order, decree, judgment, ruling or injunction which restrains any part of the consummation of the transactions contemplated under this Agreement in the manner contemplated by the Credit Documents (or any documents executed in connection therewith); or (B) any action, suit, investigation, proceeding or litigation pending or threatened against any Loan Party as of the Closing Date which could reasonably be expected to have a Material Adverse Effect;

(vii) Copies of all Rate Contracts to which the Borrower or any Loan Party is a party;

(viii) A certificate of the chief financial officer of the Borrower, addressed to the Administrative Agent and dated the Closing Date, certifying that:

(A) The representations and warranties set forth in Article IV and in the other Credit Documents are true and correct in all material respects as of such date (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(B) Borrower is in compliance, on a pro forma basis, with all financial covenants and as to the Total Leverage Ratio as of the Closing Date;

(C) No Default has occurred and is continuing as of such date; and

(D) Each Loan Party has obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable to have been obtained prior to the Closing Date in connection with the transactions herein and the continued operation of the business conducted by the Loan Parties in substantially the same manner as conducted prior to the Closing Date. Each such Governmental Authorization or consent is in full force and effect, except in a case where the failure to obtain or maintain a Governmental Authorization or consent, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods have expired without any action being taken or threatened by any competent authority that would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated by the Credit Documents. No action, request for stay, petition for review or rehearing, reconsideration, or appeal with respect to any of the foregoing is pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion has expired;

(ix) To the extent not included in clause (b) or (c) above, a certified copy of each of the Material Documents of the Borrower and each Guarantor (including all exhibits, appendices, schedules, annexes and attachments thereto and amendments and assignments thereof);

(x) Each Loan Party has provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act;

(xi) The Lead Arranger shall not have become aware since May 31, 2011, of any material information or other matter that is inconsistent in a material and adverse manner with any previous due diligence, information or matter (including any financial information and projections previously delivered to the Lead Arranger);

(xii) The absence of any material adverse change or material disruption in the loan syndication, financial, banking or capital markets that, in the judgment of the Administrative Agent, has materially impaired, or could reasonably be expected to materially impair, the syndication of any component of the credit facilities provided hereunder;

(xiii) All fees and expenses payable to the Administrative Agent and the Lenders on or prior to the Closing Date (including all fees payable to the Administrative Agent pursuant to the Fee Letter);

(xiv) All fees and expenses of counsel to the Administrative Agent invoiced through the Closing Date; and

(xv) Such other evidence as the Administrative Agent or any Lender may request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Credit Document

DISCLOSURE SCHEDULES

Capitalized terms used but not defined in these Disclosure Schedules have the meanings ascribed to them in the Agreement.

The representations, warranties, covenants and other obligations and agreements of the Borrower in the Agreement are made, given and undertaken subject to these Disclosure Schedules as provided in the Agreement. Section headings and subheadings are provided for convenience only.

All descriptions of agreements or other matters appearing herein are summary in nature and are qualified by reference to the complete agreement or other documents. Except as otherwise required by the Agreement, in no event shall any disclosure be deemed to constitute an acknowledgment that such disclosure is material to the business or financial condition of the Borrower. Nothing in these schedules constitutes an admission of any liability of the Borrower to any third party, or an admission against the interest of the Borrower.

Schedule 4.01(g)

Litigation

Civil Investigative Demand issued by the Department of Justice, U.S. Attorney’s Office for the Northern District of Illinois received by Borrower on or about June 7, 2010.

Schedule Section 4.01(h) - Real Property (Lease)

IPC THE HOSPITALIST COMPANY, INC.

Lease Property Schedule

Location Address	Location	Lessor
100 Michigan St., NE, Grand Rapids, MI 49503	Grand Rapids, MI	Spectrum Health Hospitals
101W. Big Beaver Rd., Clinton Township, MI	St. Joe’s West-MI	St. Joseph Mercy Hospital
1030 Harrington Blvd., Ste 202B, Mt. Clemens, MI	Mt. Clemens, MI	Mt Clemens General Hospital
10540 Marty, Ste 100, Overland Park, KS 66212	Overland Park, KS	96-OP Prop, L.L.C.
10901 Granada Lane, Leawood, KS 66211	Leawood, KS	Michael J Bukaty & Maureen A Bukaty
111 Continental Drive, Ste 406, Newark, DE	Newark, DE	Atapco Christiana, Inc.
111 Emerson St, Denver, CO 80218	Denver, CO	Parkplace
119 Boone Ridge Dr., Ste 201, Johnson City, TN 37615	Johnson City, TN	Red G, LLC
1200 Riverplace, Ste 620, Jacksonville, FL 32207	Jacksonville	Parkway Properties LP
12125 Woodcrest Executive Dr., #220, St. Louis, MO	St. Louis, MO	BSP Golub
1400 So. Potomac, Suite 150, Aurora, CO 80012	Aurora, CO	HCA-HealthONE, LLC
14131 Midway Rd., Suite 620, Addison, TX 75001	Dallas, TX	AmeriVest Greenhill Park
15 Salt Creek Lane, Ste 111, Hinsdale, IL 60521	Chicago, IL	Cole Taylor Bank
1510 4th St. Ste 1, Berkeley, CA	Bay Area	HFP Partnership
1585 N. Barrington Rd., Ste 501, Hoffman Estates, IL 60169	Hoffman Estates, IL	Area, LLC
1601 Lancaster Dr, Ste 100, Grapevine, TX 76051	Grapevine, TX	Nathan Graves (North DFW Urology)
1619 Greenwood St, Ste 204/Pueblo, CO 81003	Denver, CO (Parkview)	Parkview Medical Center
1700 N. McMullen Booth Rd, Unit D-1, Clearwater, FL 33759	Clearwater, FL	Joyner Rentals, c/o Climinell Real Estate Svcs of FL, LLC
1840 Wealthy St SE MC 426, Grand Rapids, MI 49506	Grand Rapids, MI	Spectrum Health Hospitals
2000 Ogden Ave, Aurora, IL	Aurora, IL	Copley Memorial Hospital
2121 Ponce de Leon Blvd., Ste 300, Coral Gables, FL	SE Florida	2121 Ponce, LLP
2121 Ponce de Leon Blvd., Ste 500, Coral Gables, FL	SE Florida	2121 Ponce, LLP
2333 Biddle Ave. Rm 445, Wyandotte, MI 48192	Wyandotte, MI	Wyandotte Hospital & Med Ctr
23550 Haggerty Rd., Farmington Hills, MI 48335	Farmington Hills, MI	Continuum Geriatric Services PLLC
2400 S. Peoria St., Ste 100, Aurora, CO 80014	Aurora, CO	TC Aurora, LLC
2479 S. Clermont St., Denver, CO 80222	Denver, CO	Christian Living Community
2510 West Dunlap Ave., Ste 290, Phoenix, AZ 85021	Phoenix, AZ	Canyon Corporate Plaza Properties, LLC
2600 Genesys Prkwy, Ste 2600, Grand Blanc, MI 48439	Grand Blanc, MI	Genesys Regional Medical Center
3602 S. Cooper, Ste 100, Arlington, TX 76015	Arlington, TX	Dr. Rakesh Saini
3610 Central Ave., Ste 205, Riverside, CA 92506	Riverside, CA	BH Central, LLC
36115 Schoolcraft Road, Livonia MI 48150	Livonia, MI	Westwood Office Associates, LLC
365 Montauk Avenue, New London, CT 06320	New London, CT	Lawrence & Memorial Hospital
3990 John R, #6927, Detroit, MI 48201	Detroit Medical Center	Harper-Hutzel Hospital
415 Ocean Ave, New London, CT 06320	New London, CT	Niall Duhig
4513 Executive Dr., 2nd Flr, Naples, FL 34119	Naples, FL	Vocatus Medical Mgmt Svcs

4545 Post Oak Pl, Stes 130 & 110, Houston, TX 77027	Houston, TX-Ste 130,135,110,104	Morrison Karsten Group
4605 Lankershim Blvd., Ste 208, No. Hollywood, CA 91602	Corp-Suite 208	VDA Property Company
4605 Lankershim Blvd., Ste 214, No. Hollywood, CA 91602	Corp-Suite 214	VDA Property Company
4605 Lankershim Blvd., Ste 220, No. Hollywood, CA 91602	Corp-Ste 220	VDA Property Company
4605 Lankershim Blvd., Ste 300, No. Hollywood, CA 91602	Corp-Ste 300	VDA Property Company
4605 Lankershim Blvd., Ste 400, No. Hollywood, CA 91602	Corp-Ste 400	VDA Property Company
4605 Lankershim Blvd., Ste 401, No. Hollywood, CA 91602	Corp- Ste 401	VDA Property Company
4605 Lankershim Blvd., Ste 408, No. Hollywood, CA 91602	Corp-Ste 408	VDA Property Company
4605 Lankershim Blvd., Ste 414, No. Hollywood, CA 91602	Corp-Ste 410,414,419-420, 601,609,617 & 618	VDA Property Company
4605 Lankershim Blvd., Ste 418, No. Hollywood, CA 91602	Corp-Ste 418	VDA Property Company
4605 Lankershim Blvd., Ste 421, No. Hollywood, CA 91602	Corp-Ste 421	VDA Property Company
4605 Lankershim Blvd., Ste 500, No. Hollywood, CA 91602	Corp-Suite 500	VDA Property Company
4605 Lankershim Blvd., Ste 510, No. Hollywood, CA 91602	Corp-Suite 510	VDA Property Company
4605 Lankershim Blvd., Ste 535, No. Hollywood, CA 91602	Corp-Suite 535	VDA Property Company
4605 Lankershim Blvd., Ste 540, No. Hollywood, CA 91602	Corp-Suite 540	VDA Property Company
4605 Lankershim Blvd., Ste 600, No. Hollywood, CA 91602	Corp-Ste 600	VDA Property Company
4605 Lankershim Blvd., Ste 614, No. Hollywood, CA 91602	Corp-Ste 614	VDA Property Company
4605 Lankershim Blvd., Ste 620, No. Hollywood, CA 91602	Corp-Ste 620	VDA Property Company
4605 Lankershim Blvd., Ste 806, No. Hollywood, CA 91602	Corp-Suite 806	VDA Property Company
4605 Lankershim Blvd., Ste 824, No. Hollywood, CA 91602	Corp-Suite 824	VDA Property Company
4605 Lankershim Blvd., Ste 830, No. Hollywood, CA 91602	Corp-Ste 830	VDA Property Company
4605 Lankershim Blvd., Ste 840, No. Hollywood, CA 91602	Corp-Ste 815 & 840	VDA Property Company
4967 Crooks, Suite 130, Troy, MI 48098	Michigan	Sevenous Group Partners
499 E. Hampden Ave., Ste 100, Englewood, CO 80113	Englewood, CO	MOB of Denver 4, LLC
5120 Highway 73, Evergreen, CO 80439	Evergreen, CO	Seniors’ Resource Center
55 Madison Ave, Suite 310, Morristown, NJ 07645	Morristown, NJ	55 Madison Avenue Associates, LLC
5500 E. Peakview Ave, Centennial, CO 80121	Centennial, CO	Christial Living Community
613 Elizabeth St., Ste 702, Corpus Christi, TX 78404	Corpus Christi	Christus Spohn Health System
6367 E. Tanque Verde Rd., #200, Tucson, AZ 85715	Tucson, AZ	West Valley Properties
6375 E, Tanque Verde Rd., #110, Tucson, AZ 85715	Tucson, AZ	West Valley Properties
657 Hemlock St, Ste 220, Macon, GA 31201	Macon, GA	Aida A. Othman
6624 Fannin, Ste 2335, Houston, TX	Houston, TX	St Luke’s Medical Tower
6857 W. Charleston Blvd., Las Vegas, NV	Las Vegas	Pine Development
7000 No. Mopac Expressway, Ste 2103, Austin, TX 78731	Austin, TX	RGN-Austin, LLC
7330 San Pedro, Ste 540, San Antonio, TX 78216	San Antonio, TX	A & B Properties, Inc.
819 Worcester St., Ste 3, Springfield, MA	Springfield, MA	Springfield Investment Group, LLC
850 E. Harvard Ave., Ste 305, Denver, CO 80210	Denver, CO	PorterCare Adventist Health System
8606 Boulder Court, Tampa, FL 33615	Tampa, FL	Rocky Creek Retirement Properties, Inc.
90 Madison St., Ste 504, Denver, CO 80206	Denver, CO	Ariana 3, LLC
9151 N. Yarrow St, Westminster, CO 80021	Westminster, CO	Covenant Village of Colorado

Schedule 4.01(j)(ii)

Creation, Perfection and Priority of Liens; Equity Interests

1.	IPC The Hospitalist Company, Inc. Nonqualified Employee Stock Purchase Plan (Amended and Restated as of March 19, 2008) (as amended May 26, 2011)

2.	The 1997 Equity Participation Plan of InPatient Consultants Management, Inc. effective October 22, 1997, as amended

3.	The 2002 Equity Participation Plan of InPatient Consultants Management, Inc. effective October 7, 2002, as amended

4.	2007 Equity Participation Plan of IPC The Hospitalist Company, Inc. effective July 19, 2007

Schedule 4.01(k)

ERISA

NONE

SCHEDULE 4.01(o)

IPC THE HOSPITALIST COMPANY, INC. (the “COMPANY”)

COMPANY, SUBSIDIARY, AFFILIATE AND PROFESSIONAL CORPORATION SUMMARY

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
1.	InPatient Consultants of Alabama, Inc. No statutory provision for fictitious names 20-1216506	AL	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	100	AL 5/13/04
2.	Hospitalists of Arizona, Inc. dba Hospitalists of Arizona 91-1822851	AZ	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	1,000	AZ 4/2/97

3.	Hospitalists, Inc. dba Hospitalists of California, Inc. 95-4638025	CA	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor	IPC The Hospitalist Company, Inc.	1,000	CA 3/12/97

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
4.	InPatient Consultants of California, Inc., a California Professional Medical Corporation dba InPatient Physicians of California, A Medical Group, Inc. dba IPC of California, Inc. 95-4715965	CA (professional)	Adam Singer, MD, President & CEO, Treasurer & CFO Devra Shapiro, Secretary Fernando Sarria, Corporate Controller	Adam Singer, MD	Adam Singer, MD	100	CA 12/2/98
5.	InPatient Consultants of Nevada, Inc., a Medical Corporation dba IPC of Nevada, Inc. 20-1026537	CA (domicile) (professional) NV	Adam Singer, MD, President & CEO, Treasurer & CFO Devra Shapiro, Secretary Fernando Sarria, Corporate Controller	Adam Singer, MD	InPatient Consultants of California, Inc., a California Professional Medical Corporation	100	CA 3/23/04 NV 3/31/04
6.	InPatient Consultants of Tennessee, Inc., a Medical Corporation dba IPC of Tennessee, Inc. in CA, TN and VA dba InPatient Consultants of Virginia in VA 20-1217521	CA (domicile) (professional) TN VA	Adam Singer, MD, President & CEO, Treasurer & CFO Devra Shapiro, Secretary Fernando Sarria, Corporate Controller	Adam Singer, MD	InPatient Consultants of California, Inc., a California Professional Medical Corporation	100	CA 6/3/04 TN 6/8/04 VA 7/18/08

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
7.	InPatient Consultants of Georgia, Inc., a Medical Corporation dba IPC of Georgia, Inc. 20-1216418	CA (domicile) (professional) GA	Adam Singer, MD, President & CEO, Treasurer & CFO Devra Shapiro, Secretary Fernando Sarria, Corporate Controller	Adam Singer, MD	InPatient Consultants of California, Inc., a California Professional Medical Corporation	100	CA 6/3/04 GA 6/8/04
8.	Hospitalists of Texas, L.P. No dba’s 95-4724253	CA (domicile) OK TX	N/A Actions approved by General Partner	N/A	Hospitalists, Inc., General Partner Hospitalists of Arizona, Inc., Limited Partner		CA 1/17/99 OK 7/9/04 TX 2/22/99
9.	InPatient Consultants of Colorado, P.C. dba IPC of Colorado, Inc. 95-4806004	CO (professional)	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	Adam Singer, MD	1	CO 5/25/00

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
10.	IPC Hospitalists of Colorado, Inc. No dba’s 95-4806005	CO	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	1	CO 5/25/00

11.

IPC The Hospitalist Company, Inc. (parent)

dba InPatient Consultants Management, Inc. in CA and FL

dba InPatient Consultants Management in DE (State does not allow corporate ending on dba’s)

95-4562058

		DE (domicile) CA FL

Adam Singer, M.D., Chairman, CEO & Chief Medical Officer*

R. Jeffrey Taylor, President & COO*

Devra Shapiro, Secretary & CFO*

Richard G. Russell, Executive Vice President and Chief Development Officer*

Fernando Sarria, Chief Accounting Officer, Vice President-Finance & Corporate Controller*

*       Executive officers and as officers for purposes of Section 16 of the 1934 Act

				Adam Singer, MD Mark J. Brooks Thomas P. Cooper, MD Francesco Federico, MD Woodrin Grossman C. Thomas Smith R. Jeffrey Taylor Chuck Timpe			DE 1/26/98 CA 2/14/98 FL 2/16/04

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
12.	InPatient Consultants of Delaware, Inc. dba IPC of Delaware 20-8545882	DE	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	100	DE 2/27/07
13.	IPC The Hospitalist Management Company, LLC No dba’s 26-3937733	DE (domicile) KS MO NJ	Single-member llc with elected officers: Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	N/A	IPC The Hospitalist Company, Inc.		DE 12/23/08 KS 10/7/2010 MO 10/7/2010 NJ 12/31/08

14.	InPatient Consultants of Florida, Inc. dba IPC of Florida dba IPC of Florida, Inc. 20-1419272	FL	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	1,000	FL 7/20/04
15.	Hospitalist Services of Florida, Inc. No dba’s 26-2742983	FL	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	InPatient Consultants of Florida, Inc.	1,000	FL 6/3/08

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
16.	Hospitalists of Georgia, Inc. No dba’s 20-1217493	GA	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	100	GA 5/13/04

17.	Hospitalists of Illinois, Inc. No dba’s 36-4270404	IL	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor	IPC The Hospitalist Company, Inc.	100	IL 1/12/99

18.	InPatient Consultants of Illinois, P.C. dba IPC of Illinois dba IPC of Illinois, P.C. Registered as InPatient Consultants of Illinois PC dba IPC of Illinois with IL Division of Professional Regulation 36-4270411	IL (professional service)	Adam Singer, MD, President & CEO, Secretary & Treasurer	Adam Singer, MD	Adam Singer, MD	100	IL 1/12/99

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
19.	InPatient Consultants of Kansas, P.A. No dba’s filed to date 27-4185968	KS (professional) MO NOTE: This company will do business in MO as InPatient Consultants of Kansas, P.C.	Adam Singer, MD President, CEO, Treasurer & CFO R. Jeffrey Taylor, Secretary Devra Shapiro, Assistant Secretary	Adam Singer, MD .	Adam Singer, MD	1,000	KS 12/10/2010 MO 12/14/2010

20.	InPatient Consultants of Kentucky, Inc. dba IPC of Kentucky, Inc. 20-1217467	KY	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	100	KY 5/11/04

21.	InPatient Consultants of Maryland-Singer, P.C. dba IPC of Maryland dba InPatient Consultants of Maryland 26-0223223	MD (professional)	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD	Adam Singer, MD	100	MD 4/25/07

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
22.	Hospitalists of Maryland, Inc. No dba’s 26-0223101	MD	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	100	MD 4/25/07

23.	InPatient Consultants of Michigan, P.C. dba IPC of Michigan, P.C. 20-3118520	MI (professional)	Adam Singer, MD, President, & CEO Secretary & Treasurer & CFO	Adam Singer, MD	Adam Singer, MD	100	MI 5/17/05

24.	Hospitalists of Michigan, Inc. No dba’s 20-3118512	MI	Adam Singer, MD, President, CEO & Secretary Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD	IPC The Hospitalist Company, Inc.	1,000	MI 5/17/05

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
25.

InPatient Consultants of Texas, PLLC

Trade Names in TX:

TIPS

Texas Inpatient Services

IPC of Texas

Fictitious Name in OK:

InPatient Consultants of Texas, PLLC dba IPC of Oklahoma, LLC

This is the correct name to use for legal documents.

Trade Names in OK:

IPC of Oklahoma

InPatient Consultants of Oklahoma

38-3452013

		MI (domicile) (domestic professional llc) TX OK	N/A – Actions approved by Adam Singer, MD, Sole Member	N/A	Adam Singer, MD, Sole Member		MI 1/27/99 TX 2/23/99 OK 12/2/03

26.	InPatient Consultants of Missouri, Inc. dba IPC of Missouri 43-1744715	MO	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor	IPC The Hospitalist Company, Inc.	1,000	MO 5/3/96

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
27.	Hospitalists of Nevada, Inc. No dba’s 20-1102679	MO (domicile) NV	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	1,000	MO 4/1/04 NV 4/14/04

28.	InPatient Consultants of Mississippi, Inc. No dba’s 20-1217626	MS	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.		MS 5/10/04

29.	IPC Hospitalists of New England, P.C. dba IPC Hospitalists of New Hampshire in NH dba IPC of Connecticut in CT No dba’s in MA dba IPC of Rhode Island in RI 42-1741592	NH (domicile) (professional) CT MA RI	Adam Singer, MD, President & CEO Devra Shapiro, Secretary & Treasurer Fernando Sarria, Corporate Controller	Adam Singer, MD	Adam Singer, MD	1,000	NH 9/26/07 CT 12/12/07 MA 11/6/07 RI 7/24/09

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
30.	Hospitalists Management of New Hampshire, Inc. No dba’s 42-1741589	NH (domicile) CT MA RI	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	100	NH 10/3/07 CT 1/7/08 MA 1/4/08 RI 7/24/09

31.	IPC Hospitalist Physicians of New Jersey, P.C. No dba’s 26-3832744	NJ (professional)	Adam Singer, MD, President & CEO Devra Shapiro, Treasurer & Secretary Fernando Sarria, Corporate Controller	Adam Singer, MD	Adam Singer, MD	100	NJ 12/11/08

32.	Hospitalists of North Carolina, Inc. 20-2436843	NC	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	100	NC 10/21/04

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
33.	InPatient Consultants of North Carolina, P.C. dba IPC of North Carolina, Inc. 20-1975148	NC (professional)	Adam Singer, MD, President, CEO & Secretary R. Jeffrey Taylor, Chief Operating Officer Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	Adam Singer, MD	100	NC 12/7/04

34.	InPatient Consultants of Ohio, Inc. dba IPC of Ohio, Inc. 26-1753368	OH	Adam Singer, MD, President & CEO, Secretary, Treasurer & CFO	Adam Singer, MD	Adam Singer, MD	100	OH 1/10/08

35.	Hospitalists of Ohio, Inc. No dba’s 26-1753241	OH	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	100	OH 1/10/08

36.	InPatient Consultants of Pennsylvania, P.C. dba IPC of Pennsylvania, Inc. 26-1753136	PA (professional)	Adam Singer, MD, President & CEO, Secretary, Treasurer & CFO	Adam Singer, MD	Adam Singer, M.D.	100	PA 1/8/08

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
37.	Hospitalists of Pennsylvania, Inc. No dba’s 26-1752887	PA	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	100	PA 1/8/08

38.	InPatient Consultants of South Carolina, P.C. No dba’s 26-0224520	SC (professional)	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD	Adam Singer, MD	1,000	SC 7/12/04

39.	Hospitalists of South Carolina, Inc. No dba’s 20-1217613	SC	Adam Singer, MD, President & CEO, Treasurer & CFO Devra Shapiro, Secretary Fernando Sarria, Corporate Controller	Adam Singer, MD	IPC The Hospitalist Company, Inc.	1,000	SC 5/11/04

40.	Hospitalists of Tennessee, Inc. No dba’s 20-4171280	TN	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	1,000	TN 1/17/06

No.	True Name, Fictitious Name (“dba”) and FEIN	State of Domicile and Foreign Qualifications	Officers	Directors	Stockholders, Shareholders or Members (100% owner unless otherwise indicated)	Shares of Common Stock Issued	State and Date of Incorporation or Registration
41.	InPatient Consultants of Utah, Inc. dba IPC of Utah 20-2445465	UT	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	Adam Singer, MD R. Jeffrey Taylor Devra Shapiro	IPC The Hospitalist Company, Inc.	1,000	UT 8/31/04

42.	InPatient Consultants of Wyoming, LLC dba IPC of Wyoming, LLC 20-2853543	WY	Adam Singer, MD, President & CEO R. Jeffrey Taylor, Secretary & COO Devra Shapiro, Treasurer & CFO Fernando Sarria, Corporate Controller	N/A	IPC The Hospitalist Company, Inc., Sole Member		WY 4/25/05

Schedule Section 4.01(u) – Insurance

IPC - The Hospitalist Company

Schedule of Policies: 2011

Coverage	Carrier	Policy Number	Policy Term	Limits of Liability	Deductible

Schedule 4.01(v)

Agreements with Affiliates and Other Agreements

NONE

Schedule Section 5.02(a) – Existing Indebtedness

NONE

Schedule 5.02(b)

Permitted Liens

No.	Permitted Lien Description
1.	Debtor: IPC Hospitalists of Colorado, Inc. UCC-1 Financing Statement No. 2008F077510 Filed: 8/2/08 Lapses: 8/2/2013 Secured Party: Cisco Systems Capital Corporation Collateral: Equipment

2.	Debtor: IPC The Hospitalist Company, Inc. UCC-1 Financing Statement File No. 2007 3987244 Filed: 9/28/07 Lapses: 9/29/2012 Secured Party: General Electric Capital Corporation Collateral: Equipment

3.	Debtor: IPC The Hospitalist Company, Inc. UCC-1 Financing Statement File No. 2007 4872932 Filed: 12/17/07 Lapses: 12/17/2012 Secured Party: General Electric Capital Corporation Collateral: Equipment

4.	Debtor: IPC The Hospitalist Company, Inc. UCC-1 Financing Statement File No. 2008 0123164 Filed: 1/8/08 Lapses: 1/8/2013 Secured Party: General Electric Capital Corporation Collateral: Equipment

Schedule Section 5.02(e) – Existing Investments

IPC The Hospitalist Company, Inc. has a Corporate Investment Account with Jefferies & Company, Inc.

EXHIBIT A

[FORM OF]

NOTICE OF LOAN BORROWING

            , 20

Wells Fargo Bank, National Association

1525 West W.T. Harris Boulevard – 1B1

MACD1109-019

Charlotte, NC 28262

Attention: Agency Services Manager

E-mail: agencyservices.requests@wachovia

Fax No.: (704) 590-2782

1. Reference is made to that certain Credit Agreement, dated as of August 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IPC The Hospitalist Company, Inc., a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(c) of the Credit Agreement, the Borrower hereby irrevocably requests a Revolving Loan Borrowing upon the following terms:

(a) The principal amount of the requested Borrowing is to be $                    ;

(b) The requested Revolving Loan Borrowing is to consist of Revolving [“Base Rate] [“LIBOR Rate”] or [“LIBOR Market Index Rate”] Loans;

(c) If the requested Revolving Loan Borrowing is to consist of LIBOR Rate Loans, the initial Interest Period for such Loans will be                      month[s]; and

(d) The date of the requested Borrowing is to be                     ,         .

3. The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of this Notice of Loan Borrowing and after giving effect to the requested Borrowing:

The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

No Default has occurred and is continuing or will result from such Credit Event; and

No material adverse change in the business, operations, condition (financial or otherwise), assets, performance or liabilities (whether actual or contingent) of the Loan Parties (taken as a whole) has occurred since December 31, 2010.

4. Please disburse the proceeds of the requested Borrowing to:

IN WITNESS WHEREOF, the Borrower has executed this Notice of Loan Borrowing on the date set forth above.

IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT B

[FORM OF]

NOTICE OF CONVERSION

                    , 20

Wells Fargo Bank, National Association

1525 West W.T. Harris Boulevard – 1B1

MACD1109-019

Charlotte, NC 28262

Attention: Agency Services Manager

E-mail: agencyservices.requests@wachovia

Fax No.: (704) 590-2782

1. Reference is made to that certain Credit Agreement, dated as of August 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IPC The Hospitalist Company, Inc., a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(e) of the Credit Agreement, the Borrower hereby irrevocably requests to convert a Revolving Loan Borrowing as follows:

(a) The Revolving Loan Borrowing to be converted consists of [“Base Rate”] [LIBOR Rate”] or [“LIBOR Market Index Rate”] Loans in the aggregate principal amount of $                     which were initially advanced to the Borrower on                     ,             ;

(b) Such Borrowing is to be converted into a Borrowing consisting of the following type(s), amount(s) and, for each LIBOR Rate Loan, Interest Period:

Type	Amount	Interest Period

The Loans in the Borrowing are to be converted into [“Base Rate”] [“LIBOR Rate”] or [“LIBOR Market Index Rate”] Loans, as applicable;

(c) If such Loans are to be converted into LIBOR Rate Loans, the initial Interest Period for such Loans commencing upon conversion will be                      months; and

(d) The date of the requested conversion is to be                     ,             .

3. The Borrower hereby certifies, for each conversion of a Revolving Loan Borrowing consisting of Base Rate Loans to LIBOR Rate Loans, to the Administrative Agent and the Lenders that, on the date of this Notice of Conversion, and after giving effect to the requested conversion, no Event of Default has occurred and is continuing or will result from such requested conversion.

IN WITNESS WHEREOF, the Borrower has executed this Notice of Conversion on the date set forth above.

IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT C

[FORM OF]

NOTICE OF INTEREST PERIOD SELECTION

                    , 20

Wells Fargo Bank, National Association

1525 West W.T. Harris Boulevard – 1B1

MACD1109-019

Charlotte, NC 28262

Attention: Agency Services Manager

E-mail: agencyservices.requests@wachovia

Fax No.: (704) 590-2782

1. Reference is made to that certain Credit Agreement, dated as of August 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IPC The Hospitalist Company, Inc., a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.01(f) of the Credit Agreement, the Borrower hereby irrevocably selects a new Interest Period for a Revolving Loan Borrowing as follows:

(a) The Revolving Loan Borrowing for which a new Interest Period is to be selected consists of LIBOR Rate Loans in the aggregate principal amount of $                     which were initially [advanced to] [converted by] the Borrower on                     ,             ;

(b) The last day of the current Interest Period for such Loans is                     ,             ; and

(c) The next Interest Period for such Loans commencing upon the last day of the current Interest Period is to be                      month[s].

3. The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of this Notice of Interest Period Selection, and after giving effect to the requested selection, no Event of Default has occurred and is continuing or will result from such requested selection.

C-1

IN WITNESS WHEREOF, the Borrower has executed this Notice of Interest Period Selection on the date set forth above.

IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation

By:
Name:
Title:

C-2

EXHIBIT D

[FORM OF]

NOTICE OF SWING LOAN BORROWING

                    , 20

Wells Fargo Bank, National Association

1525 West W.T. Harris Boulevard – 1B1

MACD1109-019

Charlotte, NC 28262

Attention: Agency Services Manager

E-mail: agencyservices.requests@wachovia

Fax No.: (704) 590-2782

1. Reference is made to that certain Credit Agreement, dated as of August 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IPC The Hospitalist Company, Inc., a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender. Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

2. Pursuant to Section 2.03(b) of the Credit Agreement, the Borrower hereby irrevocably requests the Swing Loan Borrowing upon the following terms:

(a) The principal amount of the Swing Loan Borrowing is to be $                    ; and

(b) The date of the Swing Loan Borrowing is to be                     ,             .

3. The Borrower hereby certifies to the Administrative Agent and the Lenders that, on the date of this Notice of Swing Loan Borrowing and after giving effect to the Swing Loan Borrowing:

(a) The representations and warranties of the Loan Parties set forth in Article IV of the Credit Agreement and in the other Credit Documents are true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true and correct in all material respects (except to the extent that such representation and warranty is qualified by materiality, in which case such representation and warranty must be true in all respects) as of such date);

(b) No Default has occurred and is continuing or will result from such Credit Event; and

No material adverse change in the business, operations, condition (financial or otherwise), assets, performance or liabilities (whether actual or contingent) of the Loan Parties (taken as a whole) has occurred since December 31, 2010.

4. Please disburse the proceeds of the Swing Loan Borrowing to:

IN WITNESS WHEREOF, the Borrower has executed this Notice of Swing Loan Borrowing on the date set forth above.

IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation

By:
Name:
Title:

EXHIBIT E

[FORM OF]

REVOLVING LOAN NOTE

$	, 20

FOR VALUE RECEIVED, IPC THE HOSPITALIST COMPANY, INC., (the “Borrower”) hereby promises to pay to                      (the “Lender”), the principal sum of                                          DOLLARS AND 00/100 ($                    ) or such lesser amount as shall equal the aggregate outstanding principal balance of the Revolving Loans made by the Lender to the Borrower pursuant to that certain Credit Agreement, dated as of August 4, 2011, among the Borrower, the financial institutions party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

The Borrower shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

The Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this Note the date and amount of each Revolving Loan and of each payment or prepayment of principal made by the Borrower and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make any such notation shall not affect the Borrower’s obligations hereunder.

This Note is one of the Revolving Loan Notes referred to in the Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

To the extent set forth in the Credit Agreement, the Borrower shall pay all fees and expenses, including reasonable outside attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrower’s obligations hereunder not performed when due. The Borrower hereby waives notice of presentment, demand, protest or notice of any other kind.

This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation

By:
Name:
Title:

LOANS AND PAYMENTS OF PRINCIPAL

Date	Type of Loan	Amount of Loan	Interest Period Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

EXHIBIT F

[FORM OF]

SWING LOAN NOTE

$10,000,000.00	, 20__

FOR VALUE RECEIVED, IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation (the “Borrower”) hereby promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), the principal sum of TEN MILLION AND 00/100 DOLLARS ($10,000,000.00) or such lesser amount as shall equal the aggregate outstanding principal balance of the Swing Line Loans made by the Lender to the Borrower pursuant to that certain Credit Agreement, dated as of August 4, 2011 among the Borrower, the financial institutions party thereto from time to time, Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), as L/C Issuer and as Swing Line Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), on or before the Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

The Borrower shall make all payments hereunder, for the account of the Lender’s Applicable Lending Office, to the Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

The Borrower hereby authorizes the Lender to record on the schedule(s) annexed to this Note the date and amount of each Swing Line Loan and of each payment or prepayment of principal made by the Borrower and agrees that all such notations shall be conclusive absent manifest error with respect to the matters noted; provided, however, that the failure of the Lender to make any such notation shall not affect the Borrower’s obligations hereunder.

This Note is the Swing Loan Note referred to in that certain Credit Agreement. This Note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein, and is secured by the Security Documents. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

The transfer, sale or assignment of any rights under or interest in this Note is subject to certain restrictions contained in the Credit Agreement, including Section 8.05 thereof.

To the extent set forth in the Credit Agreement, the Borrower shall pay all fees and expenses, including reasonable outside attorneys’ fees, incurred by the Lender in the enforcement or attempt to enforce any of the Borrower’s obligations hereunder not performed when due. The Borrower hereby waives notice of presentment, demand, protest or notice of any other kind.

F-1

This Note shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York.

IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation

By:
Name:
Title:

F-2

EXHIBIT G

[FORM OF]

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:

(1) The financial institution designated under item A of Attachment 1 hereto as the Assignor Lender (“Assignor Lender”); and

(2) The financial institution designated under item B of Attachment 1 hereto as the Assignee Lender (“Assignee Lender”).

RECITALS

A. Assignor Lender is one of the Lenders which is a party to the Credit Agreement, dated as of August 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IPC The Hospitalist Company, Inc., a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender.

B. Assignor Lender wishes to sell, and Assignee Lender wishes to purchase, all or a portion of Assignor Lender’s rights under the Credit Agreement pursuant to Section 8.05(c) of the Credit Agreement.

AGREEMENT

Now, therefore, the parties hereto hereby agree as follows:

1. Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.

2. Sale and Assignment. On the terms and subject to the conditions of this Assignment Agreement, Assignor Lender hereby agrees to sell, assign and delegate to Assignee Lender and Assignee Lender hereby agrees to purchase, accept and assume the rights, obligations and duties of a Lender under the Credit Agreement and the other Credit Documents having a Revolving Loan Commitment and corresponding Revolving Proportionate Shares as set forth under Column 1 opposite Assignee Lender’s name on Attachment 1 hereto. Such sale, assignment and delegation shall become effective on the date designated in Attachment 1 hereto (the “Assignment Effective Date”), which date shall be, unless the Administrative Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to the Administrative Agent in accordance with Section 3 hereof.

3. Assignment Effective Notice. Upon (a) receipt by the Administrative Agent of counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Lender and Assignee Lender (and, to the extent required by Section 8.05(c) of the Credit Agreement, by the Borrower and the Administrative Agent) and (b) payment to the Administrative Agent of the registration and processing fee specified in Section 8.05(e) of the Credit Agreement by Assignor Lender, the Administrative Agent will transmit to the Borrower, Assignor Lender and Assignee Lender an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an “Assignment Effective Notice”).

4. Assignment Effective Date. At or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date, Assignee Lender shall pay to Assignor Lender, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Lender and Assignee Lender (the “Purchase Price”), for the Revolving Loan Commitment (and related Loans and participations in L/C Obligations) and corresponding Revolving Proportionate Shares purchased by Assignee Lender hereunder. Effective upon receipt by Assignor Lender of the Purchase Price payable by Assignee Lender, the sale, assignment and delegation to Assignee Lender of such Revolving Loan Commitment (and related Loans and participations in L/C Obligations) and corresponding Revolving Proportionate Shares as described in Section 2 hereof shall become effective.

5. Payments After the Assignment Effective Date. Assignor Lender and Assignee Lender hereby agree that the Administrative Agent shall, and hereby authorize and direct the Administrative Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as follows:

(a) All principal payments made after the Assignment Effective Date with respect to each Revolving Loan Commitment and corresponding Revolving Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.

(b) All interest, fees and other amounts accrued after the Assignment Effective Date with respect to the Revolving Loan Commitment and corresponding Revolving Proportionate Shares assigned to Assignee Lender pursuant to this Assignment Agreement shall be payable to Assignee Lender.

Assignor Lender and Assignee Lender shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Credit Documents on account of the Revolving Loan Commitment and corresponding Revolving Proportionate Shares assigned to Assignee Lender, and neither the Administrative Agent nor the Borrower shall have any responsibility to effect or carry out such separate arrangements.

6. Delivery of Notes. On or prior to the Assignment Effective Date, Assignor Lender will deliver to the Administrative Agent the Notes (if any) payable to Assignor Lender. On or prior to the Assignment Effective Date, if requested, the Borrower will deliver to the Administrative Agent new Notes for Assignee Lender and Assignor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Revolving Loan Commitments (as adjusted pursuant to this Assignment Agreement). As provided in Section 8.05(c) of the Credit Agreement, each such new Note shall be dated the Closing Date. Promptly after the Assignment Effective Date, if new Notes are requested the Administrative Agent will send to each of Assignor Lender and Assignee Lender, as applicable, its new Notes and, if applicable, will send to the Borrower the superseded Notes payable to Assignor Lender, marked “Replaced.”

7. Delivery of Copies of Credit Documents. Concurrently with the execution and delivery hereof, Assignor Lender will provide to Assignee Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to Assignor Lender on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

8. Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

9. Further Representations, Warranties and Covenants. Assignor Lender and Assignee Lender further represent and warrant to and covenant with each other, the Administrative Agent and the Lenders as follows:

(a) Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished or the Collateral or any security interest therein.

(b) Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its obligations under the Credit Agreement or any other Credit Documents.

(c) Assignee Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

(d) Assignee Lender will, independently and without reliance upon the Administrative Agent, Assignor Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

(e) Assignee Lender appoints and authorizes the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as the Administrative Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article VII of the Credit Agreement.

(f) Assignee Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

(g) Attachment 1 hereto sets forth administrative information with respect to Assignee Lender.

10. Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) Assignee Lender shall be a Lender with a Revolving Loan Commitment and corresponding Revolving Proportionate Shares equal to that set forth under Column 2 opposite Assignee Lender’s name on Attachment 1 hereto and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents and (b) Assignor Lender shall be a Lender with a Revolving Loan Commitment and corresponding Revolving Proportionate Shares equal to that set forth under Column 2 opposite Assignor Lender’s name on Attachment 1 hereto, and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents or, if the Revolving Loan Commitment of Assignor Lender has been reduced to $0, Assignor Lender shall cease to be a Lender and shall have no further obligation to make any Loans.

11. Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without reference to conflicts of law rules other than Section 5-1401 of the General Obligations Law of the State of New York. Section headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.

, as Assignor Lender

By:
Name:
Title:

, as an Assignee Lender

By:
Name:
Title:

CONSENTED TO AND ACKNOWLEDGED BY:

IPC THE HOSPITALIST COMPANY, INC.,

a Delaware corporation

By:
Name:
Title:

CONSENTED TO, ACKNOWLEDGED BY,

AND ACCEPTED FOR RECORDATION

IN REGISTER:

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Administrative Agent

By:
Name:
Title:

ATTACHMENT 1

TO ASSIGNMENT AGREEMENT

NAMES, ADDRESSES, REVOLVING LOAN COMMITMENTS AND

PROPORTIONATE SHARES OF ASSIGNOR LENDER AND ASSIGNEE LENDER

AND ASSIGNMENT EFFECTIVE DATE

                    , 20

		Column 1	Column 2
A.	ASSIGNOR LENDER	Revolving Loan Commitment, Principal and Revolving Proportionate Shares Transferred1, [2]	Revolving Loan Commitment, Principal and Revolving Proportionate Shares After Assignment[1]
________________________________

	________________________________	$	$

	________________________________	%	%

Applicable Lending Office:

________________________________

________________________________

________________________________

________________________________

Address for Notices:

________________________________

________________________________

________________________________

________________________________

Telephone No.: ____________________

Telecopier No.: ____________________

Wiring Instructions:

________________________________

________________________________

[1]	To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.
[2]	Proportionate Share of Total Revolving Loan Commitment to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

		Column 1	Column 2
B.	ASSIGNEE LENDER	Revolving Loan Commitment, Principal and Revolving Proportionate Shares Transferred1, [2]	Revolving Loan Commitment, Principal and Revolving Proportionate Shares After Assignment[1]
________________________________

	________________________________	$	$

	________________________________	%	%

Applicable Lending Office:

________________________________

________________________________

________________________________

________________________________

Address for Notices:

________________________________

________________________________

________________________________

________________________________

Telephone No.:____________________

Telecopier No.:____________________

Wiring Instructions:

________________________________

________________________________

________________________________

________________________________

C.	ASSIGNMENT EFFECTIVE DATE:

_________________, 20__

[1]	To be expressed by a percentage rounded to the eighth digit to the right of the decimal point.
[2]	Proportionate Share of Total Revolving Loan Commitment to be sold by Assignor Lender and purchased by Assignee Lender pursuant to this Assignment Agreement.

ATTACHMENT 2

TO ASSIGNMENT AGREEMENT

FORM OF

ASSIGNMENT EFFECTIVE NOTICE

Reference is made to that certain Credit Agreement, dated as of August 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among IPC The Hospitalist Company, Inc., a Delaware corporation (the “Borrower”), the financial institutions party thereto from time to time (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender. The Administrative Agent hereby acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. Terms defined in such Assignment Agreement are used herein as therein defined.

1. Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be                 .

2. Pursuant to such Assignment Agreement, Assignor Lender is required to deliver to the Administrative Agent on or before the Assignment Effective Date the Note, if any, payable to Assignor Lender.

3. Pursuant to such Assignment Agreement and the Credit Agreement, the Borrower is required to deliver to the Administrative Agent on or before the Assignment Effective Date the following Notes, each dated              [Insert appropriate date]:

[Describe each new Note for Assignor Lender and Assignee Lender as to principal amount, to the extent that each such Note is requested by Assignor Lender and/or Assignee Lender.]

4. Pursuant to such Assignment Agreement, Assignee Lender is required to pay its Purchase Price to Assignor Lender at or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date in immediately available funds.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Administrative Agent

By:
Name:
Title:

EXHIBIT H

[FORM OF]

COMPLIANCE CERTIFICATE

                 , 20

Wells Fargo Bank, National Association

433 N. Camden Drive, Suite 505

MAC E2105-050

Beverly Hills, CA 90210

Attention: Seth Evenson

Tel. No. (310) 285-5912

Fax No. (310) 278-6344

E-mail. Seth.W.Evenson@wellsfargo.com

This Compliance Certificate is delivered pursuant to Section 5.01(a)(iii) of that certain Credit Agreement, dated as of August [__], 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among (1) IPC THE HOSPITALIST COMPANY, INC., a Delaware corporation (the “Borrower”); (2) each of the financial institutions from time to time listed in Schedule I to the Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time (collectively, the “Lenders”); and (3) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender.

Terms defined in the Credit Agreement and not otherwise defined in this Compliance Certificate (this “Certificate”) shall have the meanings defined for them in the Credit Agreement. Section references herein relate to the Credit Agreement unless stated otherwise. In the event of any conflict between the calculations set forth in this Compliance Certificate and the manner of calculation required by the Credit Agreement, the terms of the Credit Agreement shall govern and control.

This Compliance Certificate is delivered in accordance with Section 5.01(a)(iii) of the Credit Agreement by the undersigned president, chief executive officer, chief operating officer or chief financial officer of the Borrower, on behalf of the Borrower. This Compliance Certificate is delivered for the fiscal [quarter/year] ended             ,          (the “Test Date”). Computations indicating compliance with respect to the covenants in Sections 5.01(i), 5.02(a), 5.02(c), 5.02(d), 5.02(e), 5.02(f), 5.02(q) and 5.03 of the Credit Agreement are set forth below:

1. Section 5.01(i) – New Subsidiaries and Related Professional Corporations.

During the fiscal quarter ended on the Test Date, no Loan Party has reorganized, recapitalized or consolidated with or merged into any other Person or permitted any other Person to merge into it, acquired or formed any Person as a new Subsidiary or Related Professional Corporation or acquired all or substantially all of the assets of any other Person, except as previously disclosed to the Administrative Agent in accordance with the Credit Agreement.

2. Section 5.02(a) – Indebtedness.

(a) Section 5.02(a)(vii). The aggregate principal amount of purchase money Indebtedness and Capital Lease obligations is $            . The aggregate principal amount of such Indebtedness shall not exceed and since the Closing Date has never exceeded $5,000,000 at any one time outstanding.

(b) Section 5.02(a)(viii). The aggregate principal amount of unsecured Indebtedness incurred to finance insurance premiums in a manner consistent with past practice to date for fiscal year [20    ] is $            . The aggregate principal amount of such Indebtedness shall not exceed $15,000,000 per fiscal year.

3. Section 5.02(c) – Asset Dispositions.

(a) Section 5.02(c)(vi). The aggregate principal amount of all sales or other dispositions not contemplated by Sections 5.02(c)(i) – (v) to date for fiscal year [20    ] is $            . The aggregate Net Proceeds of all such sales or dispositions shall not exceed $5,000,000 in any fiscal year.

4. Section 5.02(d) – Mergers, Acquisitions, Etc.

As of the Test Date, the Borrower has delivered to the Administrative Agent all information required to be delivered pursuant to Section 5.02(d) and all acquisitions by the Loan Parties were consummated in accordance with Section 5.02(d).

5. Section 5.02(e) – Investments.

(a) Section 5.02(e)(iv). The aggregate amount of Investments consisting of loans to the Borrower’s employees, officers and directors in the ordinary course of business or for the purpose of purchase of the Borrower’s stock from and after the Closing Date is $            . The aggregate amount of such Investments shall not exceed and since the Closing Date has never exceeded $1,000,000 at any one time outstanding.

(b) Section 5.02(e)(vii). The aggregate amount of Investments not contemplated by Sections 5.02(e)(i) – (vi) made by Loan Parties from and after the Closing Date is $            . The aggregate amount of such Investments shall not exceed $5,000,000 in the aggregate during the term of the Credit Agreement.

6. Section 5.02(f) – Distributions, Redemptions, Etc.

(a) Section 5.02(f)(ii)(A). As of the Test Date, the aggregate amount of repurchases of stock of former employees made by the Borrower pursuant to stock repurchase agreements (that are not repurchases of stock by the cancellation of Indebtedness owed by any such former employee to the Borrower) to date for fiscal year [20    ] is $            . The aggregate amount of such repurchases shall not exceed $2,500,000 per fiscal year and shall only be made by Borrower so long as no Event of Default exists or would result therefrom.

7. Section 5.02(q) – Maximum Capital Expenditures. As of the Test Date, the aggregate amount of Capital Expenditures made by the Loan Parties to date for fiscal year [20    ] is $            . The aggregate amount of Capital Expenditures made by the Loan Parties shall not exceed $10,000,000 in any fiscal year, provided that Capital Expenditures permitted for a fiscal year may, to the extent not expended in such fiscal year, be carried over and expended only in the immediately succeeding fiscal year.

8. Section 5.03(a) – Total Leverage Ratio.

The Total Leverage Ratio as of the Test Date was computed as follows:

(a) Total Funded Debt of the Loan Parties on a consolidated basis as of the Test Date

(i) all obligations evidenced by notes, bonds, debentures or other similar instruments and all other obligations for borrowed money (including obligations to repurchase receivables and other assets sold with recourse)

	$	___________

(ii) all obligations for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), except for accrued liabilities, tax-related liabilities, non-cash incurred but not reported medical malpractice liabilities, reserves for known medical malpractice claims, and trade accounts payable, provided that such trade accounts payable arise in the ordinary course of business

	$	___________

(iii) all obligations under conditional sale or other title retention agreements with respect to property or medical practices acquired, provided that the amount of payables for practice acquisitions and other acquisitions for non-practice entities shall be excluded from Indebtedness

	$	___________

(iv) all obligations arising as lessee under or with respect to Capital Leases and synthetic leases and all other off-balance sheet financing	$	___________

(v) all obligations, contingent or otherwise, under or with respect to Surety Instruments	$___________

(vi) all Disqualified Securities	$___________

(vii) with respect to any Rate Contracts that have been terminated, the Termination Value thereof	$___________

(viii) all obligations with respect to letters of credit, whether drawn or undrawn, contingent or otherwise	$___________

(ix) all Guaranty Obligations with respect to the obligations of other Persons of the types described in clauses (i) - (viii) above	$___________

(x) all obligations of other Persons (“primary obligors”) of the types described in clauses (i) - (ix) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on any property (including accounts and contract rights), even though such Person has not assumed or become liable for the payment of such obligations (and, for purposes of this clause (x), the amount of the Indebtedness shall be deemed to be the lesser of (1) the amount of all obligations of such primary obligors so secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) such property and (2) the value of such property)

$___________

(a) – Total Funded Debt – equals [(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)+(x)]	$___________

(b) EBITDA for the four fiscal quarter period ending on the Test Date

(i) Net Income (determined in accordance with GAAP)	$___________

(ii) Interest Expenses (net of capitalized Interest Expense)	+$___________

(iii) income tax expense	+$___________

(iv) depreciation and amortization expenses	+$___________

(v) non-cash expenses related to stock based compensation	+$___________

(vi) non-cash incurred but not reported professional liability expenses (net of any non-cash incurred but not reported credits therefor)	+$___________

(vii) non-cash acquisition fair value adjustments	+$___________

(viii) extraordinary losses and non-recurring losses during such period	+$	___________

(ix) malpractice claims expense not covered by insurance in an aggregate amount not to exceed $2,000,000 for any period	+$	___________

(x) extraordinary gains and non-recurring gains during such period to be measured	-$	___________

(xi) incurred but not reported professional liability expenses from a prior period that are paid in cash during such period	-$	___________

Items (ii) through (ix) are included to the extent deducted in determining such Net Income for such period (without duplication).

Items (x) through (xi) are included to the extent added in determining such Net Income for such period (without duplication).

(b) – EBITDA – equals [(i)+(ii)+(iii)+(iv)+(v)+(vi)+(vii)+(viii)+(ix)-(x)-(xi)]		$___________

Total Leverage Ratio equals [(a)÷(b)]		_____:1.00

The maximum permitted Total Leverage Ratio as of the Test Date is:		_____:1.00

In compliance:		[YES][NO]

9. Section 5.03(b) – Minimum EBITDA.

EBITDA was computed as follows:

EBITDA for the four fiscal quarter period ending on the Test Date (as calculated in paragraph 8(b) above)		$___________

The Minimum EBITDA is:		$___________

In compliance		[YES][NO]

10. CID. The following is a summary update regarding the status of the civil investigative demand issued by the Department of Justice, U.S. Attorney’s Office for the Northern District of Illinois received by the Borrower on or about June 7, 2010:

11. No Default. During the fiscal quarter ending on the Test Date, no Default has occurred and is continuing, with the exceptions set forth below in response to which the Borrower has taken (or caused to be taken) or propose to take (or cause to be taken) the following actions (if none, so state).

[This Space Intentionally Left Blank]

The undersigned president, chief executive officer, chief operating officer or chief financial officer of the Borrower , on behalf of the Borrower certifies that the calculations made and the information contained herein are derived from the books and records of the Borrower and that each and every matter contained herein correctly reflects those books and records.

Dated:                 , 20

BORROWER:

IPC THE HOSPITALIST COMPANY, INC.

By:
Name:
Title:

EXHIBIT I

[FORM OF]

COLLATERAL CERTIFICATE

The undersigned,                                           (the “COMPANY”), hereby represents and warrants to Wells Fargo Bank, National Association, as administrative agent and a lender (“AGENT”) that the following information is true, accurate and complete:

NAMES OF THE COMPANY.

The exact legal name of the COMPANY as it appears in its Articles or Certificate of Incorporation, including any amendments thereto, is as follows:

.

The federal employer identification number of the COMPANY is as follows:

.

The COMPANY was formed on                     ,             , under the laws of                      and is in good standing under those laws.

The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar appellations) used by the COMPANY or any of its divisions or other unincorporated business units during the past five (5) years:

.

The following are the names of all entities which have been merged into the COMPANY during the past five (5) years:

.

The following are the names and addresses of all entities from whom the COMPANY has acquired any personal property in a transaction not in the ordinary course of business during the past five (5) years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Name	Street and Mailing Address	Date of Acquisition	Type of Property

.

.

.

.

NAMES OF SUBSIDIARIES OF THE COMPANY AND PROFESSIONAL CORPORATIONS. Complete this section for any subsidiary of the COMPANY or professional corporation now existing.

The exact legal name of each subsidiary of the COMPANY and professional corporation as it appears in its Articles or Certificate of Incorporation (or comparable formation document), including any amendments thereto and the percentage interest of each such subsidiary owned by the COMPANY, is as follows:

( %).

( %).

( %).

( %).

The federal employer identification number of each subsidiary of the COMPANY and professional corporation is as follows:

Name	Number

.

.

.

.

The following is a list of the jurisdiction and date of incorporation of each subsidiary of the COMPANY and professional corporation :

Name	Jurisdiction	Date of Incorporation

.

.

.

.

The following is a list of all other names (including fictitious names, d/b/a’s, trade names or similar appellations) used by each subsidiary of the COMPANY and professional corporation during the past five (5) years:

Name	Subsidiary/Professional Corporation

.

.

.

.

The following are the names of all entities which have been merged into a subsidiary of the COMPANY or professional corporation during the past five (5) years:

Name	Subsidiary/Professional Corporation

.

.

.

.

The following are the names and addresses of all entities from whom each subsidiary of the COMPANY or professional corporation has acquired any personal property in a transaction not in the ordinary course of business during the past five (5) years, together with the date of such acquisition and the type of personal property acquired (e.g., equipment, inventory, etc.):

Name	Mailing Address	Date of Acquisition	Type of Property	Subsidiary/ Professional Corporation

.

.

.

.

LOCATIONS OF COMPANY AND ITS SUBSIDIARIES AND PROFESSIONAL CORPORATIONS.

The chief executive offices of the COMPANY and its subsidiaries and professional corporations are located at the following addresses:

Complete Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary/ Professional Corporation

.

.

.

During the past five (5) years, the COMPANY’s chief executive office and the chief executive offices of its subsidiaries and professional corporations have been located at the following additional addresses:

Complete Street and Mailing Address, including County and Zip Code	Dates Used	COMPANY/ Subsidiary/ Professional Corporation

.

.

.

.

The following are all the locations where the COMPANY and its subsidiaries and professional corporations maintain any books or records relating to any of their accounts receivable (attach legal descriptions for all locations noted below):

Complete Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary/ Professional Corporation

.

.

.

.

The following are all of the locations where the COMPANY and its subsidiaries and professional corporations maintain any equipment, fixtures or inventory (attach legal descriptions for all locations noted below):

Complete Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary/ Professional Corporation

.

.

.

.

Record Owners of above:

.

.

.

.

The following are all the locations in the United States of America where the COMPANY and its subsidiaries and professional corporations own, lease, or occupy any real property (attach legal descriptions for all locations noted below):

Complete Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary/ Professional Corporation

.

.

.

.

Record Owners of above:

.

.

.

.

.

The following are any locations at which the COMPANY and its subsidiaries do business in addition to locations listed above:

Complete Street and Mailing Address, including County and Zip Code	COMPANY/ Subsidiary/ Professional Corporation

.

.

.

.

The following are the States of the United States of America in which the COMPANY and its subsidiaries and professional corporations transact business:

State	COMPANY/ Subsidiary/ Professional Corporation

.

.

.

.

The following are the States of the United States of America in which the COMPANY and its subsidiaries are duly qualified and in good standing to transact business as a foreign corporation:

State	COMPANY/ Subsidiary/ Professional Corporation

.

.

.

.

ORGANIZATIONAL DOCUMENTS

The COMPANY’s and its subsidiaries’ and professional corporations’ Articles or Certificate of Incorporation, By-Laws (or comparable organization documents) and minutes (or comparable records) are available and complete at the following address(es):

There is no provision in the Articles or Certificates of Incorporation or By Laws (or comparable organizational documents) of the COMPANY or its subsidiaries or professional corporations, or in the laws of the state of its organization, requiring any vote or consent of shareholders to borrow money, obtain financial accommodations or mortgage, pledge, or create a security interest in any asset of the COMPANY or any subsidiary or any professional corporation. Such power is vested exclusively in its officers and directors:

YES                NO

SPECIAL TYPES OF COLLATERAL.

The following are all of the trademarks or trademark applications of the COMPANY and its subsidiaries and professional corporations (including any service marks, collective marks and certification marks), together with the trademark numbers and dates of registration with the U.S. Patent and Trademark Office.

Trademark	Number	Date	COMPANY/ Subsidiary/ Professional Corporation

.
.
.
.

The following are all of the patents or patent applications of the COMPANY and its subsidiaries and professional corporations, together with the patent numbers, names of inventors and dates of registration with the U.S. Patent and Trademark Office:

Patent Name	Number	Date	Inventor	COMPANY/ Subsidiary/ Professional Corporation

.
.
.
.

The following are all of the copyrights or copyright applications of the COMPANY and its subsidiaries and professional corporations, together with the copyright numbers and dates of registration with the U.S. Copyright Office:

Copyright	Number	Date	COMPANY/ Subsidiary/ Professional Corporation

.
.
.
.

The following are all licenses or similar agreements to use trademarks (including any service marks, collective marks and certification marks), patents, and copyrights of others of the COMPANY and its subsidiaries and professional corporations:

Description of License Agreement	COMPANY/ Subsidiary/ Professional Corporation

.
.
.
.

The following are all governmental permits and/or licenses held by the COMPANY and/or its subsidiaries or the professional corporations:

Description of License	COMPANY/ Subsidiary/ Professional Corporation

.
.
.
.

Attached hereto as Schedule F is list of all deposit accounts, brokerage accounts, commodity accounts and similar accounts including account numbers, where the accounts are maintained and how title in such accounts is held. [Company to provide Schedule F].

The COMPANY and its subsidiaries and professional corporations own the following kinds of assets, and attached hereto is a schedule describing each such asset owned by the COMPANY or its subsidiaries and identifying by which party such asset is owned:

Franchises, marketing agreements or similar agreements:	Yes ___	No ___

Stocks, Bonds or other securities:	Yes ___	No ___

Promissory notes, or other instruments or evidence of indebtedness in favor of such person:	Yes ___	No ___

Leases of equipment, security agreements naming such person as secured party, or other chattel paper:	Yes ___	No ___

Aircraft:	Yes ___	No ___

Vessels, Boats or Ships:	Yes ___	No ___

Railroad Rolling Stock:	Yes ___	No ___

The following are all letters of credit issued for the benefit of the COMPANY and its subsidiaries and professional corporations, together with the name of the issuer, the face amount of each letter of credit, the expiration date of each letter of credit and the account party for each letter of credit:

Name of Issuer	Face Amount	Expiration Date	Account Party	COMPANY/ Subsidiary

.
.
.
.

The following is a list of all commercial tort claims in which COMPANY or any of its subsidiaries or professional corporations is a plaintiff:

                 vs.                  Court of                  [Docket No.                 ] filed                 , 200_

                 vs.                  Court of                  [Docket No.                 ] filed                 , 200_.

OFFICERS AND/OR DIRECTORS OF THE COMPANY AND ITS

SUBSIDIARIES AND PROFESSIONAL CORPORATIONS.

The following are the respective titles and signatures of the officers and directors of the COMPANY and its subsidiaries and professional corporations (indicate if also a director):

Office Title	Name of Officer or Director	COMPANY/ Subsidiary/ Professional Corporation	Signature	% of Ownership Interest Held

.
.
.
.

Each of the officers and directors set forth in Paragraph 6.a. above have signatory powers as to all of AGENT’s transactions individually unless the COMPANY limits the signatory powers to the following officers or directors:

Name	Title	Signature

.
.
.
.

In addition to the above named officers directors, the following individuals or entities own 10% or more of the voting stock of the COMPANY:

NAME/ADDRESS	% of Ownership Interest Held

.
.
.
.

The following are the shareholders of the COMPANY:

Name	Title	Address

.
.
.

OTHER

Attached hereto are copies of the front page (or if the name of the Company or its subsidiaries or professional corporations is not on the front page, the first page where each such name appears) of the federal income tax returns filed by the Company and its subsidiaries and professional corporations in the United States for the last THREE tax years.

The COMPANY has never been involved in a bankruptcy, reorganization or Assignment for the Benefit of Creditors except (explain):

At the present time, there are not delinquent taxes owed by the COMPANY (including, but not limited to, all payroll taxes, real estate or income taxes) except as follows:

There are no tax liens, judgments or lawsuits pending against the COMPANY, its subsidiaries and/or affiliates or any of its officers or directors except as follows:

The COMPANY participates in, maintains or provides a deferred compensation plan for the benefit of the COMPANY’s employees or a multi-employer plan as described in Section 4001(2)3 of the Employee Retirement Income Security Act (“ERISA”) of 1974 as amended.    Yes                 No

A determination as to qualifications of this plan has been issued.    Yes                 No

Funding is current and in compliance with established requirements.    Yes                 No

The Insurance Broker/Agent for the COMPANY is as follows:

Name of the Firm:

Address:

Broker/Agent Relationship:

[This Space Intentionally Left Blank]

The undersigned undertakes to advise the AGENT of any change or modification whatsoever with respect to any of the foregoing matters. Until such notice is received by the AGENT, the AGENT shall be entitled to rely upon all of the foregoing and presume they are correct and accurate in all respects.

DATED:                              , 2011.

Company:

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT J

[FORM OF]

NON-BANK CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of August 4, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among: (1) IPC The Hospitalist Company, Inc., a Delaware corporation (the “Borrower”); (2) each of the financial institutions party thereto from time to time (the “Lenders”); and (3) Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as L/C Issuer and as Swing Line Lender. Pursuant to the provisions of Section 2.12(e) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the United States Internal Revenue Code of 1986, as amended. The undersigned shall promptly notify the Borrower and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

[NAME OF FINANCIAL INSTITUTION]

By:
Name:
Title:

J-1